UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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JMP Group Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Proxy Statement/Prospectus

Restructuring Proposal—Your Vote Is Important

Dear JMP Group Inc. Stockholder:

The directors and officers of JMP Group Inc. join me in extending to you a cordial invitation to attend a special meeting of our stockholders on December 1, 2014, at 11:00 a.m., local time, at our corporate headquarters at 600 Montgomery Street, Suite 1100, San Francisco, CA. Enclosed you will find the notice of meeting, proxy statement/prospectus and proxy card.

I am pleased to report that the JMP Group Inc. board of directors has approved a restructuring plan to cause JMP Group Inc., currently a publicly-traded Delaware corporation, to become a subsidiary of a recently formed Delaware limited liability company that will become publicly-traded as a result of the transactions described herein. We refer to this restructuring plan and certain related transactions as the Reorganization Transaction. The recently formed Delaware limited liability company that will become publicly traded is intended to be a pass-through entity for U.S. federal income tax purposes and will maintain the existence of JMP Group Inc. as a subsidiary.

The Reorganization Transaction will be implemented through a series of steps including, among other things, the merger of JMP Merger Corp., a recently formed Delaware corporation and indirect wholly-owned subsidiary of ours, with and into JMP Group Inc., pursuant to an agreement and plan of merger, or the “merger agreement.” In the merger, each share of JMP Group Inc. common stock you own will be converted and exchanged into one share representing a limited liability company interest in JMP Group LLC. The number of JMP Group LLC shares you will own following the merger will be the same as the number of JMP Group Inc. shares you own immediately prior to the merger, and your relative economic ownership in the company will remain unchanged.

Following the merger, JMP Group LLC will hold, through its subsidiaries, including JMP Group Inc., the assets currently held by JMP Group Inc. We expect that JMP Group LLC will issue approximately  20,551,582 shares in the merger, based on the number of outstanding shares of JMP Group Inc. common stock as of October 28, 2014. We will apply to have the shares of JMP Group LLC listed on the New York Stock Exchange under the symbol “JMP.”

At the special meeting, JMP Group Inc. will ask you to approve the merger under the agreement and plan of merger among JMP Group Inc., JMP Merger Corp. and JMP Group LLC.

The JMP Group Inc. board of directors has determined that becoming a subsidiary of a limited liability company, and completing the other transactions described in this proxy statement/prospectus, is advisable and in the best interests of JMP Group Inc. and its stockholders. The JMP Group Inc. board of directors believes that the Reorganization Transaction is beneficial because, among other things, conversion to a limited liability company structure will enable it to be classified as a partnership for federal tax purposes. JMP Group Inc. stockholder approval is not required for the Reorganization Transaction other than the merger, and you are only being asked to vote on the adoption of the agreement and plan of merger.

We cannot complete the merger and the Reorganization Transaction unless the holders of at least a majority of the issued and outstanding shares of JMP Group Inc. common stock entitled to cast votes on the merger vote in favor of the merger. Your board of directors has approved the merger agreement, the merger and the Reorganization Transaction and determined that the merger agreement, the merger and the Reorganization Transaction are advisable and in the best interests of JMP Group Inc. and its stockholders and recommends that you vote “FOR” the approval of the merger.

It is very important that your shares be represented at the special meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage-paid envelope. This will ensure that your shares are represented at the special meeting.

This proxy statement/prospectus provides you with detailed information about the merger, the Reorganization Transaction and the special meeting. We encourage you to read carefully this entire proxy statement/prospectus, including all its annexes, and we especially encourage you to read the sections entitled “Risk Factors” and “Material U.S. Federal Income Tax Considerations” of this proxy statement/prospectus.

Sincerely,

Joseph A. Jolson
Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the accuracy or adequacy of the disclosures contained in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 31, 2014, and is being first mailed to stockholders on or about October 31, 2014.

JMP Group Inc.
600 Montgomery Street, Suite 1100
San Francisco, CA 94111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 1, 2014

NOTICE IS HEREBY GIVEN that a special meeting of JMP Group Inc. will be held at our corporate headquarters at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 on December 1, 2014 at 11:00 a.m., local time, unless postponed or adjourned to a later date. This special meeting will be held to consider and vote on the following matters:

(1) a proposal to approve the merger under the agreement and plan of merger dated August 20, 2014 among JMP Group Inc., JMP Merger Corp., a recently formed Delaware corporation, and JMP Group LLC, a recently formed Delaware limited liability company; and

(2) to transact any other business that is properly brought before the special meeting or at any adjournments or postponements thereof.

The proposed merger is being undertaken in connection with our restructuring plan to cause JMP Group Inc. to become a subsidiary of a Delaware limited liability company. JMP Group Inc. reserves the right to cancel or defer the merger at any time and for any reason, even if stockholders of JMP Group Inc. vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

The JMP Group Inc. board of directors has approved the merger agreement, the merger and the Reorganization Transaction and determined that the merger agreement, the merger and the Reorganization Transaction are advisable and in the best interests of JMP Group Inc. and its stockholders and recommends that JMP Group Inc. stockholders vote “FOR” the proposal to approve the merger.

To ensure that your shares are represented at the special meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope. Any executed but unmarked proxy cards will be voted “FOR” the proposal to approve the merger. Stockholders may revoke their proxy in the manner described in the accompanying proxy statement/prospectus before it has been voted at the special meeting. If your broker holds your shares of JMP Group Inc. common stock in street name, you must either direct your broker on how to vote your shares or obtain a proxy from your broker to vote in person at the special meeting. Please check the voting form used by your broker for information on how to submit your instructions.

WE CANNOT COMPLETE THE MERGER AND THE REORGANIZATION TRANSACTION UNLESS THE MERGER IS APPROVED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF JMP GROUP INC. COMMON STOCK ENTITLED TO VOTE ON THE MERGER.

Details concerning those matters to come before the special meeting are set forth in the accompanying proxy statement/prospectus for your inspection.

Our board of directors has fixed the close of business on October 28, 2014 as the record date for the determination of stockholders entitled to vote at the special meeting or any meetings held upon adjournment or postponement of the special meeting. Only the holders of record of JMP Group Inc. common stock as of the close of business on October 28, 2014 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof.

Stockholders are cordially invited to attend the special meeting in person. The presence at the special meeting, in person or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting shall constitute a quorum. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in “street-name” or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

Your vote is important, no matter how many or how few shares you own. With respect to the proposal to approve the merger, failure to vote will have the same effect as voting against the merger.

By Order of the Board of Directors,

Scott Solomon
Secretary

October 31, 2014
San Francisco, California

ADDITIONAL INFORMATION

This document, which is sometimes referred to as this proxy statement/prospectus, constitutes a proxy statement of JMP Group Inc. with respect to the solicitation of proxies by JMP Group Inc. for the special meeting described within and a prospectus of JMP Group LLC for the shares representing limited liability company interests in JMP Group LLC to be issued in the merger. As permitted under the rules of the Securities and Exchange Commission, or the SEC, this proxy statement/prospectus incorporates important business and financial information about us that is contained in documents filed with the SEC that are not included in or delivered with this proxy statement/prospectus. You may obtain copies of these documents, without charge, from the web site maintained by the SEC at http://www.sec.gov, as well as other sources. See “Where You Can Find Additional Information” beginning on page 70, for additional information on documents incorporated by reference in this document. You may also obtain copies of these documents, without charge, from JMP Group Inc. by writing or calling:

JMP Group Inc.
600 Montgomery Street, Suite 1100
San Francisco, California 94111
Attention: Investor Relations
(415) 835-8900

To receive timely delivery of requested documents in advance of the special meeting, you should make your request no later than November 19, 2014.

VOTING

JMP Group Inc. stockholders of record as of the close of business on the record date for the special meeting may submit their proxies by completing the enclosed proxy card, signing and dating the proxy card and returning the proxy card in the enclosed, postage-paid envelope.

If your shares are held in the name of a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder. Please note that stockholders who hold their shares in “street-name” (i.e., through a bank, broker or other nominee) may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the instructions provided by such nominee. The votes entitled to be cast by the holders of shares of JMP Group Inc. common stock represented by properly authorized proxies will be cast at the special meeting as indicated or, if no instruction is given, in favor of the merger. Additionally, the votes entitled to be cast by the holders of such shares will be cast in the discretion of the proxy holder on any other matter that may come before the special meeting. Also, please note that if the holder of record of your shares is a broker, bank or other nominee, and you wish to vote in person at the special meeting, you must provide a legal proxy from the broker, bank or other nominee authorizing you to vote the shares.

ABOUT THIS DOCUMENT

This proxy statement/prospectus forms a part of a registration statement on Form S-4 (Registration No. 333-198264) filed by JMP Group LLC with the SEC. It constitutes a prospectus of JMP Group LLC under the Securities Act of 1933, as amended, and the rules thereunder (referred to as the “Securities Act”), with respect to the JMP Group LLC shares representing limited liability company interests in JMP Group LLC to be issued to holders of JMP Group Inc. common stock in the merger. It also constitutes a proxy statement under Section 14(a) of the Exchange Act and a notice of special meeting and action to be taken with respect to the JMP Group Inc. special meeting of stockholders at which JMP Group Inc. stockholders will consider and vote on the proposal to adopt the merger agreement and to approve the transactions contemplated by the merger agreement, including the merger.

You should rely only on the information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this document. This document is dated October 31 2014. You should not assume that the information contained in this document is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this document. Neither the mailing of this document to the stockholders of JMP Group Inc., nor the taking of any actions contemplated hereby by JMP Group Inc. or JMP Group LLC at any time will create any implication to the contrary.

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(continued)

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
AND THE REORGANIZATION TRANSACTION

The questions and answers below highlight only selected information from this proxy statement/prospectus. They do not contain all of the information that may be important to you. JMP Group Inc.’s board of directors is soliciting proxies from its stockholders to vote at the special meeting of JMP Group Inc.’s stockholders, to be held on December 1, 2014 at 11:00 a.m., local time, at our corporate headquarters at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111. You should read carefully the entire proxy statement/prospectus, including the Annexes, and the additional documents incorporated by reference into this proxy statement/prospectus, to fully understand the matters to be acted upon and the voting procedures for JMP Group Inc.’s special meeting. For a list of documents incorporated by reference into this document and information on how to obtain them, see the sections titled “Where You Can Find More Information”

Q:	Why am I receiving this proxy statement/prospectus?

A:

The JMP Group Inc. board of directors has approved a restructuring plan to convert from a publicly-traded Delaware corporation to a publicly-traded Delaware limited liability company. We refer to this restructuring plan and certain related transactions as the Reorganization Transaction. The Reorganization Transaction will be implemented through a series of steps including, among other things, the merger of JMP Merger Corp., a recently formed Delaware corporation and indirect wholly-owned subsidiary of ours, with and into JMP Group Inc. In the merger, each share of JMP Group Inc. common stock you own will be converted and exchanged into one share representing a limited liability company interest in JMP Group LLC. JMP Group Inc. is seeking stockholder approval necessary to approve the merger at the special meeting. This document is a proxy statement because it is being used by the board of directors of JMP Group Inc. to solicit proxies to approve the merger. It is a prospectus because JMP Group LLC is offering shares in exchange for shares of JMP Group Inc. common stock if the merger is completed.

Q:	What is the purpose of the merger and the Reorganization Transaction?

A:

The merger is intended to change JMP Group Inc.’s form of organization from a corporation to a limited liability company that would be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes. The Reorganization Transaction would allow JMP to operate in a more tax efficient manner compared to its current structure. If the Reorganization Transaction is completed, it is expected that JMP will be able to execute its current business strategy in a manner that will minimize entity-level taxation on its net investment income. In order to be treated as a partnership, JMP Group LLC must satisfy the qualifying income exception, which will require that at least 90% of its gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” We believe that the Reorganization Transaction will enable JMP Group LLC to satisfy the qualifying income exception. Under the limited liability company structure, provided that the qualifying income exception is met, you generally will have the advantages of single-layer taxation with respect to qualifying income, and you generally will benefit from the flow-through tax treatment of long-term capital gains. Further, our dividend payout ratio could increase materially, depending on the mix of earnings between our operating platforms that would remain subject to corporate income taxes and our net investment earnings that would not be subject to entity-level taxation. Based on our current business mix adjusted for the Reorganization Transaction, we believe that the dividend payout ratio could increase to a range of 50% to 70% of operating earnings from the most recent 30% to 35% targeted level.

Q:	What will be the tax treatment for JMP Group LLC in the limited liability company structure and how will I be affected as a holder of JMP Group LLC common shares?

A:

JMP Group LLC will be subject to different requirements with respect to its tax status in a limited liability company structure than JMP Group Inc. currently is subject to with respect to its corporate tax status, and, provided that the qualifying income exception is met, you will be treated as owning an interest in a pass-through entity, rather than stock in a corporation, for U.S. federal income tax purposes. As a result, you generally will be required to take into account your proportionate share of JMP Group LLC’s items of income, gain, loss, deduction and credit on a current basis, without regard to whether you receive a corresponding cash distribution.

We currently anticipate that JMP Group LLC aggregate annual distributions paid to shareholders will be no less than historical dividends paid by JMP Group Inc., which were approximately 30% to 35% of operating earnings, and after the Reorganization Transaction we expect our distribution payment rate to be between 50% and 70% of JMP Group LLC’s operating earnings. All future distributions will depend on a number of factors, including our financial performance, and must be approved by, and remain subject to the sole discretion of, our board of directors. You are urged to read the section titled “Material U.S. Federal Income Tax Considerations” beginning on page 52 and “Distribution Policy” beginning on page 39 and to consult your tax advisor regarding the U.S. federal, state and local and foreign tax consequences of the Reorganization Transaction and a continuing investment in our shares.

Q:	What will I receive in connection with the merger and the Reorganization Transaction?

A:

If the merger is completed, each of your currently owned shares of JMP Group Inc. common stock will be converted and exchanged into one share representing a limited liability company interest in JMP Group LLC.

Q:	When do you expect to complete the Reorganization Transaction?

A:

We expect to the Reorganization Transaction to be effective on January 1, 2015. Although JMP Group Inc.’s board of directors has approved the merger, the completion of the merger is subject to a number of conditions, and there is no assurance that all of the conditions to closing will be met and that the merger will be completed. However, JMP Group Inc. reserves the right to cancel or defer the merger at any time and for any reason, even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. In addition, we may elect to consummate the merger prior to January 1, 2015.

Q:	How will being a JMP Group LLC shareholder be different from being a JMP Group Inc. stockholder?

A:

After the merger, you will own the same number and series of shares of JMP Group LLC common shares that you owned of JMP Group Inc. common stock immediately prior to the merger. You will own shares representing limited liability company interests in JMP Group LLC, and your rights will be governed by the Delaware Limited Liability Company Act, or LLC Act, and the Amended and Restated Limited Liability Company Agreement of JMP Group LLC, or the LLC Agreement.

Upon the merger, the governing documents of JMP Group LLC, and all of the rights and obligations of the directors and officers of JMP Group LLC, will be substantially similar to those of JMP Group Inc. prior to the merger and your rights as a shareholder of JMP Group LLC will be substantially similar to your rights as a stockholder of JMP Group Inc., including rights as to voting and distributions, except as described in “Description of JMP Group LLC Common Shares” and “Comparison of Rights of Holders of JMP Group Inc. Common Stock and Holders of JMP Group LLC Common Shares.”

Further, as a result of JMP Group LLC’s limited liability company structure after the merger, provided that the qualifying income exception is met, you will be treated as owning an interest in a pass-through entity, rather than stock in a corporation, for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 52 and “Distribution Policy” beginning on page 39.

Q:	Will the operations, businesses, management or capital of JMP Group Inc. change as a result of the merger?

A:

No. After the merger, JMP Group LLC will be managed by a board of directors with the same directors, and have the same officers and management personnel, as that of JMP Group Inc. prior to the merger. The merger will result in no substantive changes in the operations, business, management, or total assets of the company. JMP Group LLC will have the same authorized capital and the same amount of outstanding equity interests as JMP Group Inc. and there will be no change in the proportionate ownership interests in JMP Group LLC after the merger as in JMP Group Inc. prior to the merger (in each case, other than as a result of any JMP Group Inc. common stock subject to validly perfected appraisal rights (see “The Merger—Appraisal Rights in connection with the Merger”)).

Q:	What other material transactions are being contemplated as part of the Reorganization Transaction?

A:

As part of the Reorganization Transaction, we intend that JMP Group Inc. will sell certain investment income producing assets, including: (i) JMP Capital LLC, (ii) limited partnership interests in funds that are managed by Harvest Capital Strategies LLC (“HCS”), (iii) and notes issued by CLOs managed by JMP Credit Advisors LLC (“JMPCA”), to JMP Invesment Holdings LLC, a wholly-owned subsidiary of JMP Group LLC. In addition, JMP Group Inc. will remain the issuer and primary obligor of its $46 million principal amount of 8.00% Senior Notes due 2023 (the “2013 Senior Notes”) and $48.3 million principal amount of 7.25% Senior Notes due 2021 (the “2014 Senior Notes,” together with the 2013 Senior Notes, the “Senior Notes”). We have finalized a Third Supplemental Indenture with U.S. Bank NA, as trustee, pursuant to which JMP Group LLC and JMP Investment Holdings LLC will deliver a full and unconditional guarantee on the Senior Notes and certain other provisions of the Senior Notes (such as covenants) will be amended to comport with our new corporate structure. The effectiveness of the Third Supplemental Indenture will be contingent upon the consummation of the Merger.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to vote to approve the merger.

Q:	Who can vote at the special meeting and what vote is required to approve the merger?

A:

Holders of record of JMP Group Inc. common stock at the close of business on October 28, 2014 may vote at the special meeting. The approval of the merger by JMP Group Inc. stockholders requires the affirmative vote of the holders of a majority of the issued and outstanding shares of JMP Group Inc.’s common stock entitled to cast votes on the merger. As of October 28, 2014, the record date for the special meeting, there were 20,551,582 shares of common stock of JMP Group Inc. outstanding and entitled to vote. Votes may be cast for or against or may abstain. For more information about voting at the special meeting and the vote required to approve the merger, see “Voting and Proxies; Information About the Special Meeting.”

Q:	How does the board of directors of JMP Group Inc. recommend I vote on the proposals?

A:	Your board of directors believes that the merger is advisable and in the best interests of JMP Group Inc. and its stockholders and recommends that you vote “FOR” the approval of the merger.

Q:	When and where is the special meeting?

A:	The special meeting will take place on December 1, 2014 at 11:00 a.m., local time, at our corporate headquarters at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111.

Q:	Can I attend the special meeting and vote my shares in person?

A:

Yes. All stockholders of record on October 28, 2014 are invited to attend the special meeting. If your shares are held through a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder.

Q:	How will my proxy be voted?

A:

If you complete, sign, date and return your proxy card(s), your proxy will be voted in accordance with your instructions.

If you submit your proxy but do not indicate how you want to vote, your shares will be voted “FOR” the proposal to approve the merger and in the discretion of the proxy holder on any other matters that are properly brought before the special meeting, or any adjournment or postponement thereof.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:

If your shares are held in the name of a broker, bank or other nominee, then you are not the stockholder of record and you must obtain a proxy, executed in your favor, from the record holder. Please note that stockholders who hold their shares in “street-name” (i.e., through a bank, broker or other nominee) may also be able to provide voting instructions to their street name holders by telephone or via the Internet by following the instructions provided by such nominee. The votes entitled to be cast by the holders of shares of JMP Group Inc. common stock represented by properly authorized proxies will be cast at the special meeting as indicated or, if no instruction is given, in favor of the merger. Additionally, the votes entitled to be cast by the holders of such shares will be cast in the discretion of the proxy holder on any other matter that may come before the special meeting.

Q:	What do I need to do now?

A:

You should carefully read and consider the information contained in this proxy statement/prospectus including its annexes. It contains important information about the special meeting and what the board of directors of JMP Group Inc. considered in evaluating the Reorganization Transaction, the merger and the merger agreement.

You should then complete, sign and date your proxy card and return it in the enclosed envelope as soon as possible so that your shares will be represented at the special meeting. If your shares are held through a broker, bank or other nominee, you should receive a separate voting instruction form with this proxy statement/prospectus.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you can do this by giving written notice to our corporate secretary, by submitting another properly executed proxy with a later date, or by attending the meeting and voting in person. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions. See “Voting and Proxies; Information About the Special Meeting” beginning on page 27.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, each outstanding certificate (or evidence of shares in book-entry form) representing shares of JMP Group Inc. common stock will be deemed for all purposes to represent the same number of shares of JMP Group LLC pursuant to the merger agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New JMP Group LLC share certificates will be issued if (and only if) certificates representing JMP Group Inc. common stock are presented for exchange or transfer after the merger. PLEASE DO NOT SEND ANY SHARE CERTIFICATES. See “The Merger Agreement—Treatment of JMP Group Inc. Common Stock in the Merger.”

Q:	Do I have appraisal rights in connection with the merger?

A:

Yes. As a holder of JMP Group Inc. common stock, if you do not vote in favor of the adoption of the merger agreement, you are entitled to exercise appraisal rights under Delaware law in connection with the merger by taking certain actions and meeting certain conditions.

See “The Merger—Appraisal Rights in connection with the Merger.” In addition, a copy of Section 262 of the DGCL is attached to this document as Annex C.

Q:	Whom should I call with questions?

A:

If you have any questions about the special meeting or the merger, would like additional copies of the proxy statement/prospectus, or need assistance with voting your shares, please call Andrew Palmer at (415) 835-8978.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers in order to understand in greater detail the Reorganization Transaction, the merger and the other proposals to be considered at the special meeting. In particular, you should read the annexes attached to this proxy statement/prospectus, including the merger agreement, which is attached as Annex A. You also should read the form of amended and restated limited liability company agreement of JMP Group LLC, which is attached as Annex B, because this document governs your rights as a holder of shares following the merger.

The information contained in this proxy statement/prospectus, unless otherwise indicated, assumes the Reorganization Transaction and all the transactions related to the Reorganization Transaction, including the merger, will occur. When used in this proxy statement/prospectus, unless otherwise specifically stated or the context otherwise requires, the terms “Company,” “JMP,” “JMP Group,” “we,” “our” and “us” refer to JMP Group Inc. and its direct and indirect subsidiaries with respect to the period prior to the merger, and JMP Group LLC and its direct and indirect subsidiaries, including JMP Group Inc., with respect to the period after the merger.

The Parties

JMP Group Inc.
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(415) 835-8900

JMP Group Inc. is a Delaware corporation. JMP Group, Inc., together with its subsidiaries, is a full-service investment banking and asset management firm. We provide investment banking, sales and trading, and equity research services to corporate and institutional clients, and alternative asset management products and services to institutional investors and high-net-worth individuals. In addition, we manage and invest in corporate credit instruments through collateralized loan obligations and direct investments, and we serve as the investment advisor to a business development company under the Investment Company Act of 1940, or 1940 Act.

We focus our efforts on small and middle-market companies in the following four growth industries: financial services, healthcare, real estate, and technology. Our specialization in these areas has enabled us to develop recognized expertise and to cultivate extensive industry relationships. As a result, we have established our firm as a key advisor for our corporate clients, a trusted resource for institutional investors, and an effective investment manager for our asset management clients. We currently operate from our headquarters in San Francisco and from additional offices in New York, Boston, Chicago, Minneapolis, and outside Philadelphia and Atlanta.

We provide our corporate clients with a wide variety of services, including strategic advice and capital raising solutions, sales and trading support, and equity research coverage. We provide institutional investors with capital markets intelligence and objective, informed investment recommendations about individual equities that are not widely followed. We believe that our concentration on small and middle-market companies, as well as our broad range of product offerings, positions us as a leader in what has traditionally been an underserved and high-growth market.

JMP Group Inc. was incorporated in Delaware in July 2004. Our headquarters are located at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, and our telephone number is (415) 835-8900. We completed our initial public offering in May 2007, and our common stock is currently listed on the New York Stock Exchange, the NYSE, under the symbol “JMP”.

JMP Group LLC
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(415) 835-8900

JMP Group LLC is a recently formed Delaware limited liability company. Upon completion of the merger of JMP Merger Corp. with and into JMP Group Inc., all outstanding shares of JMP Group Inc. common stock will be converted into shares representing limited liability company interests, or shares, in JMP Group LLC and JMP Group LLC will become a publicly-traded company. Prior to the merger, JMP Group LLC will conduct no business other than that incident to the merger. JMP Group LLC was organized in Delaware on August 19, 2014.

JMP Merger Corp.
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(415) 835-8900

JMP Merger Corp. is a recently formed Delaware corporation organized on August 19, 2014 to merge with and into JMP Group Inc. JMP Group LLC is the sole stockholder of JMP Merger Corp. Prior to the merger, JMP Merger Corp. will conduct no business other than that incident to the merger.

General

The board of directors of JMP Group Inc. has approved a plan to cause JMP Group Inc., currently a publicly-traded Delaware corporation, to become a subsidiary of a recently formed Delaware limited liability company, JMP Group LLC, that is intended to be a pass-through entity for U.S. federal income tax purposes and that will become publicly-traded as a result of the transactions described herein. We refer to the merger and the related restructuring transactions described in this proxy statement/prospectus as the Reorganization Transaction.

JMP Group Inc. reserves the right to cancel or defer the merger at any time and for any reason, even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived.

We estimate that one-time transaction costs incurred or to be incurred in connection with the Reorganization Transaction, including, among others, financial and tax advisory fees and expenses, legal fees, and printing and mailing costs associated with the preparation of this proxy statement/prospectus, will be approximately $1.5 million.

Conversion of Shares of JMP Group Inc. into Shares of JMP Group LLC (See page 34)

If the merger is completed, each of your currently outstanding shares of JMP Group Inc. common stock will be converted and exchanged into one share representing a limited liability company interest in JMP Group LLC.

Treatment of Outstanding Equity Awards

JMP Group LLC will assume all obligations under the Amended and Restated Equity Incentive Plan of JMP Group Inc., or the stock incentive plan. All rights of participants to acquire shares of common stock of JMP Group Inc. under the stock incentive plan will be converted into rights to acquire shares in JMP Group LLC in accordance with the terms of the incentive plan. Upon the merger, the JMP Group Inc. common stock that may be issuable under the stock incentive plan will automatically be converted on a one-for-one basis into JMP Group LLC common shares, and the terms and conditions that are in effect immediately prior to the merger under each outstanding equity award assumed by JMP Group LLC will continue in full force and effect after the merger, except that the shares issuable under each such award will be JMP Group LLC common shares. Your adoption of the merger agreement and approval of the merger will be deemed to be the approval of JMP Group LLC’s adoption of the stock incentive plan and assumption of all rights and liabilities thereunder.

Structure of the Merger

In order to help you better understand the merger and how it will affect JMP Group Inc., JMP Group LLC and JMP Merger Corp., the charts below illustrate, in simplified form, the following:

●	Before the Merger: the organizational structure of JMP Group Inc., JMP Group LLC and JMP Merger Corp., excluding JMP Group Inc.’s current operating subsidiaries, immediately before the merger;

●

Merger: the steps involved in, and the effects of, the merger of JMP Merger Corp. with and into JMP Group Inc., and the exchange of shares of JMP Group Inc. common stock for shares in JMP Group LLC; and

●	After the Merger: the organizational structure of JMP Group LLC and JMP Group Inc., immediately after the completion of the merger.

Merger

Existing Stockholders
2
JMP Group Inc.
JMP Group LLC (3)
1
JMP Merger Corp. (3)

(1) JMP Merger Corp. merges with and into JMP Group Inc., with JMP Group Inc. surviving the merger.

(2) JMP Group Inc. stockholders receive one share representing a limited liability company interest in JMP Group LLC for each share of JMP Group Inc. common stock they own.

(3) Recently formed for purpose of effecting the Reorganization Transaction.

Other Restructuring Related Transactions (See page 39)

As part of the Reorganization Transaction, we intend that JMP Group Inc. will sell certain investment assets to JMP Investment Holdings LLC, a wholly-owned subsidiary of JMP Group LLC in order to establish a final corporate structure that we deem to be desirable to maintain the qualifying income exception for U.S. federal taxation purposes. Accordingly, in exchange for a 30-year promissory note in the principal amount equal to the fair market value of the transferred assets, bearing interest currently anticipated to be 2.97% per anum (the “Promissory Note”), we intend to transfer certain investment income producing assets, including: (i) JMP Capital LLC, (ii) limited partnership interests in funds that are managed by HCS, and (iii) securities issued by CLOs managed by JMPCA. The sale of assets by JMP Group Inc. should trigger the recognition of gains for U.S. federal income tax purposes to the extent the amount realized by JMP Group Inc. with respect to these assets exceeds our adjusted U.S. federal income tax basis in such assets on the date of transfer. Any assets sold by of JMP Group Inc. with an adjusted U.S. federal income tax basis in excess of the amount realized by JMP Group Inc. should receive a reduction in U.S. federal income tax basis, but we will not be able to recognize any losses related thereto for U.S. federal income tax purposes.

In addition, JMP Group Inc. will remain the issuer and primary obligor of its Senior Notes. We have finalized a Third Supplemental Indenture with U.S. Bank NA, as trustee, pursuant to which JMP Group LLC and JMP Investment Holdings LLC will deliver a full and unconditional guarantee on the Senior Notes and certain other provisions of the Senior Notes (such as covenants) will be amended to comport with our new corporate structure. The effectiveness of the Third Supplemental Indenture will be contingent upon the consummation of the Merger.

Board of Directors of JMP Group LLC

The existing board of directors of JMP Group Inc. will be the board of directors of JMP Group LLC after the merger.

Recommendation of the Board of Directors (See page 27)

The JMP Group Inc. board of directors has approved the merger agreement, the merger and the Reorganization Transaction, and determined that the merger agreement, the merger and the Reorganization Transaction are advisable and in the best interests of JMP Group Inc. and its stockholders and recommends that you vote “FOR” the approval of the merger.

Distribution Policy Following the Reorganization Transaction (See page 39)

Provided the Reorganization Transaction is completed, JMP Group LLC currently intends for its distribution payment rate to be between approximately 50% and 70% of JMP Group LLC’s operating earnings. However, all future distributions will depend upon various considerations, including, but not limited to, liquidity requirements, distribution or dividend restrictions contained in our current or future financing facilities or debt indentures, JMP Group LLC’s distribution yield relative to its peers, and other relevant factors identified and considered by the board of directors of JMP Group LLC. We currently anticipate that our aggregate annual distributions per share will be no less than historical dividends paid by JMP Group Inc., which were approximately 30% to 35% of its operating earnings, although all future distributions will depend on a number of factors, including our financial performance, and must be approved by, and remain subject to the sole discretion of, our board of directors.

Material U.S. Federal Income Tax Consequences of the Merger and Reorganization Transaction (See page 52)

Although the merger is, for state law purposes, a merger of JMP Merger Corp. with and into JMP Group Inc., the merger will be treated for U.S. federal income tax purposes as a contribution by you of your JMP Group Inc. common stock to JMP Group LLC in exchange for shares of JMP Group LLC. As discussed in “Material U.S. Federal Income Tax Considerations” beginning on page 52, you will not recognize any taxable gain or loss with respect to the exchange of JMP Group Inc. common stock for shares of JMP Group LLC in the merger. See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction—U.S. Federal Income Tax Consequences of the Merger to JMP Group Inc. and Holders of JMP Group Inc. Common Stock.” The initial aggregate U.S. federal income tax basis of the shares you receive in the merger will be the aggregate adjusted U.S. federal income tax basis of the shares of JMP Group Inc. common stock surrendered in exchange therefor. Your holding period in the shares received in the merger will include the holding period for the shares of JMP Group Inc. common stock surrendered in exchange therefor. The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of the Reorganization Transaction and of holding our shares to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local, and foreign tax consequences, to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our shares.

Taxation of JMP Group LLC Following the Reorganization Transaction (See page 54)

JMP Group LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly-traded partnership taxable as a corporation. As a holder of shares, you will be required to take into account your allocable share of items of JMP Group LLC’s income, gain, loss, deduction and credit for the taxable year of JMP Group LLC ending within or with your taxable year. As discussed in “Material U.S. Federal Income Tax Considerations” beginning on page 52, JMP Group LLC’s ability to qualify to be treated as a partnership will depend on its ability to satisfy certain income and other tests on an ongoing basis.

You are urged to consult your tax advisor regarding the specific tax consequences, including the U.S. federal, state, local and foreign tax consequences, to you in light of your particular investment or tax circumstances of the Reorganization Transaction and of acquiring, holding, exchanging or otherwise disposing of our shares.

Stockholders Entitled to Vote (See page 28)

The JMP Group Inc. board of directors has fixed the close of business on October 28, 2014 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the special meeting. As of October 28, 2014, there were 20,551,582 shares of JMP Group Inc. common stock outstanding and entitled to vote and 60 holders of record. At the close of business on the record date, JMP Group Inc. directors and executive officers as a group owned and were entitled to vote 6,915,287 shares of JMP Group Inc. common stock, representing approximately 33.7% of the outstanding voting power of JMP Group Inc. common stock. All of the directors and executive officers of JMP Group Inc. that are entitled to vote at the JMP Group Inc. special meeting have indicated that they currently intend to vote their shares of JMP Group Inc. common stock in favor of approving the merger.

Vote Required (See page 28)

The affirmative vote of a majority of the outstanding shares of JMP Group Inc. common stock entitled to cast votes on the merger is required to approve the merger.

Appraisal Rights in Connection with the Merger (See page 35)

Under the Delaware General Corporation Law, or DGCL, JMP Group Inc. stockholders who do not vote in favor of the adoption of the merger agreement have the right to seek appraisal in connection with the merger. Failure to strictly comply with the procedures and requirements of Section 262 of the DGCL may result in termination or waiver of such stockholder’s appraisal rights. Due to the complexity of Delaware law relating to appraisal rights, if any JMP Group Inc. stockholder is considering exercising his or her appraisal rights, such stockholder is encouraged to seek the advice of his or her own legal counsel. A summary of the procedures and requirements under Delaware law to exercise appraisal rights is included in the section titled “The Merger—Appraisal Rights in Connection With the Merger” and the text of Section 262 of the DGCL is included as Annex C.

Regulatory Approvals (See page 39)

We are not aware of any federal, state or local regulatory requirements that must be complied with, or approvals that must be obtained, prior to consummation of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws, the filing of articles of merger as required under the Delaware General Corporation Law, or DGCL, and various state governmental authorizations.

Comparison of Rights of Stockholders of JMP Group Inc. and of Holders of Shares of JMP Group LLC (See page 45)

The rights of JMP Group Inc. stockholders under the DGCL will be different than the rights of holders of shares of JMP Group LLC under the Delaware Limited Liability Company Act. There will be additional differences in the rights of JMP Group Inc. stockholders and holders of shares of JMP Group LLC under the provisions of the organizational documents of each company.

Historical Market Price of JMP Group Inc. Common Stock

JMP Group Inc. common stock is listed on the NYSE under the symbol “JMP.” On October 27, 2014, the latest practicable date before the printing of this proxy statement/prospectus, the closing sale price of JMP Group Inc. common stock on the NYSE was $6.78 per share.

The following table presents the reported high and low sale prices of JMP Group Inc. common stock on the NYSE for the periods presented and as reported in the New York Stock Exchange Composite Transaction report. You should obtain a current stock price quotation for JMP Group Inc. common stock.

Period From January 1, 2014 to October 27, 2014

	Sales Price
	High	Low
Quarter ended March 31, 2014	$8.42	$6.63
Quarter ended June 30, 2014	7.74	6.10
Quarter ended September 30, 2104	7.68	6.26
Period from October 1, 2014 to October 27, 2014	6.78	6.00

Year Ended December 31, 2013

	Sales Price
Quarter Ended	High	Low

December 31, 2013	$7.70	$5.99
September 30, 2013	7.25	6.03
June 30, 2013	7.37	6.03
March 31, 2013	7.32	5.59

Year Ended December 31, 2012

	Sales Price
Quarter Ended	High	Low

December 31, 2012	$6.59	$4.85
September 30, 2012	6.90	5.00
June 30, 2012	7.71	5.55
March 31, 2012	7.88	6.80

It is expected that, upon completion of the merger, the JMP Group LLC shares will be listed and traded on the NYSE under the symbol “JMP.” The historical trading prices of JMP Group Inc.’s common stock are not necessarily indicative of the future trading prices of JMP Group LLC shares because, among other things, the current stock price of JMP Group Inc. may or may not take into account the changes in JMP Group Inc.’s form of organization in connection with the Reorganization Transaction.

As of September 30, 2014, JMP Group Inc. had 21,619,369 issued and outstanding shares of common stock that were held by 60 holders of record.

Historical Dividends on JMP Group Inc. Common Stock

The following table shows the dividends relating to JMP Group Inc.’s 2014, 2013 and 2012 fiscal years:

Nine Months Ended September 30, 2014

Record Date	Payment Date	Cash Dividend Declared per Share

August 15, 2014	August 29, 2014	$0.060
May 16, 2014	May 30, 2014	0.050
March 28, 2014	April 11, 2014	0.045

Year Ended December 31, 2013

Record Date	Payment Date	Cash Dividend Declared per Share

November 15, 2013	November 29, 2013	$0.040
August 16, 2013	August 30, 2013	0.035
May 17, 2013	May 31, 2013	0.035
March 22, 2013	April 5, 2013	0.035

Year Ended December 31, 2012

Record Date	Payment Date	Cash Dividend Declared per Share

November 16, 2012	November 30, 2012	$0.035
August 17, 2012	August 31, 2012	0.035
May 18, 2012	June 1, 2012	0.035
March 16, 2012	March 30, 2012	0.030

JMP Group LLC is a newly formed entity and, prior to the Reorganization Transaction, has not paid any distributions. For a description of the distribution policy of JMP Group LLC following the Reorganization Transaction, see “Distribution Policy” beginning on page 39.

SELECTED HISTORICAL FINANCIAL DATA

We are providing the following selected historical consolidated financial data of JMP Group Inc. to assist you in your analysis of the financial aspects of the merger. The selected financial data as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 is derived from audited consolidated financial statements included in JMP Group Inc.’s Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 13, 2014, which is incorporated by reference in this proxy statement/prospectus. The selected financial data as of December 31, 2011, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 is derived from financial information not incorporated by reference in this proxy statement/prospectus. The selected financial data as of and for the six months ended June 30, 2014 and 2013 is derived from our unaudited consolidated financial statements in JMP Group Inc.’s Form 10-Q for the quarter ended June 30, 2014 as filed with the SEC on July 31, 2014, which is incorporated by reference in this proxy statement/prospectus. The information is only a summary and should be read in conjunction with our historical audited consolidated financial statements and related notes threreto, which are incorporated by reference in the proxy statement/prospectus, as well as other information that has been filed with the SEC. See “Where You Can Find Additional Information” beginning on page 70 for information on where you can obtain copies of this information. The historical results included below and elsewhere in this document are not necessarily indicative of the future performance of JMP Group Inc. or JMP Group LLC. We have not presented historical financial information for JMP Group LLC because it was formed on August 19, 2014 and has no operations, assets or liabilities other than those incident to its formation and completing the Reorganization Transaction.

(in thousands, except per share data and operating metrics)	Year Ended December 31,					Six Months Ended June 30,
	2009	2010	2011	2012	2013	2014	2013
Statement of Operation Data
Revenues
Investment banking	39,924	45,577	46,114	50,982	74,173	48,114	33,164
Brokerage	34,004	28,259	25,461	21,903	24,625	13,130	12,174
Asset management fees	20,148	12,231	19,785	15,775	25,952	20,402	10,278
Principal transactions	18,517	3,421	1,615	10,537	20,727	5,995	4,209
Gain on sale, payoff and mark-to-market of loans	22,268	39,363	16,997	7,255	1,806	(171)	1,425
Gain on repurchase of asset-backed securities issued	4,705	-	-	-	-		-
Gain on bargain purchase	1,179	-	-	-	-		-
Net dividend income	2,521	2,248	1,365	(29)	535	497	47
Other income	2,593	3,466	4,336	3,800	798	372	314
Non-interest revenues	145,859	134,565	115,673	110,223	148,616	88,339	61,611

Interest income	35,370	45,162	33,356	32,898	33,346	17,800	15,869
Interest expense	(25,924)	(33,687)	(35,747)	(39,993)	(30,110)	(10,252)	(21,404)
Net interest (expense) income	9,446	11,475	(2,391)	(7,095)	3,236	7,548	(5,535)

Provision for loan losses	(5,821)	(1,327)	(1,728)	(2,206)	(2,637)	(709)	(1,924)

Total net revenues after provision for loan losses	149,484	144,713	111,554	100,922	149,215	95,178	54,152

Non-interest Expenses
Compensation and benefits	105,179	95,708	89,017	66,415	102,432	69,355	44,381
Administration	5,050	5,752	6,649	6,186	8,660	3,482	5,336
Brokerage, clearing and exchange fees	5,284	5,110	4,735	3,806	3,543	1,743	1,912
Travel and business development	2,396	3,447	3,681	3,387	4,416	1,831	1,997
Communications and technology	3,892	3,969	3,988	3,503	3,534	1,890	1,685
Professional fees	3,589	3,080	2,955	3,630	3,953	1,676	1,612
Impairment loss on purchased management contract	-	2,750	700	-	-	2,076	1,836
Other	3,749	3,912	4,074	4,461	5,126	454	464
Total non-interest expenses	129,139	123,728	115,799	91,388	131,664	542	307
Income (loss) before income tax expense	20,345	20,985	(4,245)	9,534	17,551	83,049	59,530
Income tax expense (benefit)	7,663	8,577	(1,632)	1,581	3,950	12,129	(5,378)
Net income (loss)	12,682	12,408	(2,613)	7,953	13,601	4,146	(1,456)
Less: Net income (loss) attributable to						7,983	(3,922)
noncontrolling interests (1)	1,872	2,805	(157)	5,196	9,973	790	(768)
Net income (loss) attributable to JMP Group Inc.	10,810	9,603	(2,456)	2,757	3,628	7,193	(3,154)

Net (loss) income per common share:
Basic	0.52	0.44	(0.11)	0.12	0.16	0.31	(0.14)
Diluted	0.49	0.43	(0.11)	0.12	0.16	0.30	(0.14)
Dividends declared and paid per common share:	0.040	0.055	0.105	0.135	0.145	0.095	0.070
Weighted average common shares outstanding:
Basic	20,791	21,646	22,118	22,582	22,158	21,766	22,402
Diluted	22,137	22,396	22,118	22,906	23,317	23,640	22,402

(Dollars in thousands)	Year Ended December 31,					Six Months Ended June 30
	2009	2010	2011	2012	2013	2014	2013
Statement of Financial Condition Data
Total assets	574,721	638,788	660,663	709,862	1,121,931	1,249,108	1,081,229
Asset-backed securities issued	326,632	351,322	381,556	415,456	716,423	710,104	742,709
Note payable/ Bond issued/ Line of credit	9,045	26,209	19,222	38,713	63,895	94,991	65,368
Total liabilities	449,070	496,736	504,024	522,558	884,691	1,007,447	874,513
Total equity	125,651	142,052	156,589	187,143	237,240	241,661	206,716

UNAUDITED PRO FORMA FINANCIAL DATA

Under generally accepted accounting principles, we expect that the Reorganization Transaction will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of JMP Group LLC will be recorded at the historical cost of JMP Group Inc. as reflected on JMP Group Inc.’s consolidated financial statements. Accordingly, the consolidated financial statements of JMP Group LLC immediately following the Reorganization Transaction will be substantially similar to the consolidated financial statements of JMP Group Inc. immediately prior to the Reorganization Transaction. Since the consolidated financial statements of JMP Group LLC are substantially similar to those of JMP Group Inc., full pro forma and comparative financial information regarding JMP Group LLC and its consolidated subsidiaries giving effect to the Reorganization Transaction have not been included herein. We have included certain limited pro forma information below, as well as certain pro forma consolidated balance sheet and capitalization information, under “Pro Forma Balance Sheet and Capitalization Information.”

Comparative Historical and Pro Forma Per Share Data

The following tables set forth selected historical per share data for JMP Group Inc. and selected unaudited pro forma per share data after giving effect to the Reorganization Transaction. You should read this information in conjunction with the “Selected Historical Financial Data” and the information appearing under “Unaudited Pro Forma Balance Sheet Information” included elsewhere in this proxy statement/prospectus and the historical financial statements and related notes that are incorporated in this proxy statement/prospectus by reference. The unaudited pro forma consolidated financial data are presented for informational purposes only and are subject to estimates, assumptions and uncertainties. You should not rely on the pro forma financial data as an indication of the financial position or results of operations of future periods or the results that actually would have been realized had the Reorganization Transaction occurred prior to the periods presented.

Historical Data Per Share

The historical book value per share data of JMP Group Inc. presented below is computed by dividing total stockholders’ equity of $133.6 million and $126.4 million on June 30, 2014 and December 31, 2013, respectively, by the shares outstanding on those dates.

	Six Months ended June 30, 2014	Year ended December 31, 2013

Net income (loss) attributable to JMP Group Inc. per common share:
Basic	$0.31	$0.16
Diluted	0.30	0.16
Book value per share	$6.16	$5.79

Unaudited Pro Forma Per Share Data

The unaudited pro forma net (loss) income per share data is computed using pro forma (loss) income after giving effect to the merger, and dividing by the shares outstanding during each period presented. The pro forma book value per share is computed by dividing pro forma stockholders’ equity after giving effect to the merger of $132.0 million and $125.2 million on June 30, 2014, and December 31, 2013, respectively, by the number of shares outstanding on those dates. For additional information with respect to certain assumptions used in the calculation of this pro forma financial data, see “Unaudited Pro Forma Balance Sheet Information” included elsewhere in this proxy statement/prospectus. The unaudited pro forma financial data does not give effect to non-recurring transaction costs, realization of taxable gains and losses, or the payment of the tax liability related to the asset transfers in connection with the Reorganization Transaction. We estimate that the non-recurring costs that we will incur in connection with the Reorganization Transaction will be approximately $1.5 million. Based upon the estimated fair values and tax basis of the assets as of June 30, 2014, we estimate the tax liability payment resulting from the proposed Reorganization Transaction to be approximately $0.4 million. In addition, the Reorganization Transaction will accelerate a prepayment of tax on gains, estimated to be approximately $6.5 million, related to notes and unsecured subordinated notes issued by CLO I, which are currently forecasted to be realized in the second half of 2015.

	Six Months ended June 30, 2014	Year ended December 31, 2013

Net income (loss) per common share:
Basic	$0.40	$0.05
Diluted	0.39	0.05
Book value per share	$6.09	$5.74

Unaudited Pro Forma Condensed Consolidated Balance Sheet Information

Under generally accepted accounting principles, the Reorganization Transaction will be accounted for on an historical cost basis whereby the consolidated assets and liabilities of JMP Group LLC will be recorded at the historical cost of JMP Group Inc. as reflected on JMP Group Inc.’s consolidated financial statements. Accordingly, the consolidated financial statements of JMP Group LLC immediately following the Reorganization Transaction will be substantially similar to the consolidated financial statements of JMP Group Inc. immediately prior to the Reorganization Transaction. Since the consolidated financial statements of JMP Group LLC are substantially similar to those of JMP Group Inc., full pro forma and comparative financial information regarding JMP Group LLC and its consolidated subsidiaries giving effect to the Reorganization Transaction have not been included herein. Below we have included certain limited unaudited pro forma consolidated condensed balance sheet information that highlights those balance sheet accounts that will be adjusted due to the transactions noted above.

The following tables set forth (1) our actual deferred tax assets and all other assets, deferred tax liability and all other liabilities and stockholders’ equity and (2) our pro forma deferred tax assets and all other assets, deferred tax liability and all other liabilities and stockholders’ equity as of December 31, 2013 and June 30, 2014. Our pro forma financial information is subject to a number of estimates, assumptions and uncertainties and does not purport to reflect the financial condition that would have existed or occurred had such transactions taken place on the date indicated nor does it purport to reflect the financial condition or results of operations that will exist or occur in the future.

You should read this table together with “Selected Historical Financial Data”, “Summary Unaudited Pro Forma Condensed Financial Data”, and “Structure of JMP Group LLC Following the Reorganization Transaction” included elsewhere in this proxy statement/prospectus.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2014

($ in thousands)	June 30, 2014

	Historical	Reorganization Transaction		Pro Forma (1)

Assets
Deferred tax assets	$8,959	$(2,283	) (2)	$6,676
All other assets	1,240,149			1,240,149
Total assets	$1,249,108	$(2,283)		$1,246,825

Liabilities and Equity

Liabilities
Deferred tax liability	$4,295	$(664	) (2)	$3,631
All other liabilities	1,003,152			1,003,152
Total liabilities	1,007,447	(664)		1,006,783

Equity
Stockholders’ equity	133,593	(1,573)		132,020
Non-controlling interest	108,068	(46)		108,022
Total liabilities and equity	$1,249,108	$(2,283)		$1,246,825

(1)	The pro forma condensed consolidated balance sheet does not include the impact of transaction costs or the realization of gains or losses, for tax purposes, related to the Reorganization Transaction.

(2)

Deferred tax balances have been revised to reflect investment assets sold by JMP Group Inc. to a wholly owned subsidiary of JMP Group LLC as of June 30, 2014, as part of the contemplated Reorganization Transaction.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2013

($ in thousands)	December 31, 2013

	Historical	Reorganization Transaction		Pro Forma (1)

Assets
Deferred tax assets	$12,492	$(2,004	) (2)	$10,488
All other assets	1,109,439			1,109,439
Total assets	$1,121,931	$(2,004)		$1,119,927

Liabilities and Equity

Liabilities
Deferred tax liability	$3,625	$(794	) (2)	$2,831
All other liabilities	881,066			881,066
Total liabilities	884,691	(794)		883,897

Equity
Stockholders’ equity	126,385	(1,193)		125,192
Non-controlling interest	110,855	(17)		110,838
Total liabilities and equity	$1,121,931	$(2,004)		$1,119,927

(1)	The pro forma condensed consolidated balance sheet does not include the impact of transaction costs or the realization of gains or losses, for tax purposes, related to the Reorganization Transaction.

(2)

Deferred tax balances have been revised to reflect investment assets sold by JMP Group, Inc. to a wholly owned subsidiary of JMP Group LLC as of December 31, 2013, as part of the contemplated Reorganization Transaction.

RISK FACTORS

In addition to the other information in this proxy statement/prospectus, you should carefully consider the following risk factors relating to the proposed Reorganization Transaction in determining whether or not to vote for approval of the merger. You should carefully consider the additional risks described in JMP Group Inc.’s annual, quarterly and current reports, including those identified in JMP Group Inc.’s annual report on Form 10-K for the year ended December 31, 2013, or annual report, which is incorporated herein by reference. See the section titled “Where You Can Find Additional Information” beginning on page 70. This section includes or refers to certain forward-looking statements. You should refer to the explanation of the qualifications and limitations on these forward-looking statements under the section titled “Cautionary Note About Forward-Looking Statements” on page 26.

Risks Related to Reorganization Transaction

The Reorganization Transaction may not be completed, which may harm the market price of JMP Group Inc.’s common stock.

Although JMP Group Inc.’s board of directors has approved the Reorganization Transaction and has approved and adopted the merger agreement, the completion of the merger and the Reorganization Transaction is subject to a number of conditions, and there is no assurance that all of the conditions to closing will be met and that the merger or the Reorganization Transaction will be completed. In addition, we reserve the right to cancel or defer the merger or the Reorganization Transaction at any time and for any reason, even if stockholders of JMP Group Inc. vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. You will not have any right to vote or have any input on our board of directors’ decision to delay or cancel the merger or the Reorganization Transaction.

While JMP Group Inc. will continue its operations if the Reorganization Transaction is not completed for any reason, it may be harmed in a number of ways, including the following:

●

the market price of JMP Group Inc. common stock may decline to the extent that the current market price of such stock reflects a market assumption that the Reorganization Transaction will be completed;

●	an adverse reaction from investors and potential investors in JMP Group Inc. may reduce future debt or equity financing opportunities; and

●	JMP Group Inc.’s costs related to the merger, including legal and accounting fees, have been, and must continue to be, paid even if the Reorganization Transaction is not completed.

The current market price of our common stock may not be indicative of the market price of shares of JMP Group LLC following the Reorganization Transaction.

JMP Group Inc.’s current share price may not be indicative of how the market will value the shares of JMP Group LLC following the Reorganization Transaction because of the change in our legal structure, change in future capital allocations and any potential change in our distribution policy, when implemented. JMP Group Inc.’s current stock price does not necessarily take into account these effects and changes, and the share price of JMP Group LLC after the Reorganization Transaction could be lower than the current stock price of JMP Group Inc.

Substantial sales of shares of JMP Group LLC could occur in connection with the Reorganization Transaction, which could cause our share price to decline.

Shares of JMP Group LLC received in the merger generally may be sold in the public markets immediately following the merger. Some JMP Group Inc. stockholders may sell their shares of JMP Group LLC shortly after the merger for any number of reasons. In particular, as described under “Tax Risks” on page 22, holders of the shares may sell their shares in the limited liability company because of the amount of “unrelated business taxable income,” or UBTI, they may otherwise recognize as a holder of shares of JMP Group LLC. The sale of significant amounts of shares of JMP Group LLC or the perception in the market that this will occur, may lower the market price of shares of JMP Group LLC.

Our board of directors may choose to defer or abandon the merger at any time and for any reason.

Completion of the merger may be deferred or abandoned by action of our board of directors at any time and for any reason, including after JMP Group Inc. stockholder approval at the special meeting. While we currently expect the merger to take place on January 1, 2015, after the proposal to adopt the merger agreement is approved at the special meeting, our board of directors may defer completion before or after the special meeting or may abandon the merger at any time, including after stockholder approval, because of, among other reasons, our determination that the JMP Group LLC common shares will not be eligible for inclusion for trading on the NYSE, our determination that the IRS does not agree with our views on certain tax matters, our determination that the merger and the other reorganization transactions would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the merger would otherwise be reduced, changes in U.S. tax laws, rates, treaties or regulations that would adversely effect our ability to achieve the expected benefits of the merger, an unexpected increase in the cost to complete the merger or any other determination by our board of directors. In addition, we may elect to consummate the merger prior to January 1, 2015.

Your rights as a holder of equity in JMP Group LLC will change if the merger is completed. The rights of holders of JMP Group LLC common shares to be issued in the merger will be substantially similar, but not identical, to the rights of holders of JMP Group Inc. common stock.

JMP Group Inc. is a corporation organized under the laws of the State of Delaware and JMP Group LLC is a limited liability company organized under the laws of the State of Delaware. The rights of holders of JMP Group Inc. common stock are governed by the DGCL, and the certificate of incorporation and bylaws of JMP Group Inc. The rights of holders of JMP Group LLC common shares are governed by the LLC Act and the certificate of formation and LLC agreement of JMP Group LLC. Upon completion of the merger, the holders of JMP Group Inc. common stock will receive JMP Group LLC common shares.

The governing documents of JMP Group LLC are structured so as to include rights, privileges and obligations that are substantially similar to those currently provided by the governing documents of JMP Group Inc. and the DGCL, including those that affect your rights as a holder of equity. However, because of the differences between Delaware corporate law and Delaware limited liability company law and certain necessary differences between the governing documents of JMP Group Inc. and JMP Group LLC, your rights as a holder of equity will change when the merger is completed, and the rights of holders of JMP Group LLC common shares will not be identical to, and in some respects may be less favorable than, the rights you currently have as a holder of JMP Group Inc. common stock.

For more information regarding the characteristics of, and differences between, JMP Group Inc. common stock and JMP Group LLC common shares, please refer to “Description of JMP Group LLC Common Shares” and “Comparison of Rights of Holders of JMP Group Inc. Common Stock and Holders of JMP Group LLC Common Shares.”

If too many JMP Group Inc. stockholders exercise and perfect their appraisal rights in connection with the merger, we may not be able to complete the merger.

Under applicable Delaware law, our stockholders will have the right to be paid in cash for the fair value of their shares of JMP Group Inc. common stock by perfecting “appraisal rights.” See “The Merger—Appraisal Rights in connection with the Merger.”

If dissenting stockholders properly exercise and perfect their appraisal rights, we would ultimately have to provide cash to stockholders who do so in lieu of JMP Group LLC common shares. If too many of our stockholders perfect appraisal rights, we may be forced to abandon the merger. The number of shares of JMP Group Inc. common stock with respect to which appraisal rights may be exercised without affecting the completion of the merger will depend on the cash available to JMP Group Inc. at the time of the merger and our board of directors’ assessment at that time of our future needs. If our board of directors believes that our cash reserves (or reasonable access to cash) would be inadequate to meet future needs, it may, in its discretion, decide to abandon the merger.

While we intend to make regular cash distributions to holders of shares of JMP Group LLC, the board of directors of JMP Group LLC has full authority and discretion over the distributions and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price for our shares.

Although we intend to pursue a policy of paying regular monthly distributions to our shareholders, the board of directors of JMP Group LLC will have full authority and discretion to determine whether or not a distribution by JMP Group LLC should be declared and paid to holders of shares, as well as the amount and timing of any distribution. The board of directors of JMP Group LLC may, based on its review of JMP Group LLC’s financial condition, liquidity and results of operations, determine to reduce or eliminate distribution, which may have a material adverse effect on the market price of our shares. In addition, JMP Group LLC, the entity which will make our distribution payments, will not conduct any significant business operations of its own, and therefore, it will be dependent upon cash dividends, distributions and other transfers from its subsidiaries to make distribution payments on its shares. The amounts available to JMP Group LLC to pay cash distributions may be restricted by covenants and restrictions in existing and future financing agreements. In the event we do not pay cash distributions on our shares as a result of these restrictions, you may not receive any return on an investment in our shares unless you sell your shares for a price greater than the price you paid.

In addition, provided that the qualifying income exception is met, in computing U.S. federal income tax liability for a taxable year, each holder of shares will be required to take into account its allocable share of items of JMP Group LLC’s income, gain, loss, deduction and credit for the taxable year of JMP Group LLC ending within or with such holder’s taxable year, regardless of whether such holder has received any distribution. As a result, it is possible that a holder’s U.S. federal income tax liability with respect to its allocable share of the earnings of JMP Group LLC in a particular taxable year could exceed the cash distributions to it, thus requiring an out-of-pocket tax payment by such holder. See “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of JMP Group LLC.”

Tax Risks

If JMP Group LLC fails to satisfy the “qualifying income exception,” all of its income will be subject to an entity-level tax, which could result in a material reduction in cash flow and after-tax return for holders of our shares and thus could result in a substantial reduction in the value of those shares.

Under current law and assuming full compliance with the terms of the LLC agreement (and other relevant documents) and based upon factual representations that will be made by us, we expect to receive an opinion of Orrick, Herrington & Sutcliffe LLP, or Orrick, to the effect that JMP Group LLC will be treated as a partnership, and not as an association or a publicly-traded partnership taxable as a corporation, for U.S. federal income tax purposes. The factual representations that will be made by us upon which Orrick will rely relate to our organization, operation, assets, activities, income (including our ability to satisfy the qualifying income exception discussed below), and present and future conduct of our operations. Opinions of counsel, however, are not binding on the Internal Revenue Service, or IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

In general, if a partnership is “publicly-traded” (as defined in the U.S. Internal Revenue Code of 1986, as amended, or the Code), it will be treated as a corporation for U.S. federal income purposes. A publicly-traded partnership will, however, be taxed as a partnership, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code. We refer to this exception as the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the conduct of a trade or business nor based, directly or indirectly, upon income or profits of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

If JMP Group LLC fails to satisfy the “qualifying income exception” described above, items of income, gain, loss, deduction and credit would not pass through to you and you would be treated for U.S. federal (and certain state and local) income tax purposes as a stockholder in a corporation. In such case, JMP Group LLC would be required to pay U.S. federal income tax at regular corporate rates on all of its income. In addition, JMP Group LLC would likely be liable for state and local income and/or franchise taxes on all of its income. Distributions to holders of shares would constitute ordinary income taxable to such holders to the extent of JMP Group LLC’s earnings and profits, and these distributions would not be deductible by JMP Group LLC. Taxation of JMP Group LLC as a corporation could result in a material reduction in cash flow and after-tax return for holders of shares and thus could result in a substantial reduction in the value of those shares.

Complying with certain tax-related requirements may cause JMP Group LLC and JMP Group Inc. to forego otherwise attractive business or investment opportunities.

In order for JMP Group LLC to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly-traded partnership taxable as a corporation, it must satisfy the qualifying income exception, which will require that at least 90% of its gross income each taxable year consist of interest, dividends, capital gains and other types of “qualifying income.” Interest income will not be qualifying income for the purposes of the qualifying income exception if it is derived from the conduct of a trade or business or is based, directly or indirectly, upon the income or profits of any person. This requirement will limit JMP Group LLC’s (and certain of its subsidiary’s) ability to originate loans. In addition, it is intended that JMP Group LLC (and its subsidiaries) will operate so as to avoid generating a significant amount of income that is treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders. In order to comply with these requirements, JMP Group LLC (or its subsidiaries) may be required to invest through non-U.S. or domestic corporations or forego attractive business or investment opportunities. Thus, compliance with these requirements may adversely affect JMP Group LLC’s ability to maximize revenue or net income.

We could incur a significant tax liability if the IRS successfully asserts that the “anti-stapling” rules apply to JMP Group LLC’s investments in JMP Group Inc. and certain of our non-U.S. CLO issuers, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

If JMP Group LLC were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning more than 50% of the value of both a domestic corporate subsidiary and a non-U.S. CLO issuer. If the “anti-stapling” rules applied following the Reorganization Transaction, our non-U.S. CLO issuers that are treated as corporations for U.S. federal income tax purposes, would be treated as domestic corporations, which would cause those entities to be subject to U.S. federal corporate income taxation, and JMP Group Inc. and the non-U.S. CLO issuers would be treated as a single entity for purposes of U.S. federal corporate income taxation. Because we intend that JMP Group LLC will own, or be treated as owning, a substantial proportion of its assets directly for U.S. federal income tax purposes, we do not believe that the “anti-stapling” rules will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position, which could result in a reduction in cash flow and after-tax return for holders of shares and thus could result in a reduction of the value of those shares.

The merger may be recharacterized as a taxable exchange.

We expect to receive an opinion from Orrick that your exchange of JMP Group Inc. common stock for shares of JMP Group LLC as part of the merger will be treated as a tax-deferred contribution of your JMP Group Inc. common stock to JMP Group LLC pursuant to Section 721 of the Code, and that you will not recognize taxable gain or loss as a result of the merger. Opinions of counsel, however, are not binding on the IRS, and no assurance can be given that the IRS would not successfully assert a contrary position. If the merger fails to qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC pursuant to Section 721 of the Code, you would be required, for U.S. federal income tax purposes, to recognize taxable gain, if any, on that transaction, which could result in substantial tax expense to you without a cash distribution from us to enable you to pay those taxes.

You will be subject to U.S. federal income tax on your share of JMP Group LLC’s taxable income, regardless of whether or when you receive any cash distributions from JMP Group LLC.

JMP Group LLC intends to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly-traded partnership taxable as a corporation. Provided that the qualifying income exception is met, you will be subject to U.S. federal income taxation and applicable state, local and foreign income taxation, on your allocable share of JMP Group LLC’s taxable income, regardless of whether or when you receive cash distributions. In addition, certain of our investments, including investments in non-U.S. CLO issuers and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. You will be required to take such income into account in determining your taxable income, and you may not receive cash distributions equal to your tax liability attributable to your allocation of JMP Group LLC’s taxable income.

Your ability to deduct certain expenses of JMP Group LLC may be limited.

In general, expenses incurred by JMP Group LLC that are considered “miscellaneous itemized deductions” may be deducted by a holder of shares of JMP Group LLC that is an individual, estate or trust only to the extent that a holder’s allocable share of those expenses, along with the holder’s other miscellaneous itemized deductions, exceed, in the aggregate, 2% of the holder’s adjusted gross income. Additionally, in the case of individuals whose adjusted gross income exceeds a specified amount, miscellaneous itemized deductions in excess of the 2% threshold, when combined with certain of the individual taxpayer’s other itemized deductions, generally will be reduced by the lesser of (i) 3% of the holder’s adjusted gross income in excess of a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a holder. Your inability to deduct all or a portion of such expenses, among other things, could result in an amount of taxable income to you with respect to JMP Group LLC that exceeds the amount of cash actually distributed to you for the year.

In the case of a disposition of shares of JMP Group LLC, debt of JMP Group LLC must be taken into account under the partnership tax accounting rules.

Subsequent to the Reorganization Transaction, JMP Group LLC will incur debt (such as the Promissory Note) for a variety of reasons. Under partnership tax accounting principles (which will apply to JMP Group LLC if the qualifying income exception is met), debt of JMP Group LLC generally will be allocable to holders of shares of JMP Group LLC, and the holders will include their respective allocable shares of the debt in the U.S. federal income tax basis of their shares. As discussed in the section entitled “Material U.S. Federal Income Tax Considerations” beginning on page 52, a holder's U.S. federal income tax basis in shares will be adjusted for, among other things, distributions of cash and allocations of items of JMP Group LLC’s income, gain, loss and deduction. At the time a holder of shares of JMP Group LLC later sells its shares, for U.S. federal income tax purposes, the holder’s amount realized on the sale will include not only the sales price of the shares but also the holder’s portion of outstanding indebtedness incurred by JMP Group LLC subsequent to the Reorganization Transaction that is allocable to those shares.

Tax-exempt holders of shares of JMP Group LLC will likely recognize significant amounts of “unrelated business taxable income.”

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to U.S. federal income taxation with respect to its “unrelated business taxable income,” or UBTI. Because we expect to incur “acquisition indebtedness” (such as the Promissory Note) with respect to certain equity and debt securities we intend to hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of your income from JMP Group LLC with respect to such securities will be treated as UBTI. Accordingly, tax-exempt holders of shares of JMP Group LLC will likely recognize significant amounts of UBTI. For certain types of tax-exempt entities, the receipt of any UBTI would have adverse consequences. Tax-exempt holders of JMP Group Inc. common stock are strongly urged to consult their tax advisors regarding the tax consequences of owning shares of JMP Group LLC.

There can be no assurance that the IRS will not assert successfully that some portion of JMP Group LLC’s income is properly treated as effectively connected income with respect to non-U.S. holders.

While it is expected that JMP Group LLC’s method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our shares, there can be no assurance that the IRS will not assert successfully that some portion of JMP Group LLC’s income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent JMP Group LLC’s income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return reporting their allocable shares of JMP Group LLC’s taxable income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such taxable income. Non-U.S. holders that are corporations also would be required to pay a U.S. federal branch profits tax at a 30% rate (or lower rate provided by applicable treaty).

Dividends paid by, or certain income inclusions derived with respect to, JMP Group LLC’s ownership of, foreign entities that are treated as corporations for U.S. federal income tax purposes may not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

The maximum U.S. federal income tax rate on certain corporate dividends payable to non-corporate taxpayers currently is 20%.  Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies, or PFICs, certain controlled foreign corporations, or CFCs, and REITs, however, generally are not eligible for the reduced rates.  We have treated and intend to continue to treat certain of our foreign CLO issuers taxed as corporations for U.S. federal income tax purposes, as the type of CFCs whose income inclusions are not eligible for lower tax rates on dividend income.  The more favorable U.S. federal income tax rates applicable to regular corporate dividends could cause investors taxed at individual rates to perceive investments in PFICs or CFCs, or in companies like us where a substantial portion of our holdings are in foreign corporations, to be relatively less attractive than holdings in the stocks of non-CFC and non-PFIC corporations that pay dividends, which could adversely affect the value of our shares.

Although we anticipate that our foreign CLO issuers will not be subject to U.S. federal income tax on a net income basis, no assurance can be given that such CLO issuers will not be subject to U.S. federal income tax on a net income basis in any given taxable year.

We anticipate that our foreign CLO issuers that are taxed as corporations for U.S. federal income tax purposes, generally will continue to conduct their activities in such a way as not to be deemed to be engaged in a U.S. trade or business and not to be subject to U.S. federal income tax.  There can be no assurance, however, that our foreign CLO issuers will not pursue investments or engage in activities that may cause them to be engaged in a U.S. trade or business.  Moreover, there can be no assurance that as a result of any change in applicable law, treaty, rule or regulation or interpretation thereof, the activities of any of our foreign CLO issuers will not become subject to U.S. federal income tax.  Further, there can be no assurance that unanticipated activities of our foreign CLO issuers will not cause such entities to become subject to U.S. federal income tax.  If any of our foreign CLO issuers became subject to U.S. federal income tax (including the U.S. federal branch profits tax), it would significantly reduce the amount of cash available for distribution to us, which in turn could have an adverse impact on the value of our shares.  Although our foreign CLO issuers generally are not expected to be subject to U.S. federal income tax on a net income basis, such entities may receive income that is subject to withholding taxes imposed by the United States or other countries.

We may not realize the anticipated benefits of the merger because of, among other reasons, changes in tax laws.

We have presented in this proxy statement/prospectus the anticipated benefits of the merger. See “Our Reasons for the Reorganization Transaction and the Merger.” Many factors could affect the outcome of the Reorganization Transaction, and some or all of the anticipated benefits of the Reorganization Transaction may not occur. The U.S. federal income tax treatment of holders of shares of JMP Group LLC depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You also should be aware that the U.S. federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in non-U.S. entities. The present U.S. federal income tax treatment of an investment in shares of JMP Group LLC may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of shares of JMP Group LLC could be adversely affected by any such change, or by new tax law, regulation or interpretation. Our organizational documents and agreements permit our Manager to modify the LLC agreement from time to time, without the consent of the holders of shares of JMP Group LLC, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of shares. Moreover, we intend to apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to you in a manner that reflects your distributive share of JMP Group LLC’s items, including the monthly convention described under “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of JMP Group LLC—Allocation of Profits and Losses,” but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of shares of JMP Group LLC.

We strongly urge you to review carefully the discussion under “Material U.S. Federal Income Tax Considerations” beginning on page 52 and to seek advice based on your particular circumstances from an independent tax advisor.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

We make forward-looking statements, in this proxy statement/prospectus that are subject to risks and uncertainties. When we use the words “could,” “will likely result,” “if,” “in the event,” “may,” “might,” “should,” “shall,” “will,” “believe,” “expect,” “anticipate,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “goal,” “objective,” “continue,” or the negatives of these terms and other similar expressions, we intend to identify forward-looking statements. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. They also include statements concerning anticipated revenues, income or loss, capital expenditures, cash distributions, capital structure or other financial terms. The statements we make regarding the following subject matters are forward-looking by their nature:

●	that we will complete the Reorganization Transaction, including the merger;

●	that we will be able to realize the anticipated tax benefits of the Reorganization Transaction, including the merger;

●	the possible effects of the Reorganization Transaction, including the merger, on our share price;

●	our ability to avoid restrictions imposed by the 1940 Act;

●	that we do not anticipate any tax adjustments that will result in a material adverse effect on the our financial condition; and

●	our intention to pay cash distributions, our ability to do so without borrowing funds and our expected distribution payout rate.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These forward-looking statements may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks provided under “Risk Factors” beginning on page 20, including but not limited to the following factors:

●	our ability to complete the Reorganization Transaction, including the merger;

●	the effect of the Reorganization Transaction, including the mergers on the market price of our shares;

●	the possibility that our board of directors could choose to defer or abandon the merger;

●	that stockholders with a significant number of shares exercise and perfect appraisal rights in connection with the merger;

●	that a decision by our board of directors to reduce or eliminate distributions could adversely affect the market price for our shares; and

●	the possibility that contractual, legal and other restrictions could prevent us from paying distributions, which could adversely affect the market price for our shares.

The foregoing list of risks is not exhaustive. Other sections of this proxy statement/prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risks, nor can we assess the impact of all factors or the effect which any factor, or combination of factors, may have on our business. Actual results may differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. We undertake no duty to update any of these forward-looking statements after the date of this proxy statement/prospectus to conform prior statements to actual results or revised expectations unless otherwise required by law.

VOTING AND PROXIES; INFORMATION ABOUT THE SPECIAL MEETING

This proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by the board of directors of JMP Group Inc. for use at the special meeting for the purposes described in this proxy statement/prospectus and in the accompanying notice of special meeting of stockholders of JMP Group Inc.

Date, Time and Place of the Special Meeting

Our special meeting will be held at our corporate headquarters at 600 Montgomery Street, San Francisco, CA 94111 on December 1, 2014, at 11:00 a.m., local time. An admission ticket (or other proof of stock ownership) and some form of government issued photo identification (such as a valid driver’s license or passport) will be required for admission to the special meeting. Only holders of record of JMP Group Inc. common stock at the close of business on October 28, 2014, will be entitled to attend the special meeting and to cast one vote for each share held on all matters to come before the meeting.

If your JMP Group Inc. shares are held in a bank or broker account, contact your bank or broker to obtain a written legal proxy in order to vote your shares or take any other actions at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares or take any other actions, but you may still attend the special meeting as our guest if you bring a recent bank or brokerage statement showing that you owned JMP Group Inc. common stock at the close of business on October 28, 2014.

Matters to Be Considered

This proxy statement/prospectus is furnished in connection with the solicitation by our board of directors of proxies from the stockholders to be exercised at the special meeting and at any adjournment(s) or postponement(s) of such meeting, to consider and vote on the following proposals:

(1)	a proposal to approve the merger under the agreement and plan of merger dated August 20, 2014 among JMP Group Inc., JMP Merger Corp. and JMP Group LLC;

(2)	the transaction of such other business as may properly be brought before the special meeting or any adjournment or postponement thereof.

A vote for approval of the merger is a vote for approval of the conversion of JMP Group Inc. into JMP Group LLC through the merger of JMP Merger Corp. into JMP Group Inc. and for the exchange of JMP Group Inc. common stock for shares representing limited liability company interests in JMP Group LLC. If the merger is completed, JMP Group Inc. common stock will be cancelled and each share of JMP Group Inc. common stock that you hold will be converted and exchanged into one share representing a limited liability company interest in JMP Group LLC.

This proxy statement/prospectus and the enclosed proxy card are being mailed to the stockholders on or about October 31, 2014.

Recommendation of the Board of Directors

The JMP Group Inc. board of directors has approved the merger agreement, the merger and the Reorganization Transaction and determined that the merger agreement, the merger and the Reorganization Transaction are advisable and in the best interests of JMP Group Inc. and its stockholders. Your board of directors recommends that you vote “FOR” approval of the merger.

Who May Vote

The close of business on October 28, 2014, has been fixed by JMP Group Inc.’s board of directors as the record date for the determination of holders of JMP Group Inc. common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, 20,551,582 shares of JMP Group Inc. common stock were outstanding and entitled to vote. Each share of JMP Group Inc. common stock entitles the holder to one vote at the special meeting on all matters properly presented at the special meeting.

Quorum

A quorum, consisting of the holders of a majority of the issued and outstanding shares of JMP Group Inc. common stock, must be present in person or by proxy before any action may be taken at the special meeting. On all matters to come before the special meeting, each share of common stock is entitled to one vote. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in “street-name” or nominee name who has returned a properly executed proxy solely because such record holder does not have discretionary authority to vote on the matter), if any, will be counted toward the presence of a quorum.

Vote Required

Under JMP Group Inc.’s amended and restated charter, the affirmative vote of a majority of all votes entitled to be cast on the matter is necessary to approve the merger. Because the affirmative vote of a majority of all votes entitled to be cast at the special meeting is needed for JMP Group Inc. to proceed with the merger, the failure to vote by proxy or in person will have the same effect as a vote against the merger. Abstentions and broker non-votes also will have the same effect as a vote against the merger.

JMP Group Inc.’s board of directors urges JMP Group Inc. stockholders to promptly vote by completing, dating and signing the accompanying proxy card and to promptly return it in the enclosed postage-paid envelope, or, if you hold your stock in “street-name” through a bank or a broker, by following the voting instructions of your bank or broker.

The directors and executive officers of JMP Group Inc. collectively owned approximately 33.7% of the outstanding shares of JMP Group Inc. common stock as of the record date for the special meeting. JMP Group Inc.’s directors and executive officers have indicated they will vote to approve the merger.

How to Vote Your Shares

JMP Group Inc. stockholders of record may vote by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. You may also vote by attending the special meeting and voting in person. Even if you plan to attend the special meeting, to ensure that your shares are represented at the special meeting, please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed, postage-paid envelope.

Each proxy returned to JMP Group Inc. (and not revoked) by the holder of JMP Group Inc. common stock will be voted in accordance with the instructions indicated thereon. If you submit your proxy but do not indicate how you want to vote, your shares will be voted “FOR” the proposal to approve the merger and, in the discretion of the proxy holder, on any other matters that are properly brought before the meeting, or any adjournment or postponement thereof.

At this time, the board of directors of JMP Group Inc. is unaware of any matters, other than set forth above, that may be presented for action at the special meeting or any adjournment or postponement thereof. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

Revocation of Proxies

If you are a stockholder of record, you can revoke your proxy by giving written notice to our corporate secretary, by submitting another properly executed proxy with a later date, or by attending the meeting and voting in person. If you are a stockholder in “street” or “nominee” name, you should consult with the bank, broker or other nominee regarding that entity’s procedures for revoking your voting instructions.

Proxy Solicitation and Tabulation of Votes

JMP Group Inc. will pay all costs it incurs in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. The directors, officers and employees of JMP Group Inc. and its subsidiaries may solicit proxies from stockholders of JMP Group Inc. in person or by telephone, facsimile or other electronic methods without compensation other than reimbursement by JMP Group Inc. for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of JMP Group Inc. common stock held of record by such persons, and JMP Group Inc. will reimburse such firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Electronic Delivery

This proxy statement/prospectus and our annual report are both available on our website located at http://www.jmpg.com. You can help us save significant printing and mailing expenses by consenting to access the proxy statement, proxy card and annual report for future meetings electronically over the Internet. If you hold your shares through a broker or other nominee, you should follow the instructions regarding electronic delivery, if any, provided by your broker or other nominee.

If you authorize a proxy to cast your votes for the special meeting over the Internet, you will be given the opportunity to consent to future delivery of our documents over the Internet, unless you hold your shares through a broker that is unable to accommodate your request. If you are not given an opportunity to consent to delivery over the Internet when you authorize a proxy to cast your votes, you may contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of Internet delivery. You also can access our proxy statement and annual report on our website located at http://www.jmpg.com under the caption “Investor Relations.” If you choose to receive your proxy materials and annual report electronically, then prior to next year’s special meeting you will receive e-mail notification when the proxy materials and annual report are available for your online review. Your choice for electronic distribution will remain in effect indefinitely, unless you revoke your choice by sending written notice of revocation to your bank, broker or other holder of record through which you hold your shares.

Householding of Proxy Material

The rules of the SEC permit us to deliver a single proxy statement and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, send your request in writing to us at JMP Group Inc., Attn: Investor Relations, 600 Montgomery Street, Suite 1100, San Francisco, California 94111; telephone (415) 835-8900.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact us at the above address.

Inspector of Election

We have retained Broadridge Financial Solutions to receive and tabulate the votes in connection with the meeting. Our Secretary, Scott Solomon, will utilize such tabulations and serve as our election inspector who will certify the election results and perform any other acts required by the Delaware General Corporation Law.

Adjournment; Other Matters

A quorum of JMP Group Inc. stockholders is necessary to hold a valid meeting. If there are insufficient shares of JMP Group Inc. common stock to constitute a quorum, under the bylaws of JMP Group Inc., the special meeting may be adjourned from time to time by the chairman of the meeting or a majority of the shares represented at the meeting.

Do not send in your stock certificates with your proxy card. As described under the caption “Terms of the Merger—Exchange of Stock Certificates” on page 34, after the merger is completed, each outstanding certificate (or evidence of shares in book-entry form) representing shares of JMP Group Inc. common stock will be deemed for all purposes to represent the same number of shares of JMP Group LLC pursuant to the merger agreement. Holders of such outstanding certificates will not be asked to surrender them for cancellation in connection with the merger. New JMP Group LLC share certificates will be issued if (and only if) certificates representing JMP Group Inc. common stock are thereafter presented for exchange or transfer.

OUR BUSINESS AFTER THE REORGANIZATION TRANSACTION

After the completion of the Reorganization Transaction, we expect that JMP Group Inc. will remain the owner of our operating platform businesses, consisting of our brokerage business through JMP Securities LLC (“JMP Securities”), our asset management business through Harvest Capital Strategies LLC (“HCS”) and HCAP Advisors LLC (“HCAP Advisors“) indirectly, through its wholly-owned subsidiary, and our corporate credit business through JMP Credit Corporation (“JMP Credit”) and JMP Credit Advisors LLC (“JMPCA”). In addition, we expect that JMP Group LLC will own certain assets reported in our Investment Income segment, consisting of investments in private funds managed by HCS, investments in the senior and subordinated notes in the CLOs managed by JMPCA and loans and securities held for investment JMP Capital LLC (“JMP Capital”).

STRUCTURE OF JMP GROUP LLC FOLLOWING
THE REORGANIZATION TRANSACTION

Set forth below is a summary chart of the anticipated structure of JMP Group LLC, its subsidiaries and its investment assets, after the completion of the Reorganization Transaction. All entities, except HCAP Advisors, are wholly-owned. As part of the Reorganization Transaction, we intend that JMP Group Inc. will sell certain assets to JMP Investment Holdings LLC, including: (i) JMP Capital LLC, which holds equity securities, loans held for investment, and an investment in a real estate fund; (ii) limited partnership interests in funds managed by Harvest Capital Strategies LLC (“HCS”), including Harvest Opportunity Partners II, Harvest Franchise Fund, Harvest Agriculture Select, and Harvest Technology Partners (collectively, the “Investment Funds”); (iii) notes issued by CLOs managed by JMP Credit Advisors LLC (“JMPCA”), including (A) unsecured subordinated notes due 2021, Class C Senior Secured Deferrable Floating Rate Notes due 2021, Class D Secured Deferrable Floating Rate Notes due 2021 and Class E Secured Deferrable Floating Rate Notes due 2021 issued by JMP Credit Advisors CLO I Holdings, LLC (“CLO I”), and (B) unsecured subordinated notes due 2023 issued by JMP Credit Advisors CLO II Holdings, LLC (“CLO II”); and (iv) unsecured subordinated notes due 2025 issued by JMPCA CLO III Ltd. (“CLO III”).

JMP Group LLC
NYSE: JMP
(Delaware LLC)
JMP Investment Holdings LLC
(Delaware LLC)
JMP Capital LLC
(Delaware LLC)
Investment Funds
(LP interests)
Investments in CLOs managed by JMPCA
(subordinated notes)
JMP Group Inc.
(Delaware Corporation)
JMP Holding LLC
(f/k/a JMP Group LLC)
(Delaware LLC)
JMP Asset Management LLC
(Delaware LLC)
JMP Credit Corporation
(Delaware Corporation)
Harvest Capital Strategies LLC
(Delaware LLC)
JMP Securities LLC
(Delaware LLC)
HCAP Advisors LLC
(Delaware Corporation)
JMP Credit Advisors LLC
(Delaware LLC)

 BACKGROUND OF THE REORGANIZATION TRANSACTION AND THE MERGER

From time to time, the senior management and the board of directors of JMP Group Inc. reviews our business strategy, the current economic and business environment, key business and financial metrics and legal, tax and regulatory matters related to our legal structure, including critical U.S. federal income tax and 1940 Act requirements. These discussions have included a review of alternative legal structures that would allow us to execute our business strategy in a manner that would minimize entity level U.S. federal income taxation. During the fourth quarter of 2013, in recognition of various regulatory and market developments which indicated an increased market receptivity to alternative tax neutral entities, we conducted a review of alternative legal structures and consulted with certain professional advisors, including our investment bankers from JMP Securities LLC and our attorneys from Orrick, to assist us in our review of alternative transaction structures. In particular, we explored restructuring the company in a manner that minimizes U.S. federal income taxes on our investment income, thus enabling us to increase distributions to our shareholders. Factors considered included:

●	the optimal form of entity, such as a limited liability company, off-shore corporate entities, or a business development company structure;

●	corporate and shareholder tax implications of restructuring transactions;

●	compliance with the 1940 Act exemptions, especially in light of potential “risk retention” requirements for CLOs under the Dodd-Frank Act and European Union regulations;

●	market acceptance of alternative corporate structures, including analysis of public shareholders of master limited partnerships and publicly trade partnerships; and

●	financial reporting requirements.

At a regularly scheduled meeting of the JMP Group Inc. board of directors on March 20, 2014, representatives of management, including Joseph Jolson and Raymond Jackson, reviewed with the board of directors various matters surrounding a potential change to an alternative legal structure. At the meeting, management representatives outlined capital markets considerations related to a change in legal structure, including the impact on future capital raises, investor reaction and investor valuation considerations. The board of directors discussed the potential strategic advantages and risks of a corporate reorganization. After discussions, the board of directors determined that a change of corporate structure could be an attractive alternative for JMP Group Inc. to consider and therefore authorized management to proceed with its due diligence regarding the feasibility of a reorganization transaction.

The board of directors held a telephonic meeting on April 29, 2014. At the meeting, representatives of management were also present. At the meeting, senior management presented an update to the board of directors with regard to the due diligence of a reorganization transaction. There was a general discussion of various legal and structural issues relating to the proposed corporate reorganization. Senior management presented the relative advantages and disadvantages of a corporate reorganization into a publicly traded partnership, including the potential tax savings and the legal, audit and tax reporting compliance costs.

The board of directors held a telephonic meeting on July 8, 2014. At this meeting, the board of directors reviewed with senior management and Orrick various legal and regulatory considerations associated with the proposed corporate reorganization, including U.S. federal income tax and 1940 Act matters, investor ramifications, and certain matters related to the proxy statement/prospectus that would need to be filed with the SEC and delivered to our stockholders. The anticipated timeline for completing a reorganization transaction and preparing the proxy statement/prospectus was discussed. The board of directors also discussed the impact that a reorganization transaction would have on the cash distribution policies of the company. Members of senior management noted that there were a number of similar investment vehicles in the marketplace and that in general there appeared to be an increased level of investor awareness and comfort with a limited liability company or a master limited partnership structure.

The board of directors held a regularly scheduled meeting on July 29, 2014. Several representatives of management and Orrick were present. Management provided the board with an update on the progress of the preparation of the proxy statement/prospectus and certain other matters related to the Reorganization Transaction, including changes to the distribution policy. Management and the board discussed issuing a press release to announce the potential transaction and a related stockholder communications strategy. The board instructed management to finalize its due diligence regarding the Reorganization Transaction and to issue a press release announcing the potential transaction.

The board of directors held a telephonic meeting on August 5, 2014. Representatives of management and Orrick were present. Management reported to the board on a number of issues, including the reaction of certain stockholders to the Company’s press release regarding the potential transaction and the possible impact that the transaction might have on various stockholders. The board instructed Company management to complete certain due diligence and other matters for its further consideration.

The board of directors held a telephonic meeting on August 19, 2014. Representatives of management and Orrick were present. Management reported to the board on its stockholder communications, and related strategy going forward, regarding the proposed Reorganization Transaction. The board of directors reviewed a preliminary draft of the proxy statement/prospectus for the Reorganization Transaction, and other relevant transaction documents, including the merger agreement, that were circulated prior to the meeting. At this meeting there was a discussion of the proposed language relating to the Company’s dividend and distribution policies. There was a general discussion of various legal and structural issues relating to the proxy statement/prospectus disclosures and a discussion of the anticipated timeline for finalizing the terms of the proposed conversion and for the filing of the preliminary proxy statement/prospectus with the SEC. There was a general discussion of various legal and structural issues relating to the proposed Reorganization Transaction. Following this presentation and further discussion, the board unanimously approved the merger and the Reorganization Transaction and determined that the merger agreement, the merger and the Reorganization Transaction are advisable and in the best interests of the Company and its stockholders and recommended presenting these matters to the stockholders for approval.

OUR REASONS FOR THE REORGANIZATION TRANSACTION AND THE MERGER

In reaching its determination to proceed with the Reorganization Transaction and recommend the approval of the merger agreement, the JMP Group Inc. board of directors consulted with management, as well as legal counsel, and considered various material factors, which are discussed below. The board of directors also considered the terms of the proposed Reorganization Transaction and the related proxy statement/prospectus disclosures. The JMP Group Inc. board of directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. Furthermore, individual directors may have given different weight to different considerations. JMP Group Inc.’s board of directors considered these factors as a whole, and overall considered the relevant factors to be favorable to, and in support of, its determinations and recommendations. Among the material factors considered by the JMP Group Inc. board of directors were the following:

●

that the Reorganization Transaction is expected to result in the Company being taxed as a partnership for U.S. federal income tax purposes, which we expect will enable the Company to increase distributions to shareholders;

●

the increased acceptance of master limited partnerships and limited liability companies subsequent to the American Job Creation Act of 2004, which made investing in certain master limited partnerships, or MLPs, and limited liability companies, or LLCs, more attractive to mutual funds from a U.S. federal income tax perspective;

●	the view that a limited liability company is a preferred structure to maximize income from investments; and

●

the number of our stockholders who would be prohibited from owning our shares if we reorganized to a limited liability company structure as a result of (i) investment policies that prohibit the ownership of the shares of equity securities of a company that is structured as an MLP or LLC and/or (ii) investment policies that prohibit the ownership of the shares of equity securities of a company structured as an MLP or LLC that generates UBTI.

The JMP Group Inc. board of directors also considered a number of disadvantages or risks relating to the Reorganization Transaction and the merger, including the following:

●	corporate level taxation due to the transfer of assets between or among affiliated entities in the proposed Reorganization Transaction;

●	potential for stockholder turnover that may coincide with conversion to the limited liability company structure, particularly with respect to investors not able to invest in our new structure;

●	the administrative burden and financial cost of compliance with highly complicated partnership tax provisions and the annual production of IRS Schedules K-1;

●	potentially increased tax liability for tax-exempt investors and certain individual investors as a result of the Reorganization Transaction;

●	increased complexity of tax reporting for investors; and

●	the other risks described in this proxy statement/prospectus under “Risk Factors” beginning on page 20.

The board of directors also considered the risk factor disclosures contained herein, and unanimously voted to approve the merger and the Reorganization Transaction after a full consideration of the risk factors.

TERMS OF THE MERGER

The following is a summary of the material terms of the merger agreement. For a complete description of all of the terms of the merger, you should refer to the copy of the merger agreement that is attached to this proxy statement/prospectus as Annex A and incorporated herein by reference. This summary is not complete and is qualified in its entirety by reference to the merger agreement.

Structure and Completion of the Merger

JMP Group LLC is presently a wholly-owned subsidiary of JMP Group Inc. JMP Merger Corp. is a wholly-owned subsidiary of JMP Group LLC. The merger agreement provides that JMP Merger Corp. will merge with and into JMP Group Inc., whereupon the separate corporate existence of JMP Merger Corp. will cease and JMP Group Inc. will be the surviving entity of the merger. Upon the effectiveness of the merger, each outstanding share of common stock of JMP Group Inc. will be converted into one share representing a limited liability company interest in JMP Group LLC.

The board of directors of JMP Group Inc., the managing member of JMP Group LLC and the board of directors of JMP Merger Corp. have approved the merger agreement, subject to stockholder approval. The merger will become effective upon the acceptance of the articles of merger for record by the Secretary of State of Delaware, or later (but not to exceed 30 days from the acceptance for record of the articles of merger) if so specified in the articles of merger. We anticipate that the merger will be completed on January 1, 2015, following the approval by our stockholders of the merger at the special meeting and the satisfaction or waiver of the other conditions to the merger as described below under “—Conditions to Completion of the Merger.” However, JMP Group Inc. reserves the right to cancel or defer the merger at any time and for any reason, even if its stockholders vote to approve the merger and the other conditions to the completion of the merger are satisfied or waived. In addition, JMP Group Inc. may elect to consummate the merger prior to January 1, 2015.

Exchange of Stock Certificates

No Surrender of Shares Required. Upon the effectiveness of the merger, each certificate (or evidence of shares in book-entry form) representing shares of JMP Group Inc. common stock will be deemed for all purposes to represent the same number of shares of JMP Group LLC into which such shares will be converted and exchanged in the merger, without any action on the part of stockholders.

Stock Transfer Books. At the completion of the merger, JMP Group Inc. will close its stock transfer books, and no subsequent transfers of JMP Group Inc. common stock will be recorded on its books.

Other Effects of the Merger

We expect the following to occur in connection with the merger:

●

LLC Agreement of JMP Group LLC. Following completion of the merger, your rights as a holder of shares of JMP Group LLC will be governed by the LLC agreement. A copy of the form of the LLC agreement of JMP Group LLC is set forth in Annex B. See also “Description of JMP Group LLC Capital Stock.”

●	Directors and Officers. The directors and officers of JMP Group Inc. immediately before the merger will be the directors and officers, respectively, of JMP Group LLC immediately after the merger.

●

Stock Incentive Plans. JMP Group LLC will assume the JMP Group Inc. stock incentive plan and all rights of participants to acquire shares of common stock of JMP Group Inc. under any JMP Group Inc. stock incentive plan will be converted into rights to acquire shares of JMP Group LLC in accordance with the terms of the plans.

●	Listing of JMP Group LLC Shares. We expect that the new JMP Group LLC shares will trade on the NYSE under our current symbol “JMP” following the completion of the merger.

Conditions to Completion of the Merger

The respective obligations of JMP Group Inc., JMP Group LLC and JMP Merger Corp. to complete the merger require the satisfaction or, where permitted, waiver, of the following conditions:

●	approval of the merger by the requisite vote of the stockholders of JMP Group Inc. and JMP Merger Corp. and the sole member of JMP Group LLC;

●

receipt by JMP Group Inc. from its special counsel, Orrick, of an opinion, in form and substance satisfactory to JMP Group Inc., to the effect that (i) the merger qualifies as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC under Section 721 of the Code, and (ii) JMP Group LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly-traded partnership taxable as a corporation;

●	the amendment and restatement of the LLC agreement of JMP Group LLC to be in a form agreed upon by the parties to the merger agreement;

●	the directors and officers of JMP Group Inc. immediately before the merger will be the directors and officers of JMP Group LLC after the merger;

●	approval for listing on the NYSE of JMP Group LLC shares, subject to official notice of issuance;

●

the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, without the issuance of a stop order or initiation of any proceeding seeking a stop order by the SEC;

●

no order, injunction or decree issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the merger or any of the transactions related thereto, is in effect; and

●

receipt of all governmental approvals and third party consents to the merger and other transactions described in this proxy statement/prospectus, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of JMP Group LLC, JMP Group Inc. and their subsidiaries taken as a whole.

In addition, even if all of the foregoing conditions are satisfied, JMP Group Inc. has the right to cancel or defer the merger at any time and for any reason, even if stockholders of JMP Group Inc. vote to approve the merger and the other conditions to the consummation of the merger are satisfied or waived.

Termination of the Merger Agreement

The merger agreement provides that it may be terminated and the merger abandoned at any time prior to its completion, before or after approval of the merger by the stockholders of JMP Group Inc. by the board of directors of JMP Group Inc. in its sole discretion.

Appraisal Rights in Connection with the Merger

Holders of shares of JMP Group Inc. common stock who do not vote in favor of the merger proposal and who properly perfect appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL which is attached as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

Under Section 262 of the DGCL, holders of shares of JMP Group Inc. common stock who do not vote in favor of the merger proposal and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court of Chancery of the State of Delaware, which is referred to herein as the Delaware Court of Chancery, and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus shall constitute such notice, and the full text of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex C. Any holder of JMP Group Inc. common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of JMP Group Inc. common stock, JMP Group Inc. believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Filing Written Demand. Holders of JMP Group Inc. common stock wishing to exercise appraisal rights must deliver to JMP Group Inc., before the vote on the merger proposal at the special meeting at which the merger proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares. A holder of shares of JMP Group Inc. common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the merger, since appraisal rights will be lost if the shares are transferred prior to the effective date of the merger. The holder must not vote in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger proposal or abstain from voting on the merger proposal. Neither voting against the merger proposal, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. The demand must reasonably inform JMP Group Inc. of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the merger proposal at the special meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of JMP Group Inc. common stock is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of JMP Group Inc. common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of JMP Group Inc. common stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 of the DGCL should be sent or delivered to JMP Group Inc. at 600 Montgomery Street, Suite 1100, San Francisco, California 94111. Attention: Scott Solomon, Chief Legal Officer and Secretary.

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to JMP Group LLC, as the surviving entity in the merger, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of JMP Group LLC. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If JMP Group LLC does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

Notice by JMP Group LLC. Within ten days after the effective date of the merger, JMP Group LLC must notify each holder of JMP Group Inc. common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL, and who has not voted in favor of the merger proposal, that the merger has become effective.

Filing a Petition for Appraisal. Within 120 days after the effective date of the merger, but not thereafter, JMP Group LLC or any former holder of JMP Group Inc. common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. JMP Group LLC is under no obligation to, and has no present intention to, file such a petition, and holders should not assume that JMP Group LLC will file a petition. Accordingly, it is the obligation of the holders of JMP Group Inc. common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of JMP Group Inc. common stock within the time prescribed in Section 262 of the DGCL. Within 120 days after the effective date of the merger, any holder of JMP Group Inc. common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from JMP Group LLC a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request for the statement has been received by JMP Group LLC or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of JMP Group Inc. common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition for appraisal or request from JMP Group LLC the statement described in this paragraph.

If a petition for an appraisal is timely filed by a holder of shares of JMP Group Inc. common stock and a copy thereof is served upon JMP Group LLC, JMP Group LLC will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to the stockholder.

Determination of Fair Value. After the Delaware Court of Chancery determines the holders of JMP Group Inc. common stock entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery shall determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262 of the DGCL. Although JMP Group Inc. believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither JMP Group LLC nor JMP Group Inc. anticipate offering more than the applicable merger consideration to any of JMP Group Inc.'s stockholders exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the "fair value" of a share of JMP Group Inc. common stock is less than the merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised.

If any stockholder who demands appraisal of shares of JMP Group Inc. common stock under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder's shares of JMP Group Inc. common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, at any time within 60 days after the effective date of the merger, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with the requirements of Section 262 of the DGCL will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

Regulatory Approvals

We are not aware of any federal, state or local regulatory requirements that must be complied with or approvals that must be obtained prior to consummation of the merger pursuant to the merger agreement, other than compliance with applicable federal and state securities laws, the filing of articles of merger as required under the DGCL and various state governmental authorizations.

Accounting Treatment of the Merger

For accounting purposes, the merger and related transactions will be treated as a recapitalization of JMP Group Inc. with JMP Group LLC as the acquirer (reverse acquisition). The accounting basis used to initially record the assets and liabilities in JMP Group LLC is the carryover basis of JMP Group Inc. Shareholders’ equity of JMP Group LLC will be that carried over from JMP Group Inc., after giving effect to minority interests.

OTHER RESTRUCTURING RELATED TRANSACTIONS

As part of the Reorganization Transaction, we intend that JMP Group Inc. will sell certain investment assets to JMP Investment Holdings LLC, a wholly owned subsidiary of JMP Group LLC, in order to establish a final corporate structure that we deem to be desirable to maintain the qualifying income exception for U.S. federal taxation purposes. Accordingly, in exchange for a 30-year promissory note in the principal amount equal to the fair market value of the transferred assets, bearing interest currently anticipated to be 2.97% per anum (the “Promissory Note”), we intend to transfer the following investment income producing assets: (i) JMP Capital LLC, (ii) limited partnership interests funds that are managed by HCS, and (iii) securities issued by CLOs managed by JMPCA.

In addition, JMP Group Inc. has issued $46 million principal amount of 8.00% Senior Notes due 2023 (the “2013 Senior Notes”) and $48.3 million principal amount of 7.25% Senior Notes due 2021 (the “2014 Senior Notes,” together with the 2013 Senior Notes, the “Senior Notes”). The Senior Notes were issued pursuant to an indenture with U.S. Bank National Association, as trustee. The indenture contains a minimum liquidity covenant that obligates JMP Group Inc. to maintain liquidity of at least an amount equal to the lesser of (i) the aggregate amount due on the next eight scheduled quarterly interest payments on the Senior Notes, or (ii) the aggregate amount due on all remaining scheduled quarterly interest payments on the Senior Notes until the maturity of the Senior Notes. We intend for JMP Group Inc. to remain the issuer and primary obligor of its Senior Notes. We have finalized a Third Supplemental Indenture with U.S. Bank NA, pursuant to which JMP Group LLC and JMP Investment Holdings LLC will deliver a full and unconditional guarantee on the Senior Notes and certain other provisions of the Senior Notes (such as covenants) will be amended to comport with our new corporate structure. The effectiveness of the Third Supplemental Indenture will be contingent upon the consummation of the Merger.

DISTRIBUTION POLICY

Provided the Reorganization Transaction is completed, JMP Group LLC currently intends to distribute approximately 50% to 70% of its operating earnings to its shareholders, subject to various considerations, including, but not limited to, liquidity requirements, dividend restrictions contained in our current or future financing facilities, JMP Group LLC’s distribution yield relative to its peers, and other relevant factors identified and considered by the board of directors of JMP Group LLC. We currently anticipate that our aggregate annual distributions per share will be no less than historical dividends paid by JMP Group Inc., which were approximately 30% to 35% of its operating earnings, although all future distributions will depend on a number of factors, including our financial performance, and must be approved by, and remain subject to the sole discretion of, our board of directors.

All distributions from JMP Group LLC will be made at the sole discretion of the board of directors of JMP Group LLC, and will depend on a number of factors affecting us, including:

●	our financial condition;

●	general business conditions;

●	actual results of operations;

●	the timing of the deployment of capital and leverage;

●	debt service requirements of us and our subsidiaries;

●	cash distributions from our subsidiaries;

●	our operating expenses;

●	our taxable income;

●	our capital expenditure requirements;

●	our liquidity requirements;

●	distribution restrictions contained in our current or future financing facilities;

●	JMP Group LLC’s distribution yield relative to its peers;

●	restrictions under Delaware law;

●	any contractual, legal and regulatory restrictions on the payment of distributions by us to holders of our shares or by our subsidiaries to us; and

●

other factors the board of directors in its discretion deems relevant. See “Risk Factors—Risks Related to Ownership of Shares of JMP Group LLC—While we intend to make regular cash distributions to holders of shares of JMP Group LLC, the board of directors of JMP Group LLC has full authority and discretion over the distributions and it may decide to reduce or eliminate distributions at any time, which may adversely affect the market price of our shares.”

JMP Group LLC will be a holding company with no operations and will be dependent upon the ability of its subsidiaries to generate and distribute revenue to JMP Group LLC. JMP Group LLC expects to cause its subsidiaries to pay distributions to it in order to fund any such distributions, subject to applicable law and the other considerations discussed above.

If the merger and Reorganization Transaction are not completed, we do not have any intention of changing our existing distribution policy. For a history of JMP Group Inc.’s dividends since our inception, see “Summary—Historical Dividends on JMP Group Inc. Common Stock” on page 13. If the merger is completed, you will hold shares of JMP Group LLC rather than shares of common stock of JMP Group Inc., which will become a subsidiary of JMP Group LLC.

DIRECTORS AND EXECUTIVE OFFICERS

JMP Group LLC will be managed by a board of directors with the same directors, and have the same officers and management personnel, as that of JMP Group, Inc. prior to the merger. Further, JMP Group LLC intends to form the same board committees with identical members and governing charters as those of JMP Group, Inc. prior to the merger.

Information regarding members of our board of directors and executive officers is contained in our Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Item 10. Directors and Executive Officers and Corporate Governance” and is incorporated herein by reference. Information regarding executive compensation is contained in our Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Item 11. Executive Compensation” and is incorporated herein by reference. Information regarding certain relationships and related transactions is contained in our Annual Report on Form 10-K for the year ended December 31, 2013 under the caption “Item 13. Certain Relationships and Related Transactions and Director Independence” and is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2014 (unless otherwise indicated), certain information regarding the beneficial ownership of our common stock. In accordance with the rules of the SEC, “beneficial ownership” includes voting or investment power with respect to equity securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or that vest or become exercisable within 60 days of September 30, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each person listed below is: c/o JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, California 94111. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name	Number of Common Shares Owned and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Executive Officers
Joseph A. Jolson	3,221,335	(2)	14.80%
Craig R. Johnson	1,210,440	(3)	5.57%
Carter D. Mack	1,333,719	(4)	6.14%
Mark L. Lehmann	722,461	(5)	3.33%
Kent Ledbetter	416,322	(6)	1.92%
Raymond S. Jackson	48,140		*
Glenn H. Tongue	76,573		*
Kenneth M. Karmin	104,801		*
H. Mark Lunenburg	110,623		*
David M. DiPietro	38,438		*
Jonathan M. Orszag	46,255		*

All directors and executive officers as a group (11 persons)	7,329,107		33.73%

5% Stockholders
T. Rowe Price Associates, Inc.	1,557,670	(7)	7.1%
Entities affiliated with Wellington Trust Company, NA.	1,143,214	(8)	5.24%

*	Indicates less than 1% of class.

(1)

For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of determination.

(2)

Includes (a) 1,280,687 shares of common stock owned by the Joseph A. Jolson 1996 Trust dtd 3/7/96, of which Mr. Jolson is a trustee, (b) 1,646,200 shares of common stock owned by Joseph A. Jolson 1991 Trust, of which Mr. Jolson is the trustee, (c) 71,448 shares of common stock owned by Mr. Jolson directly, and (d) 148,000 shares of common stock underlying vested options.  Also included in the number reported are 75,000 shares of common stock owned by The Jolson Family Foundation although Mr. Jolson disclaims beneficial ownership of these shares.

(3)

Includes (a) 876,782 shares of common stock held by the Johnson Revocable Trust, UAD 7/2/97, (b) 238,938 shares of common stock owned by Mr. Johnson directly, and (c) 94,720 shares of common stock underlying vested options.

(4)

Includes (a) 999,710 shares of common stock owned by the Mack Trust dated February 14, 2002; (b) 215,609 shares of common stock owned by Mr. Mack directly; and (c) 118,400 shares of common stock underlying vested options.

(5)

Includes (a) 445,301 shares of common stock owned by the Mark L. and Kerri C. Lehmann Trust U/A dated 3/4/2009 (b) 217,960 shares of common stock owned by Mr. Lehmann directly and (c) 59,200 shares of common stock underlying vested options.

(6)	Includes (a) 397,822 shares of common stock owned by the Ledbetter Rev Trust U/A DTD 10/08/2007 and (b) 18,500 shares of common stock underlying vested options.

(7)

Information as to beneficial ownership by T. Rowe Price Associates, Inc. (“T. Rowe Price”) and its affiliates as of December 31, 2013 is based solely on a filing relating to our common stock made by T. Rowe Price and its affiliates with the SEC under Section 13(d) and Section 13(g) of the Exchange Act. According to this filing, these securities are owned by various individual and institutional investors for which T. Rowe Price serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be the beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)

Information as to beneficial ownership by Wellington Trust Company, NA (“Wellington Trust”), Wellington Management Company, LLP and Wellington Trust Company, Common Trust Funds Trust, Micro Cap Equity Portfolio (“WTC-CTF Micro Cap Equity”) (“Wellington Management,” together with Wellington Trust and WTC-CTF Micro Cap Equity, the “Wellington Entities”) is based solely on four filings relating to our common stock made separately by the Wellington Entities with the SEC under Section 13(g) of the Exchange Act. According to the Schedules 13G, WTC-CTF Micro Cap Equity holds the 1,143,214 shares listed in the table related to the Wellington Entities.

DESCRIPTION OF SHARES OF JMP GROUP LLC

General

The following is a summary of the material terms of the shares representing limited liability company interests in JMP Group LLC. We will enter into the amended and restated LLC agreement of JMP Group LLC, which we refer to as the LLC agreement, in connection with the merger. The LLC agreement provides for the issuance of the shares, as well as the distributions on and voting rights of the holders of the shares. The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the LLC agreement are intended to be consistent with the DGCL, and the powers of JMP Group LLC, the governance processes and the rights of holders of the shares are generally intended to be similar in many respects to those of a Delaware corporation under the DGCL, with certain exceptions. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the LLC agreement, which agreement is attached as Annex B and will govern your rights as a holder of the shares.

Authorized Shares

Upon completion of the merger, JMP Group LLC will be authorized to issue up to 100,000,000 common shares and 10,000,000 preferred shares in one or more series. These are the same amounts and classes of authorized shares that JMP Group Inc. had before the merger. As of immediately following the closing of the merger, the issued and outstanding shares of JMP Group LLC will be the same as JMP Group Inc. had immediately before the merger (other than any JMP Group Inc. common stock subject to validly perfected appraisal rights).

Distributions

Upon completion of the merger, the holders of outstanding JMP Group LLC common shares will be entitled to participate ratably, on a common share-for-common share basis, in such distributions as the JMP Group LLC board of directors may from time to time determine, subject to the rights of the holders of any preferred shares.

Voting

Holders of outstanding shares are entitled to one vote per share as provided in the LLC agreement. The LLC agreement provides that the holders of shares are entitled, at the annual meeting of holders of shares of JMP Group LLC, to vote for the election of all of the directors of JMP Group LLC. Because the LLC agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a meeting of the holders of the shares will effectively be able to elect all the directors of JMP Group LLC standing for election.

Anti-Takeover Provisions

Certain provisions of the LLC agreement that are substantially the same as provisions in the certificate of incorporation and bylaws of JMP Group Inc. before the merger may make it difficult for third parties to acquire control of JMP Group LLC by various means. These provisions could deprive the holders of shares of JMP Group LLC of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

●	enhance the likelihood of continuity and stability in the composition of JMP Group LLC’s board of directors and in the policies formulated by the board of directors;

●	discourage certain types of transactions which may involve an actual or threatened change in control of JMP Group LLC;

●	discourage certain tactics that may be used in proxy fights;

●	encourage persons seeking to acquire control of JMP Group LLC to consult first with JMP Group LLC’s board of directors to negotiate the terms of any proposed business combination or offer; and

●

reduce the vulnerability of JMP Group LLC to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to holders of shares of JMP Group LLC.

Blank Check Preferred Shares

Consistent with the powers of the JMP Group Inc. board of directors under the charter of JMP Group Inc., the LLC agreement provides that our board of directors may authorize the issuance of preferred shares in one or more series and may designate the distribution rate, voting rights and other rights, preferences and restrictions of each series. We have not yet issued, nor do we have any present intention to issue, any preferred shares. We could, however, issue a series of preferred shares that could either impede or facilitate the completion of a merger, tender offer or other takeover attempt. Although our board of directors is required to make any determination to issue shares based on its judgment and in accordance with applicable law, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their shares over the then market price of their shares. In addition, the rights and privileges of such preferred shares could adversely affect your voting power. Our board of directors does not intend to seek shareholder approval prior to any issuance of any preferred shares, unless otherwise required by law or stock exchange rules.

Shareholder Action by Written Consent; Special Meetings

Consistent with the requirements of the charter of JMP Group Inc., the LLC agreement prohibits action by shareholders by written consent in lieu of a meeting. The LLC agreement provides that special meetings of shareholders may be called by the chairman of the board of directors or a resolution of a majority of the board of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominees

Consistent with the requirements of the charter of JMP Group Inc., the LLC agreement provides for an advance notice procedure with regard to business proposed to be submitted by a shareholder at any annual meeting of our shareholders, including the nomination of candidates for election as directors. The procedure provides that a notice of proposed shareholder business must be timely given in writing to us prior to the meeting. To be timely, notice relating to an annual meeting generally must be received by the Company not less than 90 days nor more than 120 days before the first anniversary of the date the Company first mailed its proxy materials for the preceding year’s annual meeting.

Notice to us from a shareholder who proposes to nominate a person at a meeting for election as a director must contain all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

The chairman of a meeting of shareholders may determine that a person was not nominated in accordance with the nomination procedure, in which case the person’s nomination will be disregarded. If the chairman of a meeting of shareholders determines that other business was not properly brought before the meeting in accordance with the procedures in the LLC agreement, the business will not be conducted at the meeting.

Listing

We will apply to have JMP Group LLC common shares listed on the NYSE under the symbol “JMP” in the same manner that the JMP Group Inc. common stock is currently listed under the symbol “JMP.”

Transfer Agent and Registrar

The transfer agent and registrar for the shares will be American Stock Transfer & Trust Company.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF JMP GROUP INC. AND
HOLDERS OF SHARES OF JMP GROUP LLC

The following section of the proxy statement/prospectus describes some of the differences between the current rights of holders of JMP Group Inc. common stock and the rights of holders of shares of JMP Group LLC after the Reorganization Transaction and also summarizes certain provisions of Delaware law, Delaware law, the charter of JMP Group Inc. which we refer to as the JMP Group Inc. Charter, the amended and restated bylaws of JMP Group Inc., which we refer to as the JMP Group Inc. Bylaws, and the amended and restated limited liability company agreement of JMP Group LLC, which we refer to as the LLC agreement. This summary may not contain all the information that is important to you. We encourage you to read carefully the JMP Group Inc. Charter and JMP Group Inc. Bylaws and the LLC agreement. For information on how to obtain the JMP Group Inc. Charter and JMP Group Inc. Bylaws, see “Where You Can Find More Information.” A copy of the form of the LLC agreement is attached as Annex B to this proxy statement/prospectus.

General

If the Reorganization Transaction is completed, each share of JMP Group Inc. common stock you currently own, will be exchanged for one share representing a limited liability company interest in JMP Group LLC. As a holder of JMP Group Inc. common stock, your rights are governed by Delaware law, the JMP Group Inc. Charter and the JMP Group Inc. Bylaws. If the Reorganization Transaction is completed, your rights will be governed by Delaware law and the LLC agreement.

In general, the LLC agreement was drafted to include substantially similar terms, conditions and procedures as are contained in the JMP Group Inc. Charter and the JMP Group Inc. Bylaws and to provide holders of shares of JMP Group LLC with rights substantially similar to the rights provided to them by the DGCL, the JMP Group Inc. Charter and the JMP Group Inc. Bylaws. However, due to certain differences between the LLC Act and the DGCL, certain corporate stockholder rights cannot be replicated in their entirety in the LLC agreement. The summary below includes a comparison of certain of the material terms, conditions and procedures governing JMP Group Inc. stock and JMP Group LLC shares and, where applicable, identifies certain differences between the rights of the holders of JMP Group LLC shares and the rights of the holders of JMP Group Inc. stock.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of JMP Group Inc. common stock and those of holders of shares of JMP Group LLC. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the LLC Act and the DGCL and by the governing corporate documents of JMP Group Inc. and JMP Group LLC, to which stockholders are referred.

The LLC agreement will contain provisions that could have the effect of delaying, deferring or preventing a transaction or a change in control of JMP Group LLC by various means that could deprive the holders of shares of JMP Group LLC of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. See “Description of Shares of JMP Group LLC—Anti-Takeover Provisions.”

Authorized Capital Stock/Shares

JMP Group Inc. The JMP Group Inc. Charter authorizes issuance of up to 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of Preferred Stock, $0.001 par value per share. As of June 30, 2014, 21,690,397 shares of Common Stock, $0.001 par value, were outstanding, and no shares of Preferred Stock were outstanding. The JMP Group Inc. Charter provides that the JMP Group Inc. board of directors may authorize the issuance of preferred shares in one or more series and may designate the dividend rate, voting rights and other rights, preferences and restrictions of each series.

JMP Group LLC. Each share of JMP Group LLC represents a limited liability company interest in JMP Group LLC. The provisions of the LLC agreement with respect to the authorized classes and series of JMP Group LLC shares will be substantially similar to the authorized classes and series of JMP Group Inc. stock prior to the merger. Because each holder of JMP Group Inc. common stock will receive in the merger on a one-for-one basis JMP Group LLC common shares of a corresponding class and series, the same number of each class and series of JMP Group LLC shares will be outstanding immediately following the consummation of the merger as are outstanding immediately prior to the merger (other than as a result of any JMP Group Inc. stockholders exercising appraisal rights).

Because the LLC Act does not contemplate that limited liability company interests will have a par value, the concept of par value does not apply to the shares of JMP Group LLC. As a result, related concepts under the DGCL including statutory capital, which must be at least the aggregate par value of issued shares of stock of a corporation, do not apply to JMP Group LLC.

Voting

JMP Group Inc. Each outstanding share of JMP Group Inc. common stock is entitled to one vote on all matters submitted to a vote of JMP Group Inc.’s stockholders.

JMP Group LLC. The provisions of the LLC agreement with respect to the voting rights of JMP Group LLC shareholders are substantially similar to the voting rights of JMP Group Inc. stockholders. See the section titled “Description of JMP Group LLC Common Shares—Common Shares—Voting.”

Fiduciary Duties

JMP Group Inc. The directors and officers of JMP Group Inc. owe fiduciary duties to JMP Group Inc. and to all of its stockholders. Under Delaware law, the legal obligations of corporate fiduciaries fall into two broad categories: a duty of care and a duty of loyalty. Further, as permitted by Delaware law, the JMP Group Inc. Charter limits directors’ and officers’ liability for breaches of fiduciary duties in certain respects.

JMP Group LLC. The provisions of the LLC agreement with respect to the fiduciary duties of the directors and officers of JMP Group LLC, and their liability for breaches of such duties, are substantially similar to the fiduciary duties of directors and officers of JMP Group Inc.

Board of Directors

JMP Group Inc. Pursuant to the DGCL and the JMP Group Inc. Bylaws, the business and affairs of JMP Group Inc. are managed by its board of directors. The JMP Group Inc. Bylaws provide that JMP Group Inc.’s board of directors will consist of not less than three and not more than ten directors. The JMP Group Inc. board of directors currently consists of nine directors with no vacancies.

JMP Group LLC. The LLC agreement provides that the business and affairs of JMP Group LLC shall be managed by its board of directors in a substantially similar manner as the business and affairs of JMP Group Inc. are currently managed by its board of directors. The authority and function of the board of directors of JMP Group LLC will be substantially similar to the authority and function of the board of directors of JMP Group Inc. Further, the LLC agreement provides that the number, and terms of service, of JMP Group LLC directors are to be substantially similar to JMP Group Inc. The LLC agreement sets the size of the board of directors at nine directors. The number of directors may be changed only by the board of directors.

Amendment of Organizational Documents and the LLC Agreement

JMP Group Inc.

JMP Group Inc. Charter.    Pursuant to Section 242 of the DGCL, generally, the JMP Group Inc. Charter may be amended only if (i) the board of directors, by resolution, declares the advisability of the proposed amendment and (ii) the holders of a majority of outstanding stock entitled to vote on the proposed amendment approve such amendment.

JMP Group Inc. Bylaws.    The JMP Group Inc. Bylaws may be amended either (i) by the board of directors or (ii) by the vote of the holders of not less than a majority of the stock entitled to vote on the proposed amendment. The number of authorized directors may be changed only by resolution of the board of directors.

JMP Group LLC. The provisions of the LLC agreement, which were drafted to include substantially similar provisions as the JMP Group Inc. Charter and to incorporate certain provisions of the DGCL commonly included in a certificate of incorporation of a Delaware corporation (the “Charter Provisions”), may only be amended in a substantially similar manner as the JMP Group Inc. Charter could be amended.

The provisions of the LLC agreement, which were also drafted to include substantially similar provisions as the JMP Group Inc. Bylaws and to incorporate certain provisions of the DGCL which are commonly included in the bylaws of a Delaware corporation (the “Bylaw Provisions”), may only be amended in a substantially similar manner as the JMP Group Inc. Bylaws could be amended.

The holders of JMP Group Inc. common stock have additional rights under the DGCL by virtue of the fact that JMP Group Inc. is organized as a Delaware corporation under the DGCL. Currently, these additional rights may not be amended or altered by the JMP Group Inc. Charter, the JMP Group Inc. Bylaws or any other action by JMP Group Inc., its board of directors or its stockholders. In order to provide holders of shares of JMP Group LLC with rights substantially similar to the rights provided to them by the DGCL, certain provisions of the LLC agreement were drafted to incorporate the additional rights that stockholders of JMP Group Inc. have pursuant to the DGCL (the “DGCL-Implementing Provisions”). The DGCL-Implementing Provisions in the LLC agreement may be amended, but only if (i) the board of directors, by resolution, declares the advisability of the proposed amendment and (ii) a majority of the shareholders entitled to vote on the proposed amendment approve such amendment; provided, however, that notwithstanding the foregoing, if the board of directors of JMP Group LLC determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in the LLC Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended.

The remaining provisions of the LLC agreement that are not expressly designated as Charter Provisions, Bylaw Provisions or DGCL-Implementing Provisions and that include provisions that are commonly included in LLC agreements, may be amended if (i) the board of directors, by resolution, declares the advisability of the proposed amendment and (ii) the holders of a majority of outstanding shares entitled to vote on the proposed amendment approve such amendment.

Neither the board of directors of JMP Group Inc. nor any committee thereof, pursuant to the DGCL, could amend the provisions of the JMP Group Inc. Charter except to change the registered office or registered agent of JMP Group Inc. and, through a short-form merger, to change the name of the corporation. The LLC agreement provides that the JMP Group LLC board of directors and any committee thereof (to the extent such committee shall be empowered to exercise all of the authority of the board of directors in accordance with the LLC agreement) may amend the LLC agreement without the approval of the JMP Group LLC shareholders or any other person, under the following limited circumstances:

●	to change the name of JMP Group LLC or its registered agent or registered office;
●

to impose restrictions on the transfer of shares, under certain circumstances, to avoid a significant risk of JMP Group LLC becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes;

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to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or otherwise to preserve or achieve uniformity of the shares (or any portion or class or series thereof);

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to reflect any amendment to Section 145 of the DGCL or the amendment or addition of any other provisions of the DGCL relating to indemnification and advancement of expenses, under certain circumstances;

●	to reflect any change determined by the JMP Group LLC board of directors to be necessary and appropriate in the event that a provision of the DGCL or the LLC Act is enacted, amended or revoked;
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pursuant to any writing approved by the JMP Group LLC board of directors setting forth the powers, designations, preferences and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions thereof, of a series of preferred shares;

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if any term or provision of the LLC agreement is determined, in a final and nonappealable order, to be illegal or invalid for any reason, to adopt any amendment to the LLC agreement that the JMP Group LLC board of directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the JMP Group LLC board of directors, effect the intent that the LLC agreement govern JMP Group LLC in a manner that is substantially similar to the governance of JMP Group Inc. in effect immediately prior to the effective time of the merger;

●

to qualify or continue the qualification of JMP Group LLC as a limited liability company under the laws of any state or to ensure that JMP Group LLC and any of its subsidiaries will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

●	to address changes in U.S. federal income tax regulations, legislation or interpretation;
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to the extent it does not adversely affect the JMP Group LLC shareholders considered as a whole or the JMP Group LLC shareholders holding any particular class or series of shares as compared to JMP Group LLC shareholders holding any other classes or series of shares in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the LLC Act), (ii) facilitate the trading of shares (including the division of any class or series of outstanding shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of shares) or comply with any rule, regulation, guideline or requirement of any exchange registered with the SEC under Section 6(a) of the Exchange Act on which the shares are or will be listed, or (iii) effect the intent expressed in this proxy/prospectus or the intent of the provisions of the LLC agreement;

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to effect a change in the fiscal year or taxable year of JMP Group LLC and any other changes that the JMP Group LLC board of directors determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of JMP Group LLC; and

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to correct any provision of the LLC agreement that, as a result of a typographical error or other inaccuracy, does not implement the parties’ intent that the LLC agreement govern the Company in a manner substantially similar to the way JMP Group Inc. was governed immediately prior to the merger.

Dividends/Distributions

JMP Group Inc. Subject to the requirements of applicable law, the JMP Group Inc. board of directors may declare and pay dividends upon shares of its stock and the corporation may purchase its own shares of stock or redeem any shares of its stock that are redeemable. To the extent a dividend is paid or stock is purchased or redeemed in a manner that violates applicable law, the directors are liable to the corporation for the funds wrongfully distributed by them, and, if a director is so liable, such director is subrogated to the rights of the corporation against stockholders who received such dividend or payment with knowledge that it was unlawful.

JMP Group LLC. The requirements for JMP Group LLC to declare and pay a distribution or to purchase or redeem any of its shares under the LLC Act and the LLC agreement are substantially similar to the requirements for JMP Group Inc. To the extent a distribution to a JMP Group LLC shareholder is made that violates applicable law, the shareholder may be obligated to repay any funds wrongfully distributed to it if the shareholder had actual knowledge that the distribution was unlawful.

Merger/Conversion

JMP Group Inc. Under the DGCL, in order for JMP Group Inc. to merge with another entity or convert into another form of organization, the board of directors of JMP Group Inc. must adopt a resolution declaring the action advisable and the requisite votes of JMP Group Inc.’s stockholders must be obtained.

JMP Group LLC. The LLC agreement provides that JMP Group LLC may merge with another entity or convert into another form of organization in a substantially similar manner as JMP Group Inc., except that, if the JMP Group LLC board of directors determines that it is no longer in the interests of JMP Group LLC to continue as a partnership for U.S. federal income tax purposes, the JMP Group LLC board of directors may elect to treat JMP Group LLC as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes and may, at its option, effect such change in tax treatment by authorizing a merger or conversion or other transaction under applicable law without JMP Group LLC shareholder approval.

Dissolution

JMP Group Inc. Under Section 275 of the DGCL, a Delaware corporation may be dissolved if (i) a majority of the entire board of directors adopts a resolution declaring the dissolution advisable, (ii) the dissolution is approved by the holders of a majority of the outstanding stock entitled to vote on the dissolution, and (iii) a certificate of dissolution is filed with the Secretary of State of the State of Delaware. Alternatively, a Delaware corporation may be dissolved without action of the board of directors if all of the stockholders entitled to vote on the dissolution consent in writing and a certificate of dissolution is filed with the Secretary of State of the State of Delaware.

Following the dissolution, the corporation shall be continued for limited purposes during a three-year winding up period. Upon dissolution, following the payment of the corporation’s creditors and obligations and the provision for future claims, the remaining assets are distributed to the stockholders of the corporation.

A corporation may revoke a voluntary dissolution prior to the expiration of the three-year winding up period if (i) a majority of the board of directors adopts a resolution recommending that the dissolution be revoked, (ii) the revocation is approved by the holders of a majority of the stock which was outstanding at the time of the dissolution and was entitled to vote on the dissolution, and (iii) a certificate of revocation of dissolution is filed with the Secretary of State of the State of Delaware.

JMP Group LLC. The LLC agreement provides that JMP Group LLC may be dissolved in a substantially similar manner that JMP Group Inc. may be dissolved under Section 275 of the DGCL (other than filing a certificate of dissolution, which is not required to be filed by the LLC Act). In addition, the LLC agreement provides that JMP Group LLC may also be dissolved if (i) at any time there are no shareholders unless JMP Group LLC is continued without dissolution as permitted by the LLC Act, or (ii) upon the entry of a decree of judicial dissolution of JMP Group LLC under Section 18-802 of the LLC Act.

Following its dissolution, JMP Group LLC will continue to exist for purposes of winding up the affairs of JMP Group LLC and, upon completion of the winding up, a certificate of cancellation is filed with the Secretary of State of the State of Delaware. Upon dissolution, the JMP Group LLC board of directors will select a liquidating trustee to exercise the powers of the board of directors necessary or appropriate to complete the winding up of JMP Group LLC and the liquidating trustee shall use its best efforts to complete the winding up within three years from the date of dissolution, but it is possible that winding up the affairs of JMP Group LLC may take longer than three years. Following payment of JMP Group LLC’s creditors and obligations and satisfaction of liabilities, the remaining assets of JMP Group LLC will be distributed to its shareholders in accordance with the terms of the LLC agreement.

Pursuant to Section 18-806 of the LLC Act, a limited liability company shall not be dissolved and its affairs not wound up if, prior to the filing of the certificate of cancellation with the Secretary of State of the State of Delaware, the dissolution of the limited liability company is revoked and the limited liability company is continued pursuant to the affirmative vote of all remaining shareholders of the limited liability company, provided, however, that if the dissolution was caused by a vote of the shareholders, the dissolution shall not be revoked unless each shareholder who voted in favor of the dissolution has voted to continue the limited liability company.

Distributions upon Dissolution

JMP Group Inc. Pursuant to the JMP Group Inc. Charter, in the event of a dissolution of JMP Group Inc., after payments to claimants and preferred stockholders, if any, the holders of JMP Group Inc. common stock shall share ratably on a share-for-share basis in all distributions of assets of JMP Group Inc.

JMP Group LLC. The provisions of the LLC agreement with respect to distributions upon dissolution of JMP Group LLC are substantially similar to such provisions in the JMP Group Inc. Charter.

Derivative Actions

JMP Group Inc. Under Delaware law, a creditor of a corporation does not have standing to bring a derivative action against the corporation unless the corporation is insolvent.

JMP Group LLC. Under Delaware law, a creditor of a limited liability company does not have standing to bring a derivative action against a limited liability company even if it is insolvent.

Deadlocks

JMP Group Inc. Under Section 226 of the DGCL, the Court of Chancery of the State of Delaware, upon application of any stockholder of the corporation, may appoint a custodian or receiver of the corporation in certain circumstances, including certain deadlocks among the stockholders or directors or if the corporation has abandoned its business and failed within a reasonable amount of time to take steps to dissolve, liquidate or distribute its assets.

JMP Group LLC. Neither the LLC Act nor the LLC agreement includes a provision similar to Section 226 of the DGCL addressing deadlocks or the abandonment of the company’s business. Section 18-802 of the LLC Act, however, provides that the Court of Chancery of the State of Delaware, upon application of any member or manager of the limited liability company, may decree dissolution of the limited liability company whenever it is not reasonably practicable to carry on the business in conformity with the LLC agreement.

Attachment of Shares

JMP Group Inc. Under Section 342 of the DGCL, a stockholder’s creditors may attach its shares of the corporation, and such attached shares, upon order of the court from which the attachment process was issued, may be sold at public sale to the extent sufficient to satisfy the creditor’s debt.

JMP Group LLC. Under Section 18-703 of the LLC Act, on application by a creditor of a shareholder, a court may charge the shares of the limited liability company held by the shareholder to satisfy the judgment. To the extent so charged, the judgment creditor only has the right to receive any distribution on the shares to which the shareholder would have otherwise been entitled and the judgment creditor may not attach, sell or otherwise exercise any management rights related to the charged shares.

Limited Power of Attorney

JMP Group LLC. In order to provide JMP Group LLC’s board of directors and management with the power to take certain actions that they are currently able to do in the corporate context with respect to JMP Group Inc., the LLC agreement provides that each JMP Group LLC shareholder, in its capacity as a shareholder of JMP Group LLC, irrevocably appoints each director, officer and liquidating agent, if one has been appointed, of JMP Group LLC as its attorney-in-fact with full power of attorney only under the circumstances listed below.

To execute and record in the appropriate public offices:

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all certificates, documents and other instruments necessary or appropriate to form, qualify or continue the existence or qualification of JMP Group LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

●	all certificates, documents and other instruments necessary or appropriate to reflect any amendment, change, modification or restatement of the LLC agreement adopted in accordance with its terms;
●	all certificates, documents and other instruments necessary or appropriate to reflect the dissolution, winding up and termination of JMP Group LLC pursuant to the terms of the LLC agreement;
●	all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any JMP Group LLC shareholder pursuant to the LLC agreement;
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all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of shares representing limited liability company interest in JMP Group LLC issued pursuant to the LLC agreement; and

●	all certificates, documents and other instruments relating to a merger, consolidation or conversion of JMP Group LLC adopted in accordance with the LLC agreement.
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execute and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the JMP Group LLC shareholders under the LLC agreement or that is consistent with the terms of the LLC agreement or (B) effectuate the terms or intent of the LLC agreement.

Taxation

For a discussion of the differences in taxation between JMP Group Inc. and JMP Group LLC, see the section titled “Material U.S. Federal Income Tax Considerations.”

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

The LLC agreement provides that a director or officer of JMP Group LLC will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL (as if the Company were a Delaware corporation and such director or officer were a director or officer of a Delaware corporation) against monetary damages and amounts reasonably incurred or suffered by such person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer; provided, however, that except as to actions against the Company to enforce indemnification rights, the Company will indemnify any director or officer seeking indemnification in a proceeding initiated by such person only if the proceeding was authorized by the board of directors. The foregoing statement is a summary of provisions set forth in the LLC agreement, which is attached as Annex B.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Introduction

In the opinion of Orrick, the following description of the material U.S. federal income tax consequences of the merger and the Reorganization Transaction and the ownership and disposition of shares of JMP Group LLC is accurate in all material respects. This description is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code, or the Code, applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently available and in effect on the date hereof and which are subject to change or differing interpretations, possibly with retroactive effect. This description assumes that shares of JMP Group Inc. common stock are held as capital assets for U.S. federal income tax purposes, and that shares of JMP Group LLC will be held as capital assets for U.S. federal income tax purposes following the merger and the Reorganization Transaction. This description is not intended to be a complete description of all of the U.S. federal income tax consequences of the merger, the Reorganization Transaction and the ownership and disposition of the shares of JMP Group LLC. In addition, except as specifically set forth below, this description does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of JMP Group Inc. common stock or shares of JMP Group LLC in light of its personal circumstances, or to holders of JMP Group Inc. common stock or shares of JMP Group LLC that are subject to special treatment under U.S. federal income tax laws, including but not limited to:

●	dealers in securities or foreign currencies;

●	financial institutions;

●	insurance companies;

●	tax-exempt organizations (except to the extent discussed in “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of JMP Group LLC—Unrelated Business Taxable Income”);

●	non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of JMP Group LLC—Non U.S. Holders”);

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persons who are subject to the alternative minimum tax (except to the extent discussed in “U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of JMP Group LLC—Alternative Minimum Tax”);

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	persons that hold their JMP Group Inc. common stock (or will hold shares of JMP Group LLC) as part of a hedge, straddle, constructive sale or Reorganization Transaction;

●	persons whose functional currency is not the U.S. dollar;

●	real estate investment trusts;

●	certain U.S. expatriates;

●	estates and trusts;

●	S corporations;

●	mutual funds;

●	persons who are, or who hold their JMP Group Inc. common stock (or will hold shares of JMP Group LLC) through, partnerships or other pass-through entities; or

●	holders of options granted by JMP Group Inc. (or by JMP Group LLC) or persons who acquired JMP Group Inc. common stock (or shares of JMP Group LLC) as compensation.

The tax treatment of partners in a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) that holds JMP Group Inc. common stock (or will hold shares of JMP Group LLC) generally depends on both the status of the partner (rather than the partnership) and the activities of the partnership and is not specifically addressed herein. Partners in partnerships that hold JMP Group Inc. common stock or will hold shares of JMP Group LLC and such partnerships should consult their tax advisors.

As used below, a “U.S. holder” is a beneficial holder of shares of JMP Group LLC, or JMP Group Inc. common stock, as applicable, and who is, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of shares of JMP Group LLC or JMP Group Inc. common stock, as applicable, that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.

The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the merger and the Reorganization Transaction and the ownership and disposition of shares of JMP Group LLC, including the applicability and effect of U.S. federal, state and local or foreign income and other tax laws to your particular circumstances.

U.S. Federal Income Tax Consequences of the Merger and the Reorganization Transaction

General

The following is a description of the material anticipated U.S. federal income tax consequences of the merger and the Reorganization Transaction. Although the merger is, for state law purposes, a merger of JMP Merger Corp. with and into JMP Group Inc., the merger will be treated for U.S. federal income tax purposes as a contribution by you of your JMP Group Inc. common stock to JMP Group LLC in exchange for shares of JMP Group LLC. Orrick has acted as our tax counsel in connection with the merger and Reorganization Transaction and is of the opinion that, on the basis of certain facts, representations and assumptions, the merger will qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC under Section 721 of the Code. The obligations of JMP Group Inc. and JMP Merger Corp. to complete the merger are conditioned on the receipt by JMP Group Inc. of an opinion from Orrick that on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC within the meaning of Section 721 of the Code. In rendering that opinion, Orrick will rely upon certain representations from us, including those contained in customary tax representation letters. The income tax consequences summarized below are based on the assumption that the merger will qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC.

No ruling has been or will be requested from the IRS with respect to the U.S. federal income tax consequences of the merger. Moreover, the opinions of Orrick described in this discussion are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

For the reasons described below, Orrick has not rendered an opinion with respect to the following specific U.S. federal income tax issues:

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the treatment of a beneficial owner of shares of JMP Group LLC whose shares are loaned to a short seller to cover a short sale of shares of JMP Group LLC (please read “-U.S. Federal Income Tax Consequences of the Ownership and Dispostion of Shares of JMP Group LLC – Treatment of Short Sales”); and

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whether our monthly convention for allocating taxable income and losses is permitted by existing U.S. Tresury Regulations (please read “-U.S. Federal Income Tax Consequences of the Ownership and Dispostion of Shares of JMP Group LLC – Allocation of Profits and Losses”)

U.S. Federal Income Tax Consequences of the Merger to JMP Group Inc. and Holders of JMP Group Inc. Common Stock

As a result of the treatment of the merger as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC under Section 721 of the Code, you will not recognize any taxable gain or loss with respect to the exchange of JMP Group Inc. common stock for shares of JMP Group LLC in the merger. The initial aggregate U.S. federal income tax basis of the shares of JMP Group LLC you will receive will be the aggregate U.S. federal income tax basis of the shares of JMP Group Inc. common stock surrendered in exchange therefor. Your holding period in the shares of JMP Group LLC received in the merger will include the holding period for the shares of JMP Group Inc. common stock surrendered in exchange therefor. No taxable gain or loss will be recognized by JMP Group Inc. as a result of the merger, but JMP Group Inc. will recognize taxable gain, but not loss, on any assets that it sells to JMP Group LLC in connection with the Reorganization Transaction, see “U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction” below.

U.S. Federal Income Tax Consequences of the Merger if the Merger Does Not Qualify as a Tax-Deferred Contribution of JMP Financial Common Stock to JMP Group LLC

It is a condition to consummation of the merger that JMP Group Inc. receives an opinion of counsel that the merger will qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC under the provisions of Section 721 of the Code, but this opinion will not be binding upon the IRS or the courts. If the merger fails to qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC, then, for U.S. federal income tax purposes, you would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the shares of JMP Group LLC you receive in the merger, and (ii) your adjusted U.S. federal income tax basis in your shares of JMP Group Inc. common stock exchanged therefor. If the merger fails to qualify as a tax-deferred contribution of JMP Group Inc. common stock to JMP Group LLC under Section 721 of the Code, neither JMP Group Inc. nor JMP Group LLC should recognize taxable gain or loss as a result of the merger.

U.S. Federal Income Tax Consequences of Other Aspects of the Reorganization Transaction

In connection with the Reorganization Transaction, JMP Group Inc. intends to sell certain assets, including its investments in funds managed by Harvest Capital Strategies LLC and its investments in senior and subordinated notes of CLOs managed by JMPCA, to a wholly-owned subsidiary of JMP Group LLC in exchange for the Promissory Note. JMP Group Inc. will recognize gain, but not loss, on the sale of any asset to JMP Group LLC in an amount equal to the difference between JMP Group Inc.’s adjusted U.S. federal income tax basis in the asset and amount realized by JMP Group Inc. with respect to the asset on the date of sale.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Shares of JMP Group LLC

The following discussion addresses the U.S. federal income tax consequences to you if the Reorganization Transaction is consummated and you hold shares of JMP Group LLC.

Classification of JMP Group LLC

As a condition to consummation of the merger, JMP Group Inc. will receive an opinion of Orrick to the effect that JMP Group LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly-traded partnership taxable as a corporation. It must be emphasized that the opinion of Orrick will be based on various assumptions and representations relating to JMP Group LLC’s organization, operation, assets, activities and income (including our ability to satisfy the qualifying income exception), including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this proxy statement/prospectus are completed in a timely fashion and that JMP Group LLC, at all times, has operated and will continue to operate in accordance with the method of operation described in its organizational documents and this proxy statement/prospectus, and is conditioned upon factual representations and covenants regarding JMP Group LLC’s organization, assets, income, and present and future conduct of its activities and operations, and assumes that such representations and covenants are accurate and complete.

No assurance can be given that the IRS would not successfully assert a position contrary to any of the tax aspects set forth below. Moreover, no advance rulings have been sought from the IRS regarding any matter discussed in this proxy statement/prospectus. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of the Reorganization Transaction and of owning and disposing of the shares of JMP Group LLC, as well as the effects of state, local and non-U.S. tax laws, including potential state tax filing requirements.

While JMP Group LLC believes that it has been organized and intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly-traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in JMP Group LLC’s circumstances, no assurance can be given by Orrick or JMP Group LLC that it will so qualify for any particular year. Orrick will have no obligation to advise JMP Group LLC or you of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. JMP Group LLC’s taxation as a partnership will depend on its ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described below), the compliance with which will not be reviewed by Orrick on an ongoing basis. Accordingly, no assurance can be given that the actual results of JMP Group LLC’s operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

If, for any reason (including JMP Group LLC’s failure to meet the qualifying income exception), JMP Group LLC were treated as an association or publicly-traded partnership taxable as a corporation for U.S. federal income tax purposes, JMP Group LLC would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates, without deduction for any distributions to you, thereby materially reducing the amount of any cash available for distribution to you.

Under Section 7704 of the Code, unless certain exceptions apply, a publicly-traded partnership is generally treated and taxed as a corporation, and not as a partnership, for U.S. federal income tax purposes. A partnership is a publicly-traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We believe that, after the Reorganization Transaction, JMP Group LLC will be treated as a publicly-traded partnership.

If 90% or more of the income of a publicly-traded partnership during each taxable year consists of “qualifying income” and the partnership would not be included in the definition of regulated investment company, or RIC, in Section 851(a) of the Code if it were a domestic corporation, then the partnership will be treated as a partnership, and not as an association or publicly-traded partnership taxable as a corporation, for U.S. federal income tax purposes, or the “qualifying income exception.” Qualifying income generally includes rents, dividends, interest, and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities. Interest is not qualifying income if it is derived in the conduct of a trade or business or is based, directly or indirectly, on the income or profit of any person.

We believe JMP Group LLC will satisfy the qualifying income exception. There can be no assurance, however, that the IRS will not challenge JMP Group LLC’s compliance with the qualifying income requirements and, therefore, assert that it is taxable as a corporation for U.S. federal income tax purposes. In such event, the amount of cash available for distribution to you would likely be reduced materially. The income tax consequences summarized below are based on the assumption that JMP Group LLC will satisfy the qualifying income exception and will be taxed as a partnership or U.S. federal income tax purposes.

Taxation of Holders of Shares on JMP Group LLC’s Profits and Losses

By reason of its taxation as a partnership for U.S. federal income tax purposes, JMP Group LLC will not be subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of items of JMP Group LLC’s income, gain, loss, deduction and credit for the taxable year of JMP Group LLC ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of the earnings of JMP Group LLC in a particular taxable year could exceed the cash distributions to you. See “—Non-Cash Income from JMP Group LLC’s Investments.” The characterization of an item of JMP Group LLC’s income, gain, loss, deduction or credit generally will be determined at the JMP Group LLC level (rather than at the shareholder level).

Allocation of Profits and Losses

For each fiscal year of JMP Group LLC, items of income, gain, loss, deduction or credit recognized by JMP Group LLC will be allocated, for U.S. federal income tax purposes, among the holders of shares in accordance with their allocable shares of JMP Group LLC’s items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of shares will be determined by the LLC agreement, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in JMP Group LLC. If the allocations provided by the LLC agreement do not have “substantial economic effect” and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in the LLC agreement.

JMP Group LLC will apply a monthly convention pursuant to which its items of taxable income, gain, loss deduction and credit generally will be determined annually and will be prorated on a monthly basis.  Such items of income, gain, loss, deduction and credit will be apportioned among the holders in proportion to the shares owned by each of them as of the opening of the New York Stock Exchange on the first business day of the month (the “Allocation Date”). However, gain or loss realized on a sale or other taxable disposition of JMP Group LLC’s assets other than in the ordinary course of business will be allocated among the holders owning shares on the Allocation Date in the month in which that gain or loss is recognized. As a result, holders transferring shares may be allocated items of income, gain, loss, deduction, and credit realized after the date of transfer. In addition, as a result of such allocation method, you may be allocated taxable income for a period even if you do not receive any cash distributions in respect of such period. Moreover, you may be allocated differing amounts of income, gain, loss, deduction and credit of JMP Group LLC than other holders of shares of JMP Group LLC as a result of an application of the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

Section 706 of the Code generally requires that items of partnership income, gain, loss, deduction and credit be allocated between transferors and transferees of partnership interests on a daily basis. The monthly convention that will be applied by JMP Group LLC for allocating income, gain, losses, deductions and credits between transferors and transferees of shares of JMP Group LLC may not be permitted under existing U.S. Treasury Regulations. Accordingly, Orrick is unable to opine on the validity of this method of allocating income, gain, losses, deductions and credits between transferors and transferees of shares of JMP Group LLC.  It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to JMP Group LLC’s monthly convention for allocating items of income, gain, loss, deduction and credit. In that event, JMP Group LLC’s allocation method might be considered a monthly convention that does not literally comply with the requirements of Section 706 of the Code. If JMP Group LLC’s monthly convention is not allowed by the Treasury Regulations (or only applies to transfers of less than all of a holder’s shares) or if the IRS otherwise does not accept JMP Group LLC’s convention, the IRS may contend that items of income, gain, loss, deduction and credit of JMP Group LLC must be reallocated among the holders of the shares. If such a contention were sustained, allocations of income, gain, loss, deduction or credit to you could be adjusted, possibly to your detriment. The board of directors is authorized to revise JMP Group LLC’s method of allocation between transferors and transferees (as well as among holders whose interests otherwise could vary during a taxable period).

Treatment of Short Sales.

If your shares of JMP Group LLC are loaned to a “short seller” to cover a short sale of such shares, you may be considered as having disposed of ownership of those shares. If so, you would no longer be treated, for U.S. federal income tax purposes, as a partner with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•      any of our income, gain, deduction or loss with respect to those shares would not be reportable by you;

•      any cash distributions received by you with respect to those shares would be fully taxable; and

•      all of these distributions would appear to be treated as ordinary income.

Orrick has not rendered an opinion regarding the treatment of a holder of shares of JMP Group LLC whose shares are loaned to a short seller to cover a short sale of shares of JMP Group LLC; therefore, if you desire to assure your status as a partner and avoid the risk of gain recognition from a loan to a short seller you are urged to modify any applicable brokerage account agreements to prohibit your broker from loaning your shares of JMP Group LLC. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests.

Adjusted U.S. Federal Income Tax Basis of Shares

Your initial U.S. federal income tax basis in the shares received in the merger generally will be equal to your aggregate adjusted U.S. federal tax basis in your shares of JMP Group Inc. common stock that are exchanged in the merger and generally will be increased by your allocable share of items of income and gain of JMP Group LLC. Although you may have different U.S. federal income tax bases in your JMP Group Inc. stock because you acquired stock at different prices, you will have a single U.S. federal income tax basis in your shares. Your adjusted U.S. federal income tax basis in the shares generally will be increased by items of your allocable share of the taxable income and gain of JMP Group LLC and will be decreased by your allocable share of items of loss and deduction of JMP Group LLC, the amount of cash distributed to you and JMP Group LLC’s adjusted U.S. federal income tax basis in property (other than cash) distributed to you by JMP Group LLC. Moreover, your adjusted U.S. federal income tax basis will include your allocable share of JMP Group LLC’s liabilities, if any, and a reduction of your allocable share of such liabilities will be treated as a cash distribution to you.

For U.S. federal income tax purposes, you generally will be allowed to deduct your allocable share of losses (if any) of JMP Group LLC only to the extent of your adjusted U.S. federal income tax basis in your shares at the end of the taxable year in which the losses occur. To the extent your allocable share of JMP Group LLC’s losses is not allowed because you had insufficient adjusted U.S. federal income tax basis in your shares, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted U.S. federal income tax basis in your shares in subsequent taxable years.

Treatment of Distributions

For U.S. federal income tax purposes, distributions by JMP Group LLC generally will not be taxable to you to the extent of your adjusted U.S. federal income tax basis in your shares. Instead, such distributions will reduce, but not below zero, your adjusted U.S. federal income tax basis in your shares immediately before the distribution. If such distributions exceed your adjusted U.S. federal income tax basis in your shares, the excess will be taxable to you as gain from a sale or exchange of shares (as described in “—Disposition of Interest” below). It is possible that partial redemptions made during the taxable year could result in taxable gain to a holder where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in a holder’s allocable share of the liabilities of JMP Group LLC, and certain distributions of marketable securities by JMP Group LLC, will be treated as cash distributions for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Shares

For U.S. federal income tax purposes, a sale or other taxable disposition of all or a part of your shares (including in redemption for cash of all of your shares) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of the indebtedness, if any, of JMP Group LLC) and your adjusted U.S. federal income tax basis in your shares (as described in “—Adjusted U.S. Federal Income Tax Basis of Shares” above). Your adjusted U.S. federal income tax basis will be adjusted for this purpose by your allocable share of JMP Group LLC’s taxable income or loss for the year in which such sale or other disposition occurs. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your shares of JMP Group LLC exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of certain “inventory” items and “unrealized receivables” of JMP Group LLC as prescribed in Section 751 of the Code. This would include unremitted earnings and profits of any CFC held by JMP Group LLC although in the case of a holder who is an individual, the amount treated as ordinary income may be limited pursuant to Section 1248 of the Code.

If you dispose of shares at a time when JMP Group LLC holds stock in a PFIC that is not a qualified electing fund, or QEF, you would be treated as disposing of an interest in such PFIC to the extent of your pro rata share of such PFIC stock held by JMP Group LLC. See “—Taxation of Non-U.S. CLO Issuers—PFICs” for a discussion of the tax treatment applicable to a disposition of stock of a PFIC that is not a QEF.

Limitation on Deductibility of Capital Losses

If you are an individual, any capital losses generated by JMP Group LLC (or upon a disposition of shares) generally will be deductible for U.S. federal income tax purposes only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by JMP Group LLC (or upon a disposition of shares) generally will be deductible for U.S. federal income tax purposes to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain JMP Group LLC’s Losses

Individuals and certain corporations will be allowed to deduct their allocable share of JMP Group LLC’s deductions and losses (if any) only to the extent of each such holder’s “at risk” amount in JMP Group LLC at the end of the taxable year in which the losses occur. The amount for which a holder is “at risk” with respect to its interest generally is equal to its adjusted U.S. federal income tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) other than amounts borrowed from persons who have a proprietary interest in JMP Group LLC and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of JMP Group LLC’s losses is not allowed because the holder has an insufficient amount at risk in JMP Group LLC, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

It is not expected that JMP Group LLC will generate any material amount of income or losses from “passive activities” for purposes of Section 469 of the Code. To the extent that JMP Group LLC generates any income from “passive activities,” such income generally will not be treated as passive activity income that may be offset by your passive activity losses from other activities. To the extent that JMP Group LLC generates any losses from “passive activities,” such losses will be suspended for U.S. federal income tax purposes and will only be allowed as an offset to passive activity income from JMP Group LLC in future years or allowed as a loss upon the complete disposition of a holder’s interest in JMP Group LLC. Accordingly, you generally will not be able to offset income allocated by JMP Group LLC to you by your passive activity losses from other activities, and you generally will not be able to use losses allocated to you by JMP Group LLC to offset your passive activity income. You should consult your tax advisors regarding the possible application of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

3.8% Medicare Tax on “Net Investment Income”

U.S. holders of shares that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the shares, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.

Special rules apply in the case of a holder of shares who does not hold such shares in a business of trading financial instruments. As described below under “CFCs” and “PFICs,” such a holder may be taxable for regular U.S. federal income tax purposes on its share of the earnings of a non-U.S. entity that is treated as a corporation for U.S. federal income tax purposes (including a CLO issuer) with respect to which JMP Group LLC owns an equity interest as those earnings accrue to JMP Group LLC and not when they are distributed (and in that case, such holder’s U.S. federal income tax basis in its shares is increased by the amount of earnings that have been taxed to such holder but not distributed). Treasury Regulations under Section 1411 of the Code allow such a holder to elect to follow a similar approach in measuring net investment income. Absent such an election, income inclusions under a QEF election or the CFC rules will not be subject to the surtax on net investment income until that investment income is actually distributed to a U.S. holder, and such holder’s U.S. federal income tax basis would not be increased to reflect previously taxed undistributed earnings. You should consult your advisors with respect to the 3.8% Medicare tax and any elections available to you as a result of a QEF election or the CFC rules.

Mutual Fund Holders

U.S. mutual funds that are treated as RICs for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income test and quarterly 50% and 25% asset value tests under Section 851(b) of the Code to maintain their favorable U.S. federal income tax treatment. The treatment of an investment by a RIC in the shares for purposes of these tests will depend on whether JMP Group LLC will be treated as a “qualified publicly-traded partnership.” If JMP Group LLC is so treated, then the shares themselves are the relevant asset for purposes of the 50% and 25% asset value tests and the net income from the shares is the relevant gross income for purposes of the 90% gross income test. In addition, the aggregate amount that a RIC can invest in the securities of one or more “qualified publicly-traded partnerships” is limited to 25% of the RIC’s total assets. If, however, JMP Group LLC is not treated as a “qualified publicly-traded partnership,” then the relevant assets are the RIC’s allocable share of the underlying assets held by JMP Group LLC and the relevant gross income is the RIC’s allocable share of the underlying gross income earned by JMP Group LLC. However, the 25% limitation on a RIC’s ability to invest in the securities of “qualified publicly-traded partnerships” would not apply. JMP Group LLC will qualify as a “qualified publicly-traded partnership” if it derives less than 90% of its income from sources that are qualifying income for purposes of the RIC 90% gross income test. We anticipate that JMP Group LLC will not be treated as a “qualified publicly-traded partnership.” However, because such qualification will depend on the nature of our future investments, no complete assurance can be provided as to whether we will be treated as a “qualified publicly-traded partnership” in any particular year. RICs should consult their own tax advisors regarding an investment in the shares.

Unrelated Business Taxable Income

A holder that is a tax-exempt organization for U.S. federal income tax purposes and, therefore, is generally exempt from U.S. federal income taxation, may nevertheless be subject to “unrelated business income tax” to the extent, if any, that its allocable share of JMP Group LLC’s income consists of UBTI. A tax-exempt partner in a partnership (or an entity treated as partnership for U.S. federal income tax purposes) that regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI, its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, such tax-exempt partner could be treated as earning UBTI to the extent that such entity derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (i.e., indebtedness incurred in acquiring or holding property). We expect that JMP Group LLC will incur “acquisition indebtedness” (such as the Promissory Note) with respect to certain of its assets.

To the extent JMP Group LLC recognizes income in the form of dividends and interest from securities with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the securities, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by JMP Group LLC during the taxable year.

To the extent JMP Group LLC recognizes gain from disposition of securities with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the securities during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the securities during the period such securities are held by JMP Group LLC during the taxable year.

Given that JMP Group LLC will produce significant amounts of UBTI, charitable remainder trusts should not hold shares.

Tax-exempt holders are strongly urged to consult their tax advisors regarding the tax consequences of owning shares.

Investment Interest Limitation

For U.S. federal income tax purposes, individuals and other noncorporate holders of shares will be allowed to deduct their allocable share of JMP Group LLC’s “investment interest” (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder’s net investment income for the taxable year. A holder’s net investment income generally is the excess, if any, of the holder’s investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as “qualified dividend income” that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

To the extent that your allocable share of JMP Group LLC’s investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of the shares, you should consult your tax advisors regarding the allocation of such interest among the assets of JMP Group LLC. Since the amount of a holder’s allocable share of JMP Group LLC’s investment interest that is subject to this limitation will depend on the holder’s aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which JMP Group LLC’s investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

For U.S. federal income tax purposes, an individual, estate or trust may deduct so-called “miscellaneous itemized deductions,” which include fees and other expenses of JMP Group LLC, only to the extent that such deductions, in the aggregate, exceed 2% of the holder’s adjusted gross income. Additionally, in the case of individuals whose adjusted gross income exceeds a specified amount, miscellaneous itemized deductions in excess of the 2% threshold, when combined with certain of the individual taxpayer’s other itemized deductions, generally will be reduced by the lesser of (i) 3% of the holder’s adjusted gross income in excess of a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. The amount of a holder’s allocable share of such expenses that is subject to this disallowance rule will depend on the holder’s aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be disallowed will depend on your particular circumstances each year. In addition, these expenses are not deductible in determining the alternative minimum tax liability of a U.S. holder. Your share of management fees and certain other expenses attributable to JMP Group LLC likely will constitute miscellaneous itemized deductions for these purposes. You are urged to consult your tax advisors regarding your ability to deduct expenses incurred by JMP Group LLC.

Organizational expenses of JMP Group LLC are not currently deductible, but must be amortized ratably over a period of 15 years. Syndication expenses of JMP Group LLC (i.e., expenditures made in connection with the marketing and issuance of shares) are neither deductible nor amortizable.

Tax Elections

Under Section 754 of the Code, JMP Group LLC is permitted to elect to have the U.S. federal income tax basis of its assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of an interest in JMP Group LLC by sale or exchange or as a result of the death of a holder. Pursuant to the terms of the LLC agreement, JMP Financial Advisors LLC, as our tax matters partner, in its sole discretion, is authorized to, and currently intends to, make such election. Such an election, if made, can be revoked only with the consent of the IRS. JMP Group LLC also will be required to reduce its U.S. federal income tax basis in its assets in connection with certain redemptions and dispositions of shares.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations in the context of publicly-traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to JMP Group LLC, we will apply certain conventions in determining and allocating U.S. federal income tax basis adjustments. It is possible that the IRS will successfully assert that the conventions we intend to use do not satisfy the technical requirements of the Code or the Treasury Regulations and, thus, will require different U.S. federal income tax basis adjustments to be made. Such different basis adjustments could adversely affect the manner in which income, gain, loss, deduction and credit of JMP Group LLC is allocated to certain holders of shares. Moreover, in this case, the fungibility of Shares could be adversely affected since a purchase of Shares from a holder with a higher U.S. federal income tax basis with respect to the assets of JMP Group LLC could be considered more desirable than from a holder with a lower U.S. federal income tax basis with respect ot such assets.

Nature of Our Business Activities

JMP Group LLC intends to invest, directly or indirectly, in a variety of assets, including, but not limited to, (i) interests in hedge funds and private equity funds managed by Harvest Capital Strategies LLC; and (ii) securities of CLO issuers, including non-U.S. CLO issuers which may be classified as CFCs or PFICs. Such investments have different tax consequences, which may vary depending on their particular terms and your particular circumstances. Certain of JMP Group LLC’s intended business activities are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain or “qualified dividend income” into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us (and thus you) to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the timing as to when a purchase or sale of stock or securities is deemed to occur, and (vi) adversely alter the tax characterization of certain complex financial transactions.

The discussion below describes the U.S. federal income tax considerations that may be relevant to some, but not to all, of our investments and contemplated investments, including the qualification of such income for purposes of the qualifying income exception. Accordingly, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of our business activities.

Interest Income

Interest income derived by JMP Group LLC generally will be qualifying income for purposes of the qualifying income exception for publicly-traded partnerships provided the income is not derived from the conduct of a trade or business and is not based, directly or indirectly, on the profits of any person. Although there is no direct authority defining what constitutes “the conduct of a trade or business” in this context, we believe that JMP Group LLC’s proposed investment activities will not constitute the conduct of a trade or business for purposes of the qualifying income exception. To ensure that our activities are not so treated, JMP Group LLC does not intend to originate loans either directly or indirectly through our Manager or its affiliates. Any loan origination activity will occur in a domestic corporate subsidiary. Despite such measures, there can be no assurance that the IRS will not successfully contend that all or a portion of JMP Group LLC’s interest income is related to the conduct of a trade or business, in which case such interest income would not be treated as qualifying income for the qualifying income exception and JMP Group LLC would most likely fail to qualify for that exception. JMP Group LLC intends to conduct its operations so that all, or substantially all, of its interest income is qualifying income for purposes of the qualifying income exception.

Qualified Dividends and Certain Capital Gains

Dividends and capital gains earned by JMP Group LLC generally will be qualifying income for purposes of the qualifying income exception. For U.S. federal income tax purposes (i) certain long-term capital gains received by non-corporate taxpayers and (ii) “qualified dividend income” received by non-corporate taxpayers from certain domestic and non-U.S. corporations are taxed at a maximum rate of 20%. Subject to the discussion under “—Disposition of Interest,” and “—Taxation of Non-U.S. CLO Issuers,” the reduced rates applicable to capital gains generally will also apply to capital gains recognized by holders of shares who sell the shares that they have held for more than one year. Dividend income received by JMP Group LLC from JMP Group Inc. that is allocated to a non-corporate holder of shares generally should be treated as qualified dividend income.

Reporting of Income from Non-U.S. Entities

JMP Group Inc. owns equity interests in non-U.S. CLO issuers, and, following the Reorganization Transaction, JMP Group Inc. will transfer the equity interests in all of the non-U.S. CLO issuers to JMP Group LLC. One of those non-U.S. CLO issuers has elected to be treated as an entity that is disregarded as an entity separate from JMP Group Inc. and, therefore, should be disregarded as an entity separate from JMP Group LLC for U.S. federal income tax purposes. Accordingly, JMP Group LLC will be treated as directly owning the assets, and directly earning the income, of that non-U.S. CLO issuer. Certain of the non-U.S. CLO issuers held by JMP Group LLC will be treated as corporations for U.S. federal income tax purposes. In the future, JMP Group LLC may conduct additional CLO securitizations through non-U.S. CLO issuers that are treated as corporations for U.S. federal income tax purposes. In addition, JMP Group LLC may directly or indirectly own equity interests in all non-U.S. entities that are treated as corporations for U.S. federal income tax purposes that are not CLO issuers. It is possible that one or more of these non-U.S. entities may be PFICs. Additionally, because it is unclear whether JMP Group LLC’s equity interests in non-U.S. CLO issuers will be treated as voting stock for purposes of the CFC rules, it is possible that those entities could be treated as PFICs. The rules applicable to an investment in non-U.S. entities are complex, thus, you are urged to consult your tax advisors in this regard.

CFCs. A non-U.S. entity will be treated as a CFC if it is treated as a non-U.S. corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity, is owned, within the meaning of Section 958(a) of the Code, or is treated as owned by reason of applying the attribution rules of ownership of Section 958(b) of the Code, by U.S. Shareholders (as defined below) on any day during the taxable year of such non-U.S. entity.

For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person (within the meaning of Section 957(c) of the Code) that owns (within the meaning of Section 958(a) of the Code) or is treated as owning (by reason of applying the attribution rules of ownership of Section 958(b) of the Code) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote (whether actually or in substance). Although there is no direct authority addressing the issue, we intend to take the position that the equity interest JMP Group LLC will own in non-U.S. CLO issuers will be treated as voting stock for purposes of the definition of “U.S. Shareholder.”

If a non-U.S. entity that is directly or indirectly held by JMP Group LLC is treated as a CFC for an uninterrupted period of 30 days or more during the tax year, then if JMP Group LLC is a U.S. Shareholder with respect to such non-U.S. entity and is treated as owning (within the meaning of Section 958(a) of the Code) shares in such non-U.S. entity on the last day of the non-U.S. entity’s tax year, each holder (regardless of whether such holder is a U.S. Shareholder with respect to such CFC) of shares generally will be required to include in its gross income its allocable share of JMP Group LLC’s pro rata share of such non-U.S. entity’s income from dividends, interest, net gains from the sale or other disposition of stocks or securities (determined in accordance with the Code and Treasury Regulations) and certain other income as described under Section 951 of the Code and the Treasury Regulations promulgated thereunder (such inclusions in gross income, collectively, “Subpart F Inclusions”), regardless of whether JMP Group LLC receives cash in respect of its income or the holder receives a distribution. The aggregate Subpart F Inclusions in any taxable year for a non-U.S. entity treated as a CFC are limited to such entity’s current earnings and profits. Subpart F Inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, you may be required to report as ordinary income your allocable share of JMP Group LLC’s Subpart F Inclusions without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of JMP Group LLC’s earnings (if any) attributable to net capital gains of the CFC. The U.S. federal income tax basis of JMP Group LLC in the shares of such non-U.S. entity, and your U.S. federal income tax basis in your shares, will be increased to reflect Subpart F Inclusions. Subpart F Inclusions will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F Inclusions will not be eligible for the favorable tax rate applicable to “qualified dividend income” for non-corporate U.S. holders of shares. Amounts included as Subpart F Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. Shareholder. Moreover, any gain allocated to you from a disposition of stock in a CFC by JMP Group LLC would be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings and profits would not include any amounts previously taxed pursuant to the CFC rules. Net losses (if any) of a non-U.S. entity owned by JMP Group LLC that is treated as a CFC will not, however, pass-through to the holders of shares.

If a JMP Group LLC owns equity of non-U.S. entity (including a non-U.S. CLO issuer) that is taxed as a corporation for U.S. federal income tax purposes and is classified as a CFC, a holder that is required to include amounts in income with respect to such non-U.S. entity generally will be subject to the U.S. federal income tax consequences described under this subheading “CFCs” (and not the consequences described under the subheading “PFICs” below). If JMP Group LLC’s ownership percentage in a non-U.S. entity (including a non-U.S. CLO issuer) that is taxed as a corporation for U.S. federal income tax purposes, is such that (or changes so that) JMP Group LLC is not a U.S. Shareholder with respect to such entity, then JMP Group LLC and you may be subject to the PFIC and/or the CFC rules. The interaction of these rules is complex, and you are urged to consult your tax advisors in this regard.

The discussion under this subheading “CFCs” does not address the U.S. federal income tax consequences applicable to a holder that owns an interest in a CFC both through JMP Group LLC and either directly or indirectly through a chain of ownership that does not include JMP Group LLC. Such holders of shares are urged to consult their tax advisors regarding the tax consequences in such circumstances.

PFICs. In the event that JMP Group LLC’s equity interest in non-U.S. CLO issuers taxed as corporations for U.S. federal income tax purposes is not treated as voting stock for purposes of the CFC rules, or if we are not a “U.S. shareholder” (as defined above) of a non-U.S. CLO issuer or another non-U.S. entity that is taxed as a corporation for U.S. federal income tax purposes, then those entities will be treated as PFICs. A non-U.S. entity will be treated as a PFIC for U.S. federal income tax purposes if (i) such entity is treated as a non-U.S. corporation for U.S. federal income tax purposes and (ii) either 75% or more of the gross income of such entity for the taxable year is “passive income” (as defined in Section 1297 of the Code and the Treasury Regulations promulgated thereunder) or the average percentage of assets held by such entity during the taxable year which produce passive income or which are held for the production of passive income is at least 50%. A U.S. person will be subject to the PFIC rules for an investment in a PFIC without regard to its percentage ownership.

JMP Group LLC currently intends to make a protective election with respect to each non-U.S. CLO issuer treated as a corporation for U.S. federal income tax purposes to treat each entity as a QEF, or a QEF Election, in the first year it holds shares in such entity and to make a QEF election with respect to any other non-U.S. entity in which JMP Group LLC owns equity interests that is taxed as a corporation for U.S. federal income tax purposes and which may be characterized as a PFIC. A QEF Election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS.

As a result of a QEF Election, for U.S. federal income tax purposes, you will be required to include in your gross income each year your allocable share of JMP Group LLC’s pro rata share of such non-U.S. corporation’s ordinary earnings and net capital gains, at ordinary income and long-term capital gain rates, respectively (such inclusions in gross income, “QEF Inclusions”), for each year in which the non-U.S. corporation owned directly or indirectly by JMP Group LLC is a PFIC, regardless of whether JMP Group LLC receives cash in respect of its income or you receive distributions from JMP Group LLC. Thus, you may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. You may, however, elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but you will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. Net losses (if any) of a non-U.S. corporation owned by JMP Group LLC that is treated as a PFIC will not, however, pass through to holders of shares and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, you may, over time, be taxed on amounts that, as an economic matter, exceed the net profits of JMP Group LLC. The U.S. federal income tax basis of JMP Group LLC in the shares of such non-U.S. corporations, and of a holder of shares, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for the favorable tax rate applicable to “qualified dividend income” for individual U.S. persons. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when actually distributed to the U.S. person.

If JMP Group LLC does not make a QEF Election with respect to a non-U.S. entity that is treated as a corporation for U.S. federal income tax purposes and is a PFIC (and such entity is not treated as a CFC), Section 1291 of the Code will treat all gain on a disposition by JMP Group LLC of shares of such entity, gain on the disposition of the shares by a holder thereof at a time when JMP Group LLC owns shares of such entity, as well as certain other defined “excess distributions,” as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the investor held its shares or the period during which JMP Group LLC held its shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. You will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to “qualified dividend income” for taxpayers taxed at individual rates.

Taxation of Non-U.S. CLO Issuers

JMP Group Inc. owns equity interests in non-U.S. CLO issuers, and following the Reorganization Transaction, JMP Group Inc. will sell equity interests in all of the non-U.S. CLO issuers to JMP Group LLC. Certain of those non-U.S. CLO issuers will be treated as corporations for U.S. federal income tax purposes. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the United States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Notwithstanding these rules, any gain recognized by a non-U.S. corporation with respect to a United States real property interest is subject to U.S. tax as if the non-U.S. corporation were a U.S. taxpayer. It is not anticipated that any of our non-U.S. CLO issuers will hold United States real property interests other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.

It is intended that the non-U.S. CLO issuers that are treated as corporations for U.S. federal income tax purposes will either rely on the exemption described above or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. There can be no assurance, however, that non-U.S. CLO issuers will be able to satisfy the requirements for such exemption and, therefore, will not be subject to U.S. federal income tax on their income on a net income basis. Although the non-U.S. CLO issuers generally are not expected to be subject to U.S. federal income tax on a net basis, such non-U.S. CLO issuers may receive income that may be subject to withholding taxes imposed by the United States or other countries. To the extent that such non-U.S. CLO issuers are subject to U.S. federal income taxes on their income on a net income basis or to withholding taxes, our return on our investment in such entities will be materially adversely affected.

Hedging Income

From time to time, JMP Group LLC will enter into hedging transactions with respect to its assets and liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. We expect that JMP Group LLC’s hedging transactions generally will be treated as “notional principal contracts” for U.S. federal income tax purposes. For purposes of the qualifying income exception, income from notional principal contracts, other than for partnerships in the business of entering into notional principal contracts, is treated as qualifying income, provided the property, income, or cash flow that measures the amounts to which the partnership is entitled under the contract would give rise to qualifying income if held or received directly by the partnership. We expect that, in general, payments under JMP Group LLC’s hedging instruments will be measured by reference to an interest rate or interest rate index, with a cash flow that would be treated as interest income if received directly. As stated above, interest (other than interest derived from the conduct of a trade or business or interest that is based, directly or indirectly, on the profits of any person) is qualifying income for purposes of the qualifying income exception. Accordingly, we expect that the income and gain from such hedging transactions will be qualifying income for purposes of the qualifying income exception. However, the rules regarding notional principal contracts are complex, and there can be no assurance that the IRS will not successfully challenge our characterization of a hedging transaction as a notional principal contract. In addition, we may enter into hedging transactions that do not produce qualifying income for the qualifying income exception. JMP Group LLC intends to use its best efforts to structure any hedging transactions in a manner that does not jeopardize its satisfaction of the qualifying income exception.

Non-U.S. Currency Gains or Losses

If JMP Group LLC makes an investment denominated in a currency other than the U.S. dollar, then JMP Group LLC may recognize gain or loss for U.S. federal income tax purposes attributable to fluctuations in such currency relative to the U.S. dollar. JMP Group LLC may also recognize gain or loss on such fluctuations occurring between the time it obtains and disposes of non-U.S. currency, between the time it accrues and collects income denominated in a non-U.S. currency, or between the time it accrues and pays liabilities denominated in a non-U.S. currency. Such gains or losses generally should be treated as ordinary income or loss, and such gain generally should be treated as qualifying income under the qualifying income exception.

Non-Cash Income from JMP Group LLC’s Investments

As discussed below, it is likely that JMP Group LLC will make investments that will cause it (and thus you) to recognize income or gain without a corresponding receipt of cash. This so-called “non-cash” or “phantom income” could arise for a variety of reasons, including:

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JMP Group LLC will recognize taxable income in advance of the related cash flow if any debt security is deemed to have original issue discount. The accrued original issue discount will be treated as interest income by JMP Group LLC and an applicable portion will be passed-through to you, even though JMP Group LLC generally will not receive payments corresponding to this income until the maturity of or the disposition of the debt security.

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JMP Group LLC may recognize taxable market discount income when it receives the proceeds from the disposition of, or principal payments on, debt securities that have a stated redemption price at maturity that is greater than its tax basis in those debt securities, even though such proceeds will be used to make non-deductible principal payments on related borrowings.

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It is expected that JMP Group LLC will be required to include in income on a current basis the earnings of the non-U.S. CLO issuers whose equity is held by JMP Group LLC and who are treated as corporations for U.S. federal income tax purposes, regardless of whether there has been a cash distribution of such earnings.

●	JMP Group LLC may use cash related to taxable income to make non-deductible payments (such as principal payments on indebtedness).

You will be required to take such “non-cash” or “phantom income” income into account in determining your taxable income, regardless of whether you receive a cash distribution from JMP Group LLC. Accordingly, you may not receive cash distributions equal to your tax liability attributable to your share of JMP Group LLC’s taxable income.

“Anti-Stapling” Rules

If JMP Group LLC were subject to the “anti-stapling” rules of Section 269B of the Code, we would incur a significant tax liability as a result of owning more than 50% of the value of both a domestic corporate subsidiary and a non-U.S. CLO issuer. When a non-U.S. corporation and a domestic corporation subsidiary are treated as “stapled entities,” the non-U.S. corporation is treated as a domestic corporation subject to U.S. federal corporate income tax.

If the “anti-stapling” rules applied following the Reorganization Transaction, our non-U.S. CLO issuers held by JMP Group LLC that are classified as corporations for U.S. federal income tax purposes would be treated as domestic corporations, which would cause those entities to be subject to U.S. federal corporate income taxation. Because we intend that JMP Group LLC will own a substantial proportion of its assets directly or through entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes, we do not believe that the “anti-stapling” rules will apply. However, there can be no assurance that the IRS would not successfully assert a contrary position.

Personal Holding Company Tax

We anticipate that certain of JMP Group LLC’s majority-owned corporate subsidiaries, including JMP Group Inc., will be treated as personal holding companies for U.S. federal income tax purposes. A personal holding company is a “closely-held” corporation at least 60% of whose income constitutes “personal holding company income,” which generally includes dividends, interest, certain royalties, annuities and rents. We anticipate that all of JMP Group LLC’s majority-owned corporate subsidiaries will be treated as “closely-held” under the constructive ownership rules applicable to personal holding companies. In addition, substantially all of the income of certain of those subsidiaries, including JMP Group Inc., is expected to constitute personal holding company income. A personal holding company generally is subject to a 20% corporate tax on its personal holding company income that is not distributed, or treated as distributed, during the year in which such income is earned. However, certain liquidating distributions are not treated as distributions for that purpose. We intend to cause JMP Group LLC’s personal holding company subsidiaries, including JMP Group Inc., to distribute their income so as to avoid the personal holding company tax.

Non-U.S. Taxes

Certain dividend, interest and other income received by JMP Group LLC from sources outside of the United States may be subject to withholding taxes imposed by other countries. JMP Group LLC may also be subject to capital gains taxes in certain other countries where it purchases and sells stocks and securities. Tax treaties between the United States and other countries may affect, reduce or eliminate such taxes. You will be required to include such taxes in your income and may be entitled to claim either a credit (subject, however, to various complex limitations on foreign tax credits) or a deduction (subject to the limitations generally applicable to deductions) for your share of such non-U.S. taxes in computing your U.S. federal income taxes.

Alternative Minimum Tax

In certain circumstances, individuals, corporations and other taxpayers may be subject to an alternative minimum tax in addition to regular tax. Your potential alternative minimum tax liability may be affected by reason of an investment in the shares. The extent, if any, to which the alternative minimum tax applies will depend on your particular circumstances for each taxable year.

Technical Terminations of JMP Group LLC

Subject to the electing large partnership rules described below, JMP Group LLC will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12-month period. The termination of JMP Group LLC would result in the closing of its taxable year for all holders of shares. In the case of a holder reporting on a taxable year other than a fiscal year ending on JMP Group LLC’s year end, which is expected to be the calendar year, the closing of JMP Group LLC’s taxable year may result in more than 12 months of its taxable income or loss being includable in the holder’s taxable income for the year of termination. JMP Group LLC would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if JMP Group LLC were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject JMP Group LLC to, any tax legislation enacted before the termination.

Information Returns

We have agreed to use reasonable efforts to furnish to you tax information (including IRS Schedule K-1) as promptly as possible, which describes your allocable share of JMP Group LLC’s income, gain, loss, deduction and credit for its preceding taxable year. In preparing this information, JMP Group LLC will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deductions or credits including the monthly convention described above under “—Allocation of Profits and Losses”. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which JMP Group LLC holds an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your allocable share of income, gain, loss, deductions or credits. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction’s tax compliance requirements.

Any U.S. holder that directly or indirectly (e.g., through the ownership of shares) owns or acquires a significant portion of the voting power or value of a non-U.S. entity (including a non-U.S. CLO issuer) that is treated as a corporation for U.S. federal income tax purposes (generally 10%, but in some cases more than 50%) is required to comply with certain additional reporting requirements. In general, a U.S. holder that is deemed to own or acquire the applicable percentage of the voting power or value of a non-U.S. entity (including a non-U.S. CLO issuer) that is treated as a corporation for U.S. federal income tax purposes will be required to file a Form 5471 with the IRS and to supply certain information to the IRS, including with respect to the activities and assets of such entity and other holders of the equity interests in such entity. If a U.S. holder fails to comply with the reporting requirements, the U.S. holder may be subject to a penalty, depending on the circumstances, equal to $10,000 for each failure to comply, subject to a maximum of $60,000. We will use reasonable efforts to provide each U.S. holder of shares with the information necessary to comply with the holder’s reporting obligations with respect to such an entity. You are urged to consult your own tax advisors regarding these reporting requirements.

Subject to certain exceptions, a U.S. holder of shares will be required to file an annual information return, currently on Form 8621, with respect to each PFIC in which it owns an interest directly or, indirectly (including through the ownership of our shares). We will use reasonable efforts to provide each U.S. holder of shares with the information necessary to comply with the holder’s reporting obligations with respect to such PFICs. These PFIC reporting requirements generally do not apply to tax-exempt U.S. holders. You should consult your own tax advisors regarding the PFIC reporting requirements.

It is possible that we may engage in transactions that subject JMP Group LLC and, potentially, the holders of the shares to other information reporting requirements with respect to an investment in JMP Group LLC. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Taxable Year

For U.S. federal income tax purposes, a partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest of JMP Group LLC changes to a group of holders with a different tax year and JMP Group LLC has not been forced to change its tax year during the preceding two year period, it would be required to change its tax year to the tax year of that group of holders. We may request permission from the IRS to adopt a tax year end of December 31.

Elective Procedures for Large Partnerships

The Code allows large partnerships to elect streamlined procedures for income tax reporting. If this election were made, JMP Group LLC would calculate, with certain adjustments, taxable income at the limited liability company level and would report that taxable income to holders of shares on IRS Schedules K-1. Such an election would reduce the number of items that must be separately stated on IRS Schedules K-1 that are issued to the holders of the shares, and these IRS Schedules K-1 would have to be provided on or before March 15 following the close of each taxable year. In addition, this election would prevent JMP Group LLC from suffering a “technical termination” (which would close its taxable year) if, within a 12-month period, there is a sale or exchange of 50% or more of its total interests. If an election is made, IRS audit adjustments will flow through to the holders of the shares for the year in which the adjustments take effect, rather than the holders of the shares in the year to which the adjustment relates. In addition, JMP Group LLC, rather than the holders of the shares individually, generally will be liable for any interest and penalties that result from an audit adjustment. However, in calculating the taxable income of JMP Group LLC, the electing large partnership rules would disallow 70% of JMP Group LLC’s miscellaneous itemized deductions. Furthermore, JMP Group LLC would be treated as a “disqualified organization” for purposes of the tax on excess inclusion income that are applicable to residual interests in Real Estate Mortgage Investment Conduits, or REMICs. As a result, JMP Group LLC would be subject to tax at the highest corporate rate on any excess inclusion income. JMP Group LLC will review the large partnership procedures with our legal counsel and certified public accountants to determine whether it appears advantageous to elect to be subject to the large partnership procedures.

Treatment of Amounts Withheld

If JMP Group LLC is required to withhold any U.S. federal income tax from distributions made to any holder of shares, it will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the shares with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Tax Audits

Adjustments in tax liability with respect to JMP Group LLC items generally will be made at the LLC level in a partnership proceeding rather than in separate proceedings with each holder. JMP Financial Advisors LLC will represent JMP Group LLC as its “tax matters partner” during any audit and in any dispute with the IRS. If JMP Financial Advisors LLC ceases to own shares or ceases to be our manager, our Board of Directors may designate a replacement tax matters partner. Each holder will be informed of the commencement of an audit of JMP Group LLC. In general, the tax matters partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of shares.

Non-U.S. Holders

Unless otherwise reduced by an applicable income tax treaty between the United States and the jurisdiction of a non-U.S. holder, a non-U.S. holder generally will be subject to U.S. federal withholding taxes at the rate of 30% (or such lower rate provided by an applicable tax treaty) on its share of JMP Group LLC’s gross income from dividends, interest (other than interest that constitutes “portfolio interest” within the meaning of the Code) and certain other income that is not treated as effectively connected with a U.S. trade or business. Although the matter is not entirely clear, income from hedging transactions may also be subject to U.S. federal withholding taxes. We expect that most of the interest income of JMP Group LLC will constitute “portfolio interest” that is not subject to the 30% withholding tax. We also expect JMP Group LLC will earn significant dividend income that will be subject to the 30% withholding tax. In certain circumstances, the amount of any withholding tax could exceed the amount of cash that would have otherwise been distributed to you.

Non-U.S. holders treated as engaged in a U.S. trade or business generally are subject to U.S. federal income tax at the graduated rates applicable to U.S. holders on their net income which is considered to be effectively connected with such U.S. trade or business. Non-U.S. holders that are corporations may also be subject to a 30% U.S. federal branch profits tax on such effectively connected income. The 30% rate applicable to branch profits may be reduced or eliminated under the provisions of an applicable income tax treaty between the United States and the country in which the non-U.S. person resides or is organized.

While it is expected that JMP Group LLC’s method of operation will not result in JMP Group LLC generating significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders, there can be no assurance that the IRS will not successfully assert that some portion of JMP Group LLC’s income is properly treated as effectively connected income with respect to such non-U.S. holders. If a holder who is a non-U.S. person were treated as being engaged in a U.S. trade or business in any year because an investment of JMP Group LLC in such year constituted a U.S. trade or business, such holder generally would be required to (i) file a U.S. federal income tax return for such year reporting its allocable share, if any, of JMP Group LLC’s income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such income. Moreover, a holder who is a corporate non-U.S. holder might be subject to a U.S. federal branch profits tax on its allocable share of JMP Group LLC’s effectively connected income. In addition, distributions to a non-U.S. holder would be subject to withholding at the highest applicable tax rate to the extent of the non-U.S. holder’s allocable share of JMP Group LLC’s effectively connected income. In general, any amount so withheld would be creditable against such non-U.S. holder’s U.S. federal income tax liability, and such non-U.S. holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. person’s U.S. federal income tax liability for the taxable year. Finally, if JMP Group LLC is engaged in a U.S. trade or business, a portion of any gain recognized by an investor who is a non-U.S. holder on the sale or exchange of its shares may be treated for U.S. federal income tax purposes as effectively connected income, and hence such non-U.S. holder may be subject to U.S. federal income tax on any gain from such sale or exchange.

In general, different rules from those described above apply in the case of non-U.S. holders subject to special treatment under U.S. federal income tax law, including a non-U.S. holder (i) who has an office or fixed place of business in the United States or is otherwise carrying on a U.S. trade or business; (ii) who is an individual present in the United States for 183 or more days or has a “tax home” in the United States for U.S. federal income tax purposes; or (iii) who is a former citizen or resident of the United States.

If you are a non-U.S. holder, you are urged to consult your tax advisors with regard to the U.S. federal income tax consequences to you of owning and disposing of the shares of JMP Group LLC, as well as the effects of state, local and non-U.S. tax laws.

Tax Shelter Regulations

In certain circumstances, a holder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction (a “reportable transaction”) in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (the “Tax Shelter Regulations”). In addition, an investment in JMP Group LLC may be considered a “reportable transaction” if, for example, JMP Group LLC engages in certain transactions or recognizes certain significant losses. You should consult your tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of your shares or your allocable share of certain losses incurred by JMP Group LLC.

Certain State, Local and Non-U.S. Tax Matters

Holders of shares, as well as JMP Group LLC itself (and various vehicles in which it invests), may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning and disposing of your shares, including potential state tax filing requirements.

FATCA

Sections 1471-1474 of the Code (“FATCA”) provide that “withholdable payments” (defined generally to include certain U.S. source payments, such as interest, dividends, rent, compensation and certain other payments, including any gross proceeds realized upon the sale or other disposition of any property that can produce U.S. source interest or dividends) made to a foreign financial institution are subject to a 30% withholding tax unless the foreign financial institution has in effect a valid agreement with the U.S. Secretary of the Treasury (the “Treasury”) that obligates the foreign financial institution to obtain certain information from investors, to comply with certain information and due diligence requirements and to provide annual reports with respect to certain direct or indirect U.S. account holders or is otherwise exempt from withholding under FATCA. Additionally, under FATCA, “withholdable payments” made to any non-U.S. entity that is not a foreign financial institution, are subject to a 30% withholding tax if the non-U.S. entity does not provide the applicable withholding agent with either (i) a certification that it does not have any substantial U.S. investors, or (ii) the name address and taxpayer identification number of each of its substantial U.S. Investors. The 30% U.S. withholding tax imposed under FATCA currently applies to “withholdable payments” (other than gross proceeds) and will apply to “withholdable payments” consisting of gross proceeds after December 31, 2017. Any holder of shares that fails to provide JMP Group LLC the information necessary for it to meet its obligations under FATCA generally will be subject to a 30% withholding tax on U.S. source payments described above that are made by JMP Group LLC to such holder.

In addition, our non-U.S. CLO issuers generally will be subject to U.S. federal withholding tax under FATCA on withholdable payments (and the proceeds of certain sales or other dispositions after December 31, 2016) unless such CLO issuers timely enter into and comply with an agreement with the IRS or otherwise comply with the provisions of the Model 1 intergovernmental agreement between the United States and the Cayman Islands (“Cayman IGA”). The terms of the Cayman IGA require Cayman Islands financial institutions such as our non-U.S. CLO issuers to comply with Cayman Islands legislation that is expected to be implemented to give effect to FATCA. We intend to cause our non-U.S. CLO issuers to comply with the Cayman IGA. However, there can be no assurance that our non-U.S. CLO issuers will be able to comply with the Cayman Islands legislation that is expected to be implemented to give effect to the Cayman IGA. If our non-U.S. CLO issuers were to become subject to U.S. federal withholding tax under FATCA, it could significantly reduce the amount of cash available for distribution to us.

Backup Withholding

JMP Group LLC will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of the shares who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications or otherwise fail to comply with, or establish an exemption from, such backup withholding tax requirements. Under current Treasury Regulations, JMP Group LLC generally should not be required to backup withhold on payments to a holder that is not a United States person if the holder provides an appropriate certification and JMP Group LLC does not have actual knowledge that the certification is false. The certification must give the name and address of such holder, state that such holder is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the holder must sign the certificate under penalties of perjury. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

LEGAL MATTERS

The validity of the shares representing limited liability company interests in JMP Group LLC to be issued to JMP Group Inc. stockholders pursuant to the merger and certain U.S. federal income tax matters will be passed upon by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in a company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to JMP in a timely manner.

Proposals submitted for inclusion in JMP’s proxy statement for the 2015 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must be received on or before December 31, 2014. Under the JMP Group Inc. Bylaws and the JMP Group LLC LLC agreement, stockholder proposals for consideration at the annual meeting, but not for inclusion in the proxy statement, must be received by the Corporate Secretary, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, no later than 5:00 p.m., Pacific Time, on January 30, 2015, but no earlier than December 31, 2014. If the date of the 2015 annual meeting is changed by more than 30 days from the date of the previous year’s annual meeting, June 2, 2014, then the deadline for submitting such proposals shall be the later of 120 days before the meeting date or the day on which mails its proxy materials for the meeting. Notice of such proposals must also comply with the provisions of Article 2 of the JMP Group Inc. Bylaws, or Section 7.9 of the JMP Group LLC LLC agreement.

OTHER MATTERS

Our Board knows of no matter to be presented at the special meeting other than those set forth in the notice of meeting and described in this proxy statement/prospectus. If, however, any other business should properly come before the special meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in their discretion.

We have filed our annual report with the SEC. You may obtain, free of charge, a copy of our annual report by writing to JMP Group Inc., Attn: Investor Relations, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111. You also may obtain our annual report over the Internet on our website, http://www.jmpg.com, or at the SEC’s website, http://www.sec.gov.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

JMP Group Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, proxy statements and other information at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further Information about the SEC Public Reference Room. The SEC also maintains a website that contains these reports and other documents at http://www.sec.gov.

JMP Group LLC has filed a registration statement on Form S-4 to register with the SEC the shares representing interests that JMP Group Inc. stockholders will receive in connection with the merger if the merger is completed. This proxy statement/prospectus is part of the registration statement of JMP Group LLC on Form S-4 and is a prospectus of JMP Group LLC and a proxy statement of JMP Group Inc. for its special meeting.

This proxy statement/prospectus incorporates important business and financial information about JMP Group Inc. from documents filed with the SEC that are not included in or delivered with this’ proxy statement/prospectus. The SEC permits us to “incorporate by reference” important information by referring you to another document filed separately with the SEC. This means that the information Incorporated by reference is deemed to be part of this proxy statement/prospectus, unless superseded by information contained directly in this proxy statement/prospectus or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later.

Specifically, this proxy statement/prospectus incorporates by reference the documents set forth below, all of which have been previously filed with the SEC.

JMP Group Inc. SEC Filings	Period or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2013, filed March 13, 2014
Quarterly Reports on Form 10-Q	Quarter ended March 31, 2014, filed May 1, 2014, Quarter ended June 30, 2014, filed July 31, 2014
Current Reports on Form 8-K	Filed on January 28, 2014, January 30, 2014, February 12, 2014, June 3, 2014, July 29, 2014, August 20, 2014 and October 1, 2014

In addition, we also incorporate by reference into this proxy statement/prospectus additional information that JMP Group Inc. may file with the SEC Under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Notwithstanding the foregoing, we do not incorporate by reference any document or portion of any document that is deemed to have been “furnished” but not to have been “filed” with the SEC.

You may not have some of the documents incorporated by reference, but you can obtain any of them through the SEC as described above or from us at no cost by directing a written or oral request to us at JMP Group Inc., 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Attention: Investor Relations, or by telephone at 415-835-8900, or email at apalmer@jmpg.com, or at our website at http://www.jmpg.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this proxy statement/prospectus.

Annex A

JMP Group Inc.

Agreement and Plan of Merger

August 20, 2014

Page

ARTICLE ONE			1
1.	The Merger		1
	1.1	The Merger
	1.2	Closing; Effective Time
	1.3	Effect of the Merger
ARTICLE TWO			2
2.	Effect on Capital Stock		2
	2.1	Effect on Capital Stock
	2.2	Effect on Corporation Stock Plan
	2.3	Certificates
	2.4	Dissenting Shares
ARTICLE THREE			4
3.	Conditions		4
	3.1	Conditions as to Each Party’s Obligation to Effect the Merger.
ARTICLE FOUR			5
4.	Termination		5
	4.1	Termination of Agreement
	4.2	Effect of Termination and Abandonment
ARTICLE FIVE			5
5.	General Provisions		5
	5.1	Entire Agreement
	5.2	Amendment
	5.3	Governing Law
	5.4	Counterparts
	5.5	Headings
	5.6	Severability
	5.7	Waiver of Conditions
	5.8	No Third-Party Beneficiaries

A-i

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the “Agreement”) is made and entered into as of August 20, 2014, by and among JMP Group LLC, a Delaware limited liability company (the “LLC”), JMP Group Inc., a Delaware corporation (the “Corporation”), and JMP Merger Corp., a Delaware corporation (“Merger Corp.”) and a wholly owned subsidiary of the LLC.

RECITALS

WHEREAS, the Corporation desires to implement a transaction (the “Reorganization Transaction”) whereby the Corporation will (i) become a subsidiary of the LLC, and (ii) undertake certain related transactions;

WHEREAS, the Reorganization Transaction contemplates, among other things, the merger of Merger Corp. with and into the Corporation (the “Merger”), with the stockholders of the Corporation having their shares of common stock converted into the right to receive an equal number of shares representing limited liability company interests in the LLC, all pursuant to this Agreement;

WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a tax-deferred contribution of the common stock of the Corporation to the LLC within the meaning of Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Board of Directors of the Corporation, the Managing Member of the LLC and the Board of Directors of Merger Corp. each has determined that the Merger is advisable and in their respective best interests, and in the best interests of their respective shareholders, and have therefore approved the Merger on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

ARTICLE ONE

1.        The Merger.

1.1.     The Merger At the Effective Time (as defined in Section 1.2), subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), (i) Merger Corp. shall be merged with and into the Corporation, (ii) the separate corporate existence of Merger Corp. shall cease, and (iii) the Corporation shall continue as the surviving corporation of the Merger. The Corporation as the surviving corporation after the Merger is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2.     Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such time, date and place as the parties may agree, but in no event prior to the satisfaction or waiver, where permitted, of each of the conditions set forth in Article 3 below (the “Closing Date”). In connection with the Closing, the parties shall cause the Merger to be consummated by filing a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of such filing being the “Effective Time”).

1.3.     Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law.

ARTICLE TWO

2.        Effect on Capital Stock.

2.1.     Effect on Capital Stock. By virtue of the Merger and without any action on the part of the Merger Corp., the Corporation or any of their respective stockholders, or any holder of any LLC Interests (as defined below), the following shall occur at the Effective Time:

(a)     JMP Group Common Stock. Each share of common stock, par value $0.001 per share, of the Corporation (“Corporation Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined below) shall be converted into one validly issued and fully paid share representing a limited liability company interest in the LLC (“LLC Share”). From and after the Effective Time, (i) all certificates representing Corporation Common Stock (other than Dissenting Shares) shall be deemed for all purposes to represent the number of LLC Shares into which the Corporation Common Stock they previously represented were converted in accordance with the immediately preceding sentence, and (ii) each holder of Corporation Common Stock (other than Dissenting Stockholders, as defined below) shall be automatically admitted to the LLC as a member of the LLC.

(b)     Treasury Shares. Any shares of Corporation Common Stock that are owned by the Corporation as treasury stock shall be automatically converted without any consideration into LLC Shares.

(c)     JMP Group LLC Interests. Each limited liability company interest of the LLC (“LLC Interests”) issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the LLC or the holder of such LLC Interests, cease to be outstanding, shall be automatically canceled and retired, and each person or entity that was a member of the LLC immediately prior to the Effective Time shall, by virtue of the Merger, automatically cease to be a member of the LLC. Any consideration paid by a member of the LLC prior to the Effective Time for any LLC Interests shall be returned to such member in connection with the cancelation and retirement of such LLC Interests.

2.2.     Effect on Corporation Equity Incentive Plan.

(a)     At the Effective Time, each option granted by the Corporation to purchase shares of Corporation Common Stock (each, a “Corporation Option”) pursuant to the Amended and Restated JMP Group Inc. Equity Incentive Plan (“Stock Plan”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of Corporation Common Stock and shall be converted automatically into an option to purchase LLC Shares, on the same terms and conditions, including, but not limited to, the same number of shares and same exercise price, as were applicable to such Corporation Option under the terms of the Stock Plan and the agreement evidencing the grant thereunder, and the LLC shall assume each such Corporation Option (hereinafter, “Assumed Option”).

(b)     At the Effective Time, each Corporation restricted stock units that was issued under the Stock Plan (each, a “Corporation Restricted Stock Unit Award”) shall be automatically converted into a restricted share unit award denominated in LLC Shares, on the same terms and conditions, including, but not limited to, the same number of shares, as were applicable to such Corporation Restricted Stock Unit Award under the terms of the Stock Plan and the agreement evidencing the grant thereunder, and the LLC shall assume each such Corporation Restricted Stock Unit Award (hereinafter, “Assumed Restricted Stock Unit Award”).

2.3.     Certificates.

(a)     As of the Effective Time, all outstanding shares of Corporation Common Stock shall no longer be outstanding and shall automatically be converted into LLC Shares as described above, and, subject to Section 2.4, each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented shares of Corporation Common Stock shall cease to have any rights with respect to such shares, except (A) with respect to any Dissenting Shares, (B) as otherwise provided by applicable law, and (C) any dividends or other distributions to which such holder is entitled to prior to the Effective Time, without any interest thereon.

(b)     Subject to Section 2.4, each outstanding certificate (or evidence of shares in book-entry form) representing shares of Corporation Common Stock shall be deemed for all purposes, from and after the Effective Time, to represent the same number of LLC Shares into which the Corporation Common Stock they previously represented were converted in the Merger pursuant to Sections 2.1(a)-(c), as applicable. Holders of such outstanding certificates shall not be asked to surrender them for cancellation in connection with the Merger. Subject to Section 2.4, the registered owner on the books and records of the Corporation immediately prior to the Merger of all such outstanding certificates (or evidence of shares in book-entry form) shall have and be entitled to exercise all voting and other rights with respect to, and to receive dividends and other distributions upon the LLC Shares represented by such outstanding certificates (or evidence of shares in book-entry form) after the Effective Time. If, after the Effective Time, certificates representing shares of Corporation Common Stock are presented to the LLC, or its designated transfer agent, such certificates shall be canceled and exchanged for certificates (or evidence of shares in book-entry form) representing LLC Shares.

(c)     At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of shares of Corporation Common Stock that were outstanding immediately prior to the Effective Time.

(d)     None of the Corporation, the LLC, Merger Corp., or any other person shall be liable to any former stockholder of the Corporation for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

2.4.     Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any shares of Corporation Capital Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who has not voted or consented in writing to adopt this Agreement and who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the “Dissenting Stockholders”, and such shares of Corporation Capital Stock, the “Dissenting Shares”), shall not be converted into LLC Shares, but instead shall be cancelled and Dissenting Stockholders shall cease to have any rights with respect to such Dissenting Shares, other than the right to be paid the fair value of such Dissenting Shares as may be granted pursuant to Section 262 of the DGCL, unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his demand or his lost rights to appraisal under the DGCL. If, after the Effective Time, any Dissenting Stockholder shall have failed to perfect, or shall have effectively withdrawn his or her demand or lost his or her rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares for the purposes of this Agreement and such holder’s shares shall thereupon be deemed to have been converted into, as of the Effective Time, LLC Shares in accordance with Sections 2.01(a), and any dividends or other distributions to which such holder is entitled, without any interest thereon, and (ii) such Dissenting Stockholder shall cease to be a Dissenting Stockholder, shares of Corporation Common Stock owned by such person shall cease to be Dissenting Shares, and such person shall be automatically admitted to the LLC as a member of the LLC.

ARTICLE THREE

3.        Conditions.

3.1.     Conditions as to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (as set forth in Section 5.7) of the following conditions at or prior to the Closing Date:

(a)     This Agreement shall have been duly adopted by the requisite vote of the stockholders and holders of shares of the Corporation, the LLC and Merger Corp., as applicable.

(b)     The Corporation shall have received from its counsel, Orrick, Herrington & Sutcliffe LLP, an opinion, in form and substance satisfactory to the Corporation, to the effect that (i) the Merger qualifies as a tax-deferred contribution of Corporation Common Stock to the LLC under Section 721 of the Code, and (ii) the LLC will be treated for U.S. federal income tax purposes as a partnership, and not as an association or publicly traded partnership taxable as a corporation.

(c)     The limited liability company agreement of the LLC shall have been amended and restated in the form reasonably satisfactory to the Corporation and the LLC.

(d)     The directors and officers of the Corporation immediately before the Merger will be the directors and officers, respectively, of the LLC after the Merger.

(e)     The LLC Shares issuable to stockholders of the Corporation pursuant to this Agreement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(f)     The Registration Statement on Form S-4 (the “Form S-4”) to be filed with the Securities and Exchange Commission by the LLC in connection with the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or the initiation of any proceeding seeking a stop order.

(g)     No order, injunction or decree has been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing consummation of the Merger or any of the transactions related thereto, shall be in effect.

(h)     The Corporation and the LLC shall have received all governmental approvals and third party consents to the Merger and other transactions described in the Form S-4, except for consents as would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Corporation, the LLC and their subsidiaries taken as a whole.

ARTICLE FOUR

4.        Termination.

4.1.     Termination of Agreement. This Agreement may be terminated, and the Merger may be abandoned, at any time and for any reason prior to the Effective Time, before or after the approval of this Agreement by the stockholders of the Corporation, by either (i) the mutual written consent of the Board of Directors of the Corporation, the Managing Member of the LLC and the Board of Directors of Merger Corp., or (ii) the Board of Directors of the Corporation in its sole discretion.

4.2.     Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article 4, this Agreement shall forthwith become null and void, will have no effect, and no party hereto (or any of their respective directors, members or officers) shall have any liability or further obligation to any other party to this Agreement.

ARTICLE FIVE

5.        General Provisions.

5.1.     Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.2.     Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of the Agreement by the stockholders of the Corporation, but after such stockholder approval, no amendment shall be made that by law requires the further approval of such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

5.3.     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

5.4.     Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

5.5.     Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

5.6.     Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

5.7.     Waiver of Conditions. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

5.8.     No Third-Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

JMP Group Inc.

By:	/s/ Carter D. Mack
Name: Carter D. Mack
Title: President

JMP Group LLC

By:	JMP Group Inc., its Manager

By:	/s/ Jospeh A. Jolson
Name: Joseph A. Jolson
Title: Chief Executive Officer

JMP Merger Corp.

By:	/s/ Raymond S. Jackson
Name: Raymond S. Jackson
Title: Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

Annex B

FORM OF

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JMP Group LLC

B-i

(continued)

B-ii

(continued)

B-iii

(continued)

B-iv

(continued)

B-v

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JMP Group LLC

This Amended and Restated Limited Liability Company Agreement (together with the schedules and exhibits attached hereto, and as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) of JMP Group LLC, a Delaware limited liability company (the “Company”), effective immediately prior to the Effective Time (as defined in Section 1.1 hereto), is entered into by JMP Group Inc., a Delaware corporation (“JMP Group Inc.”), and each other Person (as defined in Section 1.1 hereto) who becomes a Shareholder (as defined in Section 1.1 hereto) as provided herein. Capitalized terms used in this Agreement and not otherwise defined have the meanings set forth in Section 1.1 hereto.

WITNESSETH

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), pursuant to (a) the Certificate of Formation of the Company, dated August 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware on August 19, 2014, and (b) the Limited Liability Company Agreement of the Company, dated as of August 19, 2014 (the “Original Agreement”), executed by JMP Group Inc., as sole member;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of August 20, 2014 (the “Merger Agreement”), among the Company, JMP Group Inc. and JMP Merger Corp. (“Merger Sub”), pursuant to which, at the Effective Time, Merger Sub will merge with and into JMP Group Inc. with JMP Group Inc. being the surviving entity (the “Merger”);

WHEREAS, at the Effective Time, pursuant to the Merger Agreement and without any action on the part of any other Person (a) each share of JMP Group Inc. Common Stock (as defined in Section 1.1 hereto) issued and outstanding (including any such shares that are owned by JMP Group Inc. as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 1.1 hereto)) shall be converted into one validly issued Common Share (as defined in Section 1.1 hereto), (b) all certificates representing shares of JMP Group Inc. Common Stock (other than those certificates representing Dissenting Shares) shall be deemed for all purposes to represent the number of Common Shares into which the JMP Group Inc. Common Stock they previously represented were converted in accordance with the Merger Agreement and (c) each holder of JMP Group Inc. Common Stock (other than Dissenting Stockholders (as defined in Section 1.1 hereto)) will be automatically admitted to the Company as a Common Shareholder (as defined in Section 1.1 hereto); and

WHEREAS, at the Effective Time, pursuant to the Merger Agreement and without any action on the part of any other Person, each limited liability company interest in the Company issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be automatically canceled and retired and each Person that was a member of the Company immediately prior to the Effective Time shall automatically cease to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Agreement in its entirety to read, and hereby agree, as follows:

Article 1
DEFINITIONS

Section 1.1            Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)     “Act” has the meaning set forth in the recitals to this Agreement.

(b)     “Adjusted Capital Account Deficit” means, with respect to any Shareholder, the deficit balance, if any, in such Shareholders’s Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Shareholder is, or is deemed to be, obligated to restore pursuant to U.S. Treasury Regulations Section 1.704-2(g)(1) and Section 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in U.S. Treasury Regulations Section 1.704 1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c)     “Affiliate” means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(d)     “Agreement” has the meaning set forth in the preamble to this Agreement.

(e)     “Attorney-in-Fact” has the meaning set forth in Section 2.8(a).

(f)     “Bankruptcy” means, with respect to any Person, (i) if such Person (A) makes an assignment for the benefit of creditors, (B) files a voluntary petition in bankruptcy, (C) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (D) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (F) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (ii) if within one hundred twenty days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, said proceeding has not been dismissed, or if within ninety days after the appointment without such Person’s consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, said appointment is not vacated or stayed, or within ninety days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supersede and replace the definition of “Bankruptcy” set forth in Sections 18-101(1) and 18-304 of the Act.

(g)     “Board” or “Board of Directors” means the board of directors of the Company.

(h)     “Board Initiated Dissolution” means that the Board of Directors has adopted a resolution that it deems it advisable for the Company to be dissolved and after such adoption causes notice of the adoption of such resolution and of a meeting of the Shareholders to take action upon the resolution to be mailed to each Shareholder entitled to vote thereon.

(i)      “Business Solicitation Statement” has the meaning set forth in Section 7.10.

(j)      “Bylaw Provisions” means (i) Article 11 hereof; (ii) Section 2.7, the last two sentences of Section 4.1(a), the second sentence of Section 4.1(c), Section 4.1(g), Section 7.5, Section 7.11, Section 7.13, the first two sentences of Section 7.7 (other than clause (iv) of the last sentence of Section 7.6(c), Section 7.8, Section 9.3, Section 9.5, Sections 10.4 through and including 10.10, Section 10.9(a) (other than the first, second and fourth sentences thereof), Section 10.9(d), and Sections 18.1 through and including Section 18.3; (iii) any provision adopted pursuant to Section 14.2(b); and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision or a Charter Provision by virtue of subsection (v) of the definition of Charter Provision.

(k)     “Capital Account” has the meaning set forth in Section 8.1.

(l)      “Capital Contribution” means any cash or cash equivalents that a Shareholder contributes to the Company pursuant to this Agreement.

(m)     “Carrying Value” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial Carrying Value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution as determined by the Board of Directors, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (i) the date of the acquisition of any additional Shares by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the date of the distribution of more than a de minimis amount of Company assets to a Shareholder in exchange for any Shares; (iii) the date any Shares are relinquished to the Company; (iv) the date that the Company issues more than a de minimis number of Shares to a new Shareholder in exchange for services; or (v) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (i), (ii) (iii), (iv) and (v) above shall be made only if such adjustments are deemed necessary or appropriate by the Board of Directors to reflect the relative economic interests of the Shareholders. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

(n)     “Certificate” means a certificate representing Shares substantially in the form attached hereto as Exhibit A, or any other form of certificate representing Shares as shall be approved by the Board of Directors.

(o)     “Certificate of Formation” has the meaning set forth in the recitals to this Agreement.

(p)     “Charter Provisions” means (i) Article 3 (other than Section 3.2(b), Section 3.2(e) and Section 3.6); (ii) Section 2.5, Section 2.9, Section 2.10 (other than the first sentence thereof), Section 2.11, Section 10.1, Section 10.5 and Article 12 (other than Section 12.1(e)-12.1(g); (iii) any provision adopted pursuant to Section 14.3(d); (iv) any Share Designation approved by the Board of Directors pursuant to this Agreement; and (v) any term defined in this Section 1.1 that is used in (y) any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition or (z) any Share Designation approved by the Board of Directors pursuant to this Agreement, unless such term is a DGCL-Implementing Provision by virtue of subsection (iv) of the definition of DGCL-Implementing Provision.

(q)     “Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(r)     “Common Share” means each common share representing limited liability company interests in the Company.

(s)     “Common Shareholder” means each Person listed on the books and records of the Company as the owner of Common Shares, in its capacity as a member of the Company.

(t)     “Company” has the meaning set forth in the preamble to this Agreement.

(u)     “Company Group” means the Company and its Subsidiaries treated as a single consolidated entity. For purposes of this definition, “Subsidiary” means (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company or a combination thereof, (b) a partnership (whether general or limited) in which the Company or a Subsidiary of the Company is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) are owned, directly or indirectly, at the date of determination, by the Company, by one or more Subsidiaries of the Company, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which the Company, one or more Subsidiaries of the Company, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

(v)     “Company Minimum Gain” shall have the meaning attributed to “partnership minimum gain” as set forth in U.S. Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

(w)     “Court of Chancery” means the Court of Chancery of the State of Delaware.

(x)     “Derivative Instrument” has the meaning set forth in Section 7.10.

(y)     “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(z)     “DGCL-Implementing Provisions” means (i) Articles 6, 13, 14 (other than Section 14.1), and 17; (ii) Section 1.2, Sections 2.6 through and including 2.8, the first sentence of Section 2.10, Section 3.2(b), Section 3.6, Section 4.1 (other than Section 4.1(g), the last two sentences of Section 4.1(a), and the second sentence of Section 4.1(c)), Section 4.4, Section 4.5, Section 7.3, Section 7.6, Section 7.10, the third and last sentences of Section 7.7(a), Section 7.8, clause (iv) of the last sentence of Section 7.6(c), Section 7.9, Section 7.13, Section 7.14, Section 9.1, Section 9.2, Section 9.6, Section 10.3, Section 10.6, the first, second and fourth sentences of Section 10.9(a), Section 10.9(b), Section 10.9(c), Section 10.6, Section 12.1(e)-(g), and Sections 18.5 through and including 18.9; (iii) any provision adopted pursuant to Section 14.5(c) and (iv) any term defined in this Section 1.1 that is used in any of the provisions of this Agreement set out in subsections (i), (ii) or (iii) of this definition.

(aa)     “Directors” means the individuals elected to the Board of Directors from time to time in accordance with this Agreement. Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

(bb)    “Dissenting Shares” has the meaning set forth in the Merger Agreement.

(cc)     “Dissenting Stockholders” has the meaning set forth in the Merger Agreement.

(dd)    “Effective Time” has the meaning set forth in the Merger Agreement.

(ee)     “Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(ff)      “Equity Incentive Plan” means the Company’s Amended and Restated Equity Incentive Plan, or any successor plan thereto.

(gg)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(hh)    “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

(ii)       “Fiscal Year” has the meaning set forth in Section 18.1.

(jj)     “GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

(kk)       “Group Member” means a member of the Company Group.

(ll)   “JMP Group Inc.” has the meaning set forth in the preamble to this Agreement.

(mm)    “JMP Group Inc. Common Stock” means each share of common stock, par value $0.001 per share, of JMP Group Inc. issued and outstanding immediately prior to the Effective Time.

(nn)    “Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Article 17, as liquidating trustee of the Company within the meaning of the Act.

(oo)    “Merger” has the meaning set forth in the recitals to this Agreement.

(pp)    “Merger Agreement” has the meaning set forth in the recitals to this Agreement.

(qq)      “National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

(rr)     “Net Income” and “Net Loss” shall mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(a)     any income of the Company exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(b)     any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

(c)     in the event the Carrying Value of any Company asset is adjusted in accordance with the definition of “Carrying Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)     in accordance with the U.S. Treasury Regulations promulgated under Section 704(b) of the Code, gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for U.S. federal income tax purposes and depreciation and amortization in respect of a Company asset shall be computed by reference to the Carrying Value of the asset, notwithstanding that the adjusted tax basis of such asset differs from such Carrying Value; and

(e)      notwithstanding any other provision of this definition, any items which are specially allocated under Section 8.3 shall not be taken into account in the computation of “Net Income” or “Net Loss.”

(ss)      “New Implementation” has the meaning set forth in Section 14.4.

(tt)    “Nomination Solicitation Notice” has the meaning set forth in Section 7.10.

(uu)    “Nonrecourse Deductions” shall have the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(1).

(vv)   “Nonrecourse Liability” shall have the meaning set forth in U.S. Treasury Regulations Section 1.704-2(b)(3).

(ww)      “Officer” means an officer of the Company appointed in accordance with Article 11.

(xx)     “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or the Board of Directors or any of its Affiliates or in-house counsel) acceptable to the Board of Directors.

(yy)      “Order” means any order, injunction, decree, ruling, stipulation or assessment of any federal, state, local municipal, foreign or other government (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body, court or other tribunal).

(zz)     “Original Agreement” has the meaning set forth in the recitals to this Agreement.

(aaa)     “Other Provisions” means any provision of this Agreement that is not a DGCL-Implementing Provision, a Charter Provision or a Bylaw Provision.

(bbb)      “Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as outstanding on the books and records of the Company as of the date of determination.

(ccc)     “Percentage Interest” means as of any date of determination, as to any Shareholder, the quotient obtained by dividing (i) the number of any class or series of Common Shares or Preferred Shares, as applicable, held by such Person by (ii) the total number of all classes or series of Outstanding Common Shares or Outstanding Preferred Shares, as applicable.

(ddd)     “Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

(eee)       “Preferred Share” means each preferred share of any series of preferred shares representing limited liability company interests in the Company that are authorized and issued in accordance with the terms of this Agreement after the Effective Time.

(fff)    “Preferred Shareholders” means, collectively, the Persons listed on the books and records of the Company as the owners of any Preferred Shares that are authorized and issued in accordance with this Agreement, each in its capacity as a member of the Company.

(ggg)    “Pro Rata” means (a) in respect of any class or series of Shares, apportioned equally among all such class or series of Shares, and (b) in respect of Shareholders, apportioned among all Shareholders in accordance with their relative Percentage Interests.

(hhh)        “Record Date” means the date established by the Board of Directors in accordance with Section 7.4.

(iii)        “Registration Statement” means the Registration Statement on Form S-4 for the Company, as filed with the SEC, as amended from time to time.

(jjj)     “Relevant Hedge Transaction” has the meaning set forth in Section 7.10.

(kkk)        “SEC” means the United States Securities and Exchange Commission.

(lll)  “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

(mmm)    “Share Designation” means a writing approved by the Board of Directors or a committee of the Board of Directors setting forth the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions of a series of Preferred Shares. A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall constitute part of this Agreement. The terms of any Share Designation approved by the Board of Directors or a committee of the Board of Directors in accordance with this Agreement (i) shall include only those terms that would not be prohibited in a certificate of designation pursuant to the DGCL if the Company were a Delaware corporation, (ii) shall be deemed to amend the provisions of this Agreement, in the same manner and fashion that a certificate of designation amends a certificate of incorporation pursuant to the DGCL, and (iii) may be amended or eliminated (and the number of Preferred Shares represented by such Share Designation may be increased or decreased) in the same manner as could be accomplished under the DGCL with respect to a certificate of designation. Any amendment or elimination (or increase or decrease in the number of Preferred Shares) referenced in subsection (iii) of the immediately preceding sentence shall have the same effect as an amendment or elimination (or increase or decrease of shares of preferred stock designated by such certificate of designation) of a certificate of designation pursuant to the DGCL.

(nnn)     “Share Majority” means a majority of the votes entitled to be cast by the holders of the Outstanding Voting Shares.

(ooo)     “Shareholders” means, collectively, the Common Shareholders and the Preferred Shareholders. For purposes of Section 6.4 only, the term “Shareholders” includes a Person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person.

(ppp)     “Shareholder Associated Person” has the meaning set forth in Section 7.10.

(qqq)        “Shareholder Minimum Gain” shall mean an amount, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(3) with respect to each Shareholder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability.

(rrr)      “Shareholder Nonrecourse Debt” shall have the meaning attributed to “partner nonrecourse debt” as set forth in U.S. Treasury Regulations Section 1.704-2(b)(4).

(sss)        “Shareholder Nonrecourse Deductions” shall have the meaning attributed to “partner nonrecourse deductions” as set forth in U.S. Treasury Regulations Section 1.704-2(i).

(ttt)     “Shares” means, collectively, the Common Shares and the Preferred Shares. As of the Effective Time, there are two classes of Shares: the Common Shares and the Preferred Shares.

(uuu)     “Substantially All” has the meaning given to such term in the jurisprudence interpreting and applying Section 271 of the DGCL, as if the Company were a Delaware corporation.

(vvv)   “Tax Matters Partner” has the meaning given to such term in the Code.

(www)       “Transfer Agent” means, with respect to the Shares, American Stock & Transfer Trust Company, any successor thereto or any other Person designated by the Board.

(xxx)     “Voting Shares” means, collectively, the Common Shares and any series of Preferred Shares that are designated as “Voting Shares” in a Share Designation. Except as otherwise expressly provided in this Agreement or in any Share Designation, all Voting Shares shall vote together as a single class or group.

Section 1.2            Interpretation.

(a)          Unless the context requires otherwise:

(i)       any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(ii)      references to Articles and Sections refer to Articles and Sections of this Agreement;

(iii)     the terms “include” or “includes” means includes, without limitation, and “including” means including, without limitation;

(iv)     any provision of the DGCL referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied mutatis mutandis to the Company, the Shareholders and this Agreement, as if the Company were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation;

(v)      to the fullest extent permitted by law, any ambiguity in this Agreement shall be interpreted so that the internal affairs of the Company are governed as closely as possible to the manner that the internal affairs of JMP Group Inc. were governed immediately prior to the Effective Time;

(vi)     any subchapter or provision of the DGCL (including, but not limited to, any terms defined therein) referred to in, or incorporated by reference by, this Agreement shall, unless otherwise provided in this Agreement, be applied and interpreted consistently with the jurisprudence regarding such subchapter or provision; and

(vii)    any provision of the Act or the DGCL referred to in, or incorporated by reference by, this Agreement shall refer to such provisions of the Act or the DGCL as they are amended from time to time and in effect at the time of the applicable action.

(b)          It is the intent of the parties hereto that, except as otherwise expressly provided herein, this Agreement shall govern the Company in a manner that is substantially similar to the governance of JMP Group Inc. in effect immediately prior to the Effective Time.

Article 2
THE COMPANY

Section 2.1            Name. The name of the limited liability company is JMP Group LLC.

Section 2.2            Registered Agent and Registered Office. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Company at such address is The Corporation Trust Company.

Section 2.3            Other Offices. The Company shall also have and maintain an office or principal place of business at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

Section 2.4            Filings. The execution, delivery and filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware by Valerie S. Hein, as an “authorized person” within the meaning of the Act, are hereby authorized, approved, ratified and confirmed. Upon the execution of this Agreement, any Officer or any Person authorized by the Board shall be an “authorized person” within the meaning of the Act. Any Officer or any Person authorized by the Board shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.5            Purpose.

(a)     The purpose for which the Company is formed is to engage in any and all lawful acts or activities for which limited liability companies may be formed under the Act.

(b)     Notwithstanding anything in this Agreement to the contrary, (i) without the consent of any Person, the Merger is hereby authorized, approved, ratified and confirmed, and (ii) in order to effectuate the Merger, the Company is hereby authorized to execute, deliver and perform, and JMP Group Inc. or any Officer (as an “authorized person” within the meaning of the Act, as member, as an Officer or otherwise) is hereby authorized to execute and deliver on behalf of the Company, a Certificate of Merger of JMP Group Inc. into Merger Sub to be filed in the office of the Secretary of State of the State of Delaware, and all documents, agreements, or certificates contemplated thereby or related thereto, in each case without further authorization or approval of any other Person (and any such execution, delivery and performance that has already occurred is hereby authorized, approved, ratified and confirmed in all respects). The foregoing authorization shall not be deemed a restriction on the powers of any Person to enter into other agreements on behalf of the Company in accordance with this Agreement.

Section 2.6            Powers. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Agreement.

Section 2.7            Fiduciary Duties of Directors and Officers. Notwithstanding anything to contrary contained herein, the Directors and Officers shall owe the same fiduciary duties as they would owe under Delaware law were they members of a board of directors or officers, respectively, of a Delaware corporation. The parties intend that the fiduciary duties of the Directors and Officers shall be applied and interpreted consistently with the jurisprudence regarding such fiduciary duties of directors and officers of a Delaware corporation incorporated under the DGCL.

Section 2.8            Power of Attorney.

(a)          To the fullest extent permitted by law, each Shareholder (in its, his or her capacity as such) hereby constitutes and appoints each Director, each Officer and, if a Liquidator shall have been appointed by the Board of Directors, the Liquidator (each, an “Attorney-in-Fact”), as the case may be, with full power of substitution, as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, to:

(i)            execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(A)     all certificates, documents and other instruments (including the Certificate of Formation and all amendments or restatements hereof or thereof) that such Attorney-in-Fact determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(B)     all certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with this Agreement;

(C)     all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that such Attorney-in-Fact determines to be necessary or appropriate to reflect the dissolution, winding up and termination of the Company pursuant to the terms of this Agreement;

(D)     all certificates, documents and other instruments relating to the admission, resignation, removal or substitution of any Shareholder pursuant to this Agreement;

(E)     all certificates, documents and other instruments relating to the determination of the powers, designations, preferences and relative and participating, optional or other rights, if any, or the qualifications, limitations or restrictions thereof, of any class or series of Shares issued pursuant to this Agreement; and

(F)     all certificates, documents and other instruments (including merger agreements and certificates of merger) relating to a merger, consolidation or conversion of the Company adopted in accordance with this Agreement.

(ii)           execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that such Attorney-in-Fact determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Shareholders hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement.

(b)           Notwithstanding anything to the contrary in this Section 2.9, when any provision of this Agreement (including Articles 13, 14 and 17) establishes a vote, consent, approval, agreement or other action of Shareholders required to take any action, no Attorney-in-Fact may exercise the power of attorney made in this Section 2.9 until the necessary vote, consent, approval, agreement or other action, as applicable, is received.

(c)           The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, Bankruptcy or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to such Shareholder’s heirs, successors, assigns and personal representatives. To the fullest extent permitted by law, each such Shareholder hereby agrees to be bound by any representation made by an Attorney-in-Fact, acting in good faith pursuant to such power of attorney; and each such Shareholder, to the fullest extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under such power of attorney in accordance with this Section 2.9. To the fullest extent permitted by law, each Shareholder hereby agrees to execute and deliver to the Attorney-in-Fact within fifteen days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any Attorney-in-Fact determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.9            Term. The term of the Company commenced on the date the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue until the Company is dissolved in accordance with this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 2.10          Title to Company Assets. Title to Company assets shall be deemed to be owned by the Company as an entity, and no Shareholder, Director or Officer, individually or collectively, shall have any interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine.

Article 3
CLASSES AND ISSUANCE OF SHARES

Section 3.1            Outstanding Shares.

(a)     At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person (i) each share of JMP Group Inc. Common Stock issued and outstanding (including any such shares that are owned by JMP Group Inc. as treasury stock) immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into one validly issued Common Share, (ii) all certificates representing JMP Group Inc. Common Stock (other than any such certificate that represents Dissenting Shares) shall be deemed for all purposes to represent the same number of Common Shares into which the JMP Group Inc. Common Stock they previously represented were converted in accordance with the Merger Agreement and (iii) each holder of JMP Group Inc. Common Stock (other than any such holder that is a Dissenting Stockholder) is hereby automatically admitted to the Company as a Common Shareholder. In accordance with Section 4.5, and notwithstanding Section 18-702 of the Act, any Shares acquired by the Company by virtue of the Merger shall not be automatically deemed canceled and instead may be deemed to be authorized and issued Shares held in the treasury of the Company and may subsequently be transferred in accordance with this Agreement.

(b)     At the Effective Time, automatically, by virtue of the Merger and without any action on the part of any other Person, each limited liability company interest in the Company outstanding immediately prior to the Effective Time hereby ceases to be outstanding, is automatically canceled and retired, and each Person that was a member of the Company immediately prior to the Effective Time automatically ceases to be a member of the Company, and, in each case, any consideration paid by any such member shall be returned in connection with the cancellation and retirement of such interest in the Company.

(c)     If a Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn his, her or its demand or lost his, her or its rights to appraisal under the DGCL, (i) such Dissenting Stockholder’s shares shall no longer be considered Dissenting Shares and such Dissenting Stockholder’s JMP Group Inc. Common Stock, if any, shall thereupon be deemed to have been converted pursuant to, and certificates representing such JMP Group Inc. Common Stock shall thereupon be treated in accordance with, Section 3.1(a) hereof, and (ii) such Dissenting Stockholder shall be automatically admitted to the Company as a Common Shareholder.

Section 3.2            Authorization to Issue Shares.

(a)     The Company is hereby authorized to issue the following two classes of Shares: (i) Common Shares, and (ii) Preferred Shares. Pursuant to a Share Designation, the Company is hereby authorized to issue one or more series of Preferred Shares. The total number of Shares of all classes and series that the Company shall be authorized to issue is 110,000,000 Shares, consisting of (i) 10,000,000 Preferred Shares, and (ii) 100,000,000 Common Shares.

(b)     The Company, the Board of Directors, or a committee of the Board of Directors, on behalf of the Company, without the consent of any Shareholder or any other Person, may, at any time and from time to time, issue or take subscriptions for one or more Shares of any existing class or series or, pursuant to a Share Designation, authorize and issue or take subscriptions for any series of Preferred Shares (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and Outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), for such consideration (which may be cash, any tangible or intangible property or any benefit to the Company, or any combination thereof) as may be fixed by the Board of Directors or a committee thereof, unless all of the Shares which the Company is authorized to issue have been issued, subscribed for, or otherwise committed to be issued. The consideration for subscriptions to, or the purchase of, the Shares to be issued by the Company shall be paid in such form and in such manner as the Board of Directors or a committee of the Board of Directors shall determine. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such consideration shall be conclusive.

(c)     There shall be no limitation or restriction on any variation between any of the different series of Preferred Shares as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Shares may, except as hereinafter in this Section 3.2 otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Shares shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

(d)     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors or a committee of the Board of Directors, with respect to one or more series of Preferred Shares, the entire voting power and all voting rights shall be vested exclusively in the Common Shares, and each Shareholder of the Company who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Company.

(e)     The Company, the Board of Directors or a committee of the Board of Directors, on behalf of the Company, without the consent of any Shareholder or any other Person, may issue rights, options and warrants entitling their holders to acquire from the Company Shares of any class or series, and such rights, options and warrants may be evidenced by instruments approved by the Board of Directors or any committee thereof. The terms upon which, including the time or times which may be limited or unlimited in duration, at or within which, and the consideration (including a formula by which such consideration may be determined) for which any such Shares may be acquired from the Company upon the exercise of any such right, option or warrant, shall be such as shall be stated in a resolution adopted by the Board of Directors or committee thereof providing for the creation and issue of such rights, options or warrants, and, in every case, shall be set forth or incorporated by reference in the instrument or instruments evidencing such rights, warrants or options. In the absence of actual fraud in the transaction, the judgment of the Directors as to the consideration for the issuance of such rights, options and warrants and the sufficiency thereof shall be conclusive. The Board of Directors or a committee thereof may, by a resolution adopted by the Board or committee thereof, authorize one or more Officers to do one or both of the following: (i) designate Officers and employees of the Company Group to be recipients of such rights, options or warrants created by the Company, and (ii) determine the number of such rights, options or warrants to be received by such Officers and employees; provided, however, that the resolution so authorizing such Officer or Officers shall specify the total number of rights, options or warrants such Officer or Officers may so award. The Board of Directors or committee thereof may not authorize an Officer to designate himself or herself as a recipient of any such rights, options or warrants.

(f)     The Company, and the Board of Directors or a committee thereof on behalf of the Company, without the consent of any Shareholder or any other Person, is hereby authorized to (i) execute, deliver and administer the Equity Incentive Plan, and (ii) issue one or more Shares (and rights, options and warrants related thereto) pursuant to the Equity Incentive Plan. Each Share hereby authorized to be issued pursuant to the Equity Incentive Plan is hereby reserved for issuance.

Section 3.3            Provisions Relating to Common Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Common Shares are as follows:

(a)           General. Except as otherwise provided herein, all Common Shares shall have identical rights and privileges in every respect.

(b)           Distributions. Subject to any prior rights and preferences contained in any Share Designation, the Common Shareholders shall be entitled to participate ratably, on a Common Share-for-Common Share basis as if all Common Shares were of a single series, in such distributions, whether in cash, Shares or otherwise, as may be declared by the Board of Directors from time to time in accordance with this Agreement; provided, however, that any distributions payable in Common Shares (or payable in rights to subscribe for or purchase Common Shares or securities or indebtedness convertible into or exchangeable for Common Shares) shall be declared and paid at the same rate on the Common Shares. Distributions payable under this Section 3.3(b) shall be paid to the Shareholders of the applicable series of the Outstanding Common Shares as their names shall appear on the register of the Company on the Record Date fixed by the Board of Directors in advance of the declaration and payment of each distribution. The Company shall not issue fractions of Common Shares on payment of a distribution but shall pay cash in lieu of such fractional Common Shares based upon the then fair market value of such a Common Share.

(c)           Voting.

(i)      The Common Shares shall be Voting Shares, and the Common Shareholders shall vote on all matters submitted to a vote of the Shareholders holding Voting Shares, with each Common Share entitled to one vote.

(ii)     The Common Shareholders are not entitled to cumulate votes in the election of Directors in the manner contemplated by Section 214 of the DGCL (assuming the Company were a Delaware corporation, the Common Shareholders were stockholders of a Delaware corporation and the Directors were directors of a Delaware corporation).

(d)           Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Company, after all creditors of the Company shall have been satisfied, and subject to the payment of all sums payable in respect of Preferred Shares, if any, the Common Shareholders shall share in all distributions of the Company’s remaining assets in accordance with Section 9.1. For purposes of this Section 3.3(d), neither the merger nor the consolidation of the Company into or with another entity or the merger or consolidation of any other entity into or with the Company, or the sale, transfer, or other disposition of all or Substantially All the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Company.

(e)           No Action by Written Consent. Notwithstanding Section 18-302(d) of the Act, no action required to be taken or that may be taken at any meeting of Common Shareholders may be taken without a meeting, and the power of Common Shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 3.4             Provisions Relating to the Preferred Shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions of the Preferred Shares are as follows:

(a)           The Preferred Shares may be issued from time to time in one or more series. The Preferred Shares of each series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a Share Designation.

(b)           Authority is hereby expressly granted to and vested in the Board of Directors or a committee of the Board of Directors, to the extent permitted by law and as set forth in this Agreement, any Share Designation, or a resolution of the Board of Directors, to authorize the issuance of the Preferred Shares from time to time in one or more series (which, subject to the provisions of any other Share Designation in respect of which Preferred Shares are then issued and outstanding, may rank junior to, on parity with or senior to (in each case, with respect to distributions or other payments in respect of Shares) any classes or series of Shares existing immediately prior to such authorization and issuance), and with respect to each such series to fix in a Share Designation the voting powers, full or limited, if any, of Shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof. The authority of the Board of Directors, or a committee thereof, with respect to the authorization and issuance of any Preferred Shares pursuant to a Share Designation shall include, but not be limited to, the determination or fixing of (i) distribution rights, (ii) distribution rates (iii) conversion rights, (iv) exchange rights, (v) voting rights, (vi) rights and terms of redemption (including sinking and purchase fund provisions), (vii) redemption price or prices, and (viii) the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Shares and the number of shares constituting any such series, and the designation thereof, or any of them. The authority of the Board of Directors, or a committee thereof, shall further include the increase or decrease of the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3.5            No Preemptive Rights. Except as otherwise provided in a Share Designation or as determined by the Board of Directors, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Shares, whether such Shares are unissued, held in treasury or hereafter created.

Section 3.6            Fractions of Shares. Subject to Section 3.3(b), the Company may, but shall not be required to, issue fractions of a Share. Subject to Section 3.3(b), if it does not issue fractions of a Share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a Share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a Certificate or uncertificated) which shall entitle the holder to receive a full Share upon the surrender of such scrip or warrants aggregating a full Share. Scrip or warrants shall not, unless otherwise provided in the evidence thereof, entitle the holder to exercise voting rights, to receive distributions thereon or to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for Certificates representing the full Shares or uncertificated full Shares before a specified date, or subject to the conditions that the Shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose. For purposes of this Section 3.6, “fair value” has the meaning given to such term in the jurisprudence interpreting and applying Section 155 of the DGCL, as if the Company were a Delaware corporation.

Section 3.7            Fully Paid and Non-Assessable Nature of Interests. All Shares issued pursuant to, and in accordance with the requirements of, this Agreement (including Section 3.3(b)) shall be validly issued and shall be deemed to be fully paid and non-assessable Shares of the Company.

Article 4
CERTIFICATES, TRANSFERS AND REDEMPTION

Section 4.1            Certificates.

(a)          Form and Execution of Certificates. The Shares of the Company may be uncertificated, except to the extent otherwise required by applicable law and except to the extent Shares are represented by outstanding Certificates that have not been surrendered to the Company or its Transfer Agent. Notwithstanding the foregoing, every holder of Shares in the Company shall be entitled to have a Certificate signed by, or in the name of the Company by, the Chairman of the Board (if there be such an Officer appointed), or by the Chief Executive Officer, President or any Vice President and by the Chief Financial Officer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of Shares owned by him in the Company. Certificates for the Shares of the Company shall be in such form as is consistent with this Agreement and applicable law. Any or all of the signatures on the Certificate may be a facsimile and may be sealed with the seal of the Company or a facsimile thereof. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer, Transfer Agent, or registrar before such Certificate is issued, it may be issued with the same effect as if he, she or it were such Officer, Transfer Agent, or registrar at the date of issue. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated Shares and the rights and obligations of the holders of Certificates representing Shares of the same class and series shall be identical. The Certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the Shareholder’s name and the number of Shares.

(b)          Lost or Destroyed Certificates. The Company may issue in place of any Certificate or Certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the Person claiming the Certificate to be lost or destroyed. When issuing new Certificate or Certificates, the Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed Certificate or Certificates, or his legal representative, to indemnify the Company in such manner as it shall require and/or to give the Company a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Company with respect to the Certificate alleged to have been lost or destroyed.

(c)          Transfers. Any transfers of Shares of the Company must be made subject to transfer restrictions set forth in this Agreement. Where authorized, transfers of record of Shares of the Company shall be made only upon the Company books by the holders thereof, in person or by duly authorized attorney, and upon the surrender of a Certificate or Certificates for a like number of shares, properly endorsed.

(d)          Registered Shareholders. The Company shall be entitled to recognize the Person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

(e)          Regulations. Subject to Section 4.3, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration or the replacement of Certificates for Shares of the Company.

(f)          Legends. The Board of Directors shall have the power and authority to provide that Certificates representing Shares bear such legends as the Board of Directors deems appropriate to ensure that the Company does not become liable for violations of federal or state securities laws or other applicable law. Certificates shall contain such provisions as would be required pursuant to Section 151 and Section 202 of the DGCL (as if such Certificates were stock certificates and the Company were a Delaware corporation) and the Company shall send such notice to the Shareholder owning uncertificated Shares as would be required pursuant to Section 151 and Section 202 of the DGCL (as if the Shareholder owning such Shares were an owner of stock of a Delaware corporation and the Company were a Delaware corporation).

(g)          Electronic Securities Recordation. Notwithstanding the provisions set forth elsewhere in this Agreement, the Company may adopt a system of issuance, recordation and transfer of the Shares by electronic or other means not involving any issuance of Certificates, provided the use of such system by the Company is permitted in accordance with applicable law, and, provided, further, that notwithstanding the adoption of any such system of issuance, recordation and transfer of Shares by electronic or other means, every holder of Shares represented by Certificates shall be entitled to have a Certificate for such Shares, signed by such Officers and otherwise as provided in this Section 4.1, certifying the number of Shares held by such Shareholder.

Section 4.2            Transfer Generally.

(a)          The term “transfer,” when used in this Agreement with respect to a Share, shall be deemed to refer to a transaction by which a Shareholder assigns such Share to another Person who is or becomes a Shareholder, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Share shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 4. To the fullest extent permitted by law, any transfer or purported transfer of a Share not made in accordance with this Article 4 shall be null and void.

(b)          By acceptance of the transfer of any Share in accordance with this Article 4, each transferee of a Share shall be admitted to the Company as a Shareholder in accordance with Section 6.1.

(c)          Subject to (i) the provisions of this Article 4 and any other restrictions set forth in this Agreement, (ii) the provisions of any Share Designation, and (iii) any contractual provision binding on any Shareholder, Shares shall be freely transferable to any Person.

Section 4.3            Restrictions on Transfers.

(a)          Except as provided in Section 4.3(c) below, but notwithstanding the other provisions of this Article 4, no transfer of any Shares shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the SEC, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b)          The Board of Directors may impose restrictions on the transfer of Shares if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. Notwithstanding any other provision of this Agreement (including Article 14), the Board of Directors may impose such restrictions by amending this Agreement without the consent of any Person; provided however, that any amendment that would result in the delisting or suspension of trading of any class or series of Shares on the principal National Securities Exchange on which such class or series of Shares is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Shares of such class or series.

(c)          Nothing contained in this Article 4, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange on which such Shares are listed for trading.

Section 4.4            Repurchase of Shares by the Company. Except as otherwise provided in this Agreement or in any Share Designation, the Company, and the Board of Directors on behalf of the Company, without the consent of any Shareholder or any other Person, but subject to Section 9.3, shall have the authority to acquire, by purchase, redemption or otherwise, any Shares (or any rights, options or warrants relating to any class or series of any Shares) that are redeemable at the option of the Company.

Section 4.5            Treasury Shares. Notwithstanding Section 18-702 of the Act, unless otherwise determined by the Board of Directors, any Shares acquired or otherwise held by the Company shall not be automatically deemed canceled and instead shall be deemed to be authorized and issued Shares held in the treasury of the Company and may subsequently be sold or disposed of in accordance with this Agreement.

Article 5
OTHER SECURITIES OF THE COMPANY

Section 5.1            Form and Execution of Certificates. All bonds, debentures and other securities of the Company, other than Share certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), the Chief Executive Officer, or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other security shall be issued, the signature of the persons signing and attesting the seal on such bond, debenture or other security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer or an Assistant Treasurer of the Company, or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any Officer who shall have signed or attested any bond, debenture or other security, or whose facsimile signature shall appear thereon has ceased to be an Officer of the Company before the bond, debenture or other security so signed or attested shall have been delivered, such bond, debenture or other security nevertheless may be adopted by the Company and issued and delivered as though the Person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such Officer of the Company.

Article 6
THE SHAREHOLDERS

Section 6.1            Shareholders.

(a)          A Person shall automatically be admitted as a Shareholder and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires (whether from the Company, any Shareholder or otherwise) any Share. Any Person admitted to the Company as a Shareholder shall be deemed to agree to be bound by each provision of this Agreement. A Person may become a Shareholder without the consent or approval of any of the Shareholders. A Person may not become a Shareholder without acquiring a Share.

(b)          The name and mailing address of each Shareholder shall be included on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall (or shall cause the Transfer Agent to) update the books and records of the Company from time to time as necessary to reflect accurately the information required to be contained therein.

(c)          Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and no Shareholder shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder.

(d)          Shareholders may not be expelled from or removed as Shareholders of the Company. Shareholders shall not have any right to resign from the Company as a Shareholder; provided that when a transferee of a Shareholder’s Share(s) is admitted to the Company as a Shareholder, such transferring Shareholder shall cease to be a Shareholder with respect to the Share(s) so transferred. Notwithstanding the foregoing or any other provision of this Agreement, the Company may continue to treat the transferring Shareholder as the Shareholder with respect to the transferred Shares for all purposes of this Agreement until the transferee of such Shares is included in the books and records of the Company maintained for such purpose.

Section 6.2             Management of Business. No Shareholder, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Shareholder. Notwithstanding the foregoing, the Shareholders have all the rights and powers specifically set forth in this Agreement.

Section 6.3             Inspection of Books and Records.

(a)           Any Shareholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from (1) the Company’s register of its Shares, a list of its Shareholders and its other books and records and (2) any subsidiary’s books and records, to the extent that (a) the Company has actual possession or control of the books and records of such subsidiary or (b) the Company could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand: (1) such inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the Company or the subsidiary and a Person or Persons not affiliated with the Company and (2) the subsidiary would not have the right under the law applicable to it to deny the Company access to such books and records upon demand by the Company. In every instance where the Shareholder is other than a Person listed on the books and records of the Company as the owner of Shares, the demand under oath shall state the Person’s status as a beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such Person, be accompanied by documentary evidence of beneficial ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Shareholder. In every instance where an attorney or other agent shall be the Person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Shareholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware or at its principal place of business. To the extent not inconsistent with the foregoing, the inspection right set forth in this Section 6.3(a) shall be applied, and subject to any applicable defenses, as if (1) a Shareholder making a demand pursuant to this Section 6.3 were a stockholder of a Delaware corporation and the Company were a Delaware corporation, and (2) such Shareholder was making a demand pursuant to Section 220 of the DGCL (and such demand shall be interpreted in accordance with the jurisprudence regarding Section 220 of the DGCL).

(b)           Any Director shall have the right to examine (i) the Company’s register of its Shares, (ii) a list of the Company’s Shareholders and (iii) the Company’s other books and records for a purpose reasonably related to the Director’s position as a manager of the Company.

(c)           As used in this Section 6.3, “subsidiary” means any entity directly or indirectly owned, in whole or in part, by the Company and which is controlled, directly or indirectly, by the Company, including, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, statutory trusts and/or joint ventures.

(d)           Section 18-305(c) of the Act shall be inapplicable to the Company and this Agreement (including, for the avoidance of doubt, to the inspection rights set forth in this Section 6.3).

(e)           This Section 6.3 is intended to replace and, to the fullest extent permitted by law, shall replace the Shareholder’s and Director’s rights under Sections 18-305(a) and (b) of the Act; provided, for the avoidance of doubt, that Section 18-305(f) of the Act shall be applicable to the Company and this Agreement and a Shareholder or Director may bring an action to enforce any right arising under this Section 6.3 in the Court of Chancery.

Article 7
MEETINGS OF SHAREHOLDERS

Section 7.1             Place of Meetings.

(a)           Meetings of Shareholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

(b)           If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication:

(i)      Participate in a meeting of Shareholders; and

(ii)     Be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (B) the Company shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company. “Remote communication” shall include telephone or other voice communications and electronic mail or other form of written or visual electronic communications.

Section 7.2             Annual Meetings. The annual meetings of the Shareholders of the Company, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be fixed by resolution of the Board of Directors as determined by the Board of Directors.

Section 7.3             Special Meetings. Special meetings of the Shareholders of the Company may be called for any purpose or purposes, at any time, by the Chairman of the Board or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors.

Section 7.4             Fixing Record Dates.

(a)          In order that the Company may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which Record Date shall not be more than 60 nor less than 10 days before the date of such meeting. If no Record Date is fixed by the Board of Directors, then the Record Date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of Shareholders of record entitled notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned meeting.

(b)          In order that the Company may determine the Shareholders entitled to receive payment of any distribution or allotment of any rights or the Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Board of Directors may fix a Record Date, which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted, and which Record Date shall be not more than 60 days prior to such action. If no Record Date is fixed, the Record Date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.5             Notice of Meetings.

(a)          Except as otherwise provided by law, written notice of each meeting of Shareholders, specifying the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each Shareholder entitled to vote thereat, directed to his, her or its address as it appears upon the books of the Company, except that where the matter to be acted on is a merger or consolidation of the Company or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than 20 nor more than 60 days prior to such meeting. Except as provided in Section 7.11(d), no matter shall be properly brought before a special meeting of Shareholders unless such matter shall have been brought before the meeting pursuant to the Company’s notice of such meeting.

(b)          If at any meeting action is proposed to be taken which, if taken, would entitle Shareholders fulfilling the requirements of Section 262(d) of the DGCL (pursuant to Section 13.4 of this Agreement) to an appraisal of the fair value of their Shares, the notice of such meeting shall contain a statement to that effect and shall be accompanied by a copy of that statutory section.

(c)          If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the Shareholder at his address as it appears on the Share transfer books of the Company. Any notice to Shareholders given by the Company shall be effective if given by means of electronic transmission consented to by the Shareholder to whom such notice is given. For purposes of this Agreement, “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. The period or limitation of time within which any Shareholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a Shareholder to receive such notice.

(d)          Notice of the time, place and purpose of any meeting of Shareholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any Shareholder by his attendance thereat, in person or by proxy. Any Shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Shareholders need be specified in any waiver of notice of such meeting.

Section 7.6             Quorum and Voting.

(a)          At all meetings of Shareholders except where otherwise provided by law or this Agreement, the presence, in person or by proxy duly authorized, of the holders of a majority of the Outstanding Shares entitled to vote shall constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of Shares voting as a class, the holders of a majority of the Shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the Shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder entitled to vote at the adjourned meeting.

(b)          When a quorum is present at any meeting, the vote of the holders of at least a majority of the voting power of the Outstanding Shares entitled to vote who are present, in person or by proxy, shall be valid and binding on the Company, unless the matter to be acted upon is one which, by express provision of this Agreement (or, in the event a provision of their Agreement does not address a vote that would be required if the Company were a Delaware Corporation, an express provision of the DGCL), a different vote is required, in which case such express provision shall govern and control the required vote for the matter to be acted upon.

(c)          Meetings of Shareholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to adjourn a meeting of Shareholders without a vote of Shareholders and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules or regulations adopted by the Board of Directors pursuant to the provisions of this Agreement, including (i) the establishment of procedures for the maintenance of order, (ii) limitations on the time allotted to questions or comments on the affairs of the Company, (iii) restrictions on entry to such meeting after the time prescribed for the commencement thereof, and (iv) the opening and closing of the voting for each item upon which a vote is to be taken.

Section 7.7             Voting Rights.

(a)          Except as otherwise provided by law, only persons in whose names Shares entitled to vote stand on the records of the Company on the record date for determining the Shareholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such Shares and such Shares shall be deemed to be represented for the purpose of determining a quorum.

(b)          Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Company at or before the meeting at which it is to be used. Said proxy so appointed need not be a Shareholder. No proxy shall be voted on after three (3) years from its date unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except that a duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 7.8             Voting Procedures and Inspectors of Elections.

(a)          The Board of Directors by resolution shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)          The inspector(s) shall (i) ascertain the number of Outstanding Shares and the voting power of each, (ii) determine the Shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The inspector(s) shall have the other duties prescribed by Section 231(b) of the DGCL, which shall apply as if the Company was a Delaware corporation and the inspector(s) were inspector(s) appointed by a Delaware corporation. Notwithstanding the foregoing, this Section 7.8 shall be inapplicable in connection with any meeting of Shareholders if, at the time of such meeting, Section 231 of the DGCL would be inapplicable in connection with such meeting, assuming the Company was a Delaware corporation, the Shares were shares of stock of a Delaware corporation, and the Shareholders were stockholders of such Delaware corporation.

(c)          The date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a Shareholder shall determine otherwise.

(d)          In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided by a Shareholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the Shareholder, ballots and the regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the Shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 7.9             List of Stockholders. The Officer who has charge of the Share ledger of the Company shall prepare and make, at least 10 days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each Shareholder. The Company need not include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any Shareholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Shareholders of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 7.10           Shareholder Proposals at Annual Meetings.

(a)          At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than nominations of directors made pursuant to Section 7.11) must be brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by a Shareholder of record of the Company at the time of the giving of the notice required in the paragraph (b) hereof, who is entitled to vote and the meeting and who complies with this Section 7.10. The foregoing clause (ii) shall be the exclusive means for a Shareholder to propose business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

(b)          In addition to any other applicable requirements for business to be properly brought before an annual meeting by a record Shareholder, (i) the record Shareholder must have given timely notice thereof in writing to the Secretary of the Company, (ii) any such business must be a proper matter for Shareholder action under Delaware law and (c) the record Shareholder and the beneficial owner, if any, on whose behalf any such proposal is made, must have acted in accordance with the representations set forth in the Business Solicitation Statement (as defined below) required by this Agreement. To be timely, a record Shareholder’s notice must be delivered to the Secretary at the Company’s principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of Shareholders. However, if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the Shareholder must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of determining the deadline for such notice in connection with the annual meeting to take place in 2015, the first anniversary of the previous year’s annual meeting shall be deemed to be June 2, 2015. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above. Other than with respect to Shareholder proposals relating to director nomination(s), which requirements are set forth in Section 7.11 below, a Shareholder’s notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the record Shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class, series, and number of shares of the Company which are owned, directly or indirectly, beneficially and of record by the record Shareholder, (iv) any material interest of the record Shareholder in such business and the beneficial owner, if any, on whose behalf the proposal is made, (v) as to the Shareholder giving the notice and any Shareholder Associated Person (as defined below) or any member of such Shareholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of Shares) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of Share price changes for, or to increase or decrease the voting power of, such Shareholder, such Shareholder Associated Person or family member with respect to any Share of the Company (each, a “Relevant Hedge Transaction”), (vi) as to the Shareholder giving the notice and any Shareholder Associated Person or any member of such Shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such Shareholder, Shareholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of Shares of the Company or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (a “Derivative Instrument”), (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (c) any rights to distributions on the Shares of the Company owned beneficially by such Shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying Shares of the Company, (d) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (e) any performance-related fees (other than an asset-based fee) that such Shareholder, Shareholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (vii) a statement whether or not such person intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all Shares reasonably believed to be sufficient to carry the proposal and/or otherwise to solicit votes or proxies in support of such proposal (such statement, a “Business Solicitation Statement”).

(c)          For purposes of this Section 7.10 and Section 7.11, “Shareholder Associated Person” of any Shareholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Shares of the Company owned of record or beneficially by such Shareholder or (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(d)          Notwithstanding anything in this Agreement to the contrary, no business (other than a nomination submitted in accordance with Section 7.11) shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7.10, provided, however, that nothing in this Section 7.10 shall be deemed to preclude discussion by any Shareholder of any business properly brought before the annual meeting in accordance with said procedure. Notwithstanding the foregoing provisions of this Section 7.10, if the Shareholder making a proposal or a qualified representative of such Shareholder does not appear at the annual meeting to present a proposal submitted in compliance with this Section 7.10 (including without limitation any proposal included in the Company’s proxy statement under Rule 14a-8 under the Exchange Act), such proposal shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a qualified representative of a Shareholder, a person must be a duly authorized manager, officer or partner of such Shareholder or must be authorized by such Shareholder in writing to act as such. In the event a qualified representative of a stockholder will appear at a meeting and make a proposal in lieu of a stockholder, the stockholder must provide the notice of such designation at least twenty-four hours prior to the meeting. If no such advance notice is provided only the stockholder may make the proposal and the proposal may be disregarded in the event the stockholder fails to appear and make the proposal.

(e)          The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7.10, and if he should so determine he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

(f)          Nothing in this Section 7.10 shall affect the right of a Shareholder to request inclusion of a proposal in the Company’s proxy statement or information statement pursuant to Rule 14a-8 under the Exchange Act, and any proposal submitted in compliance with Rule 14a-8 under the Exchange Act and included in the Company’s proxy statement or information statement pursuant thereto shall be deemed to be properly before the meeting. For purposes of Agreement, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 7.11            Nominations of Persons for Election to the Board of Directors.

(a)          Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made (i) by or at the direction of the Board of Directors, or by any nominating committee or person appointed by the Board of Directors, or (ii) by any record Shareholder of the Company entitled to vote for the election of Directors at a meeting of Shareholders who complies with the notice procedures set forth in this Section 7.11. The foregoing clause (ii) shall be the exclusive means for a Shareholder to make nominations.

(b)          In addition to any other applicable requirements for nominations to be properly brought before an annual meeting by a Shareholder (a) such nominations must be made pursuant to timely notice in writing to the Secretary of the Company and (b) the record Shareholder, the beneficial owner, if any, on whose behalf the nomination is made, and the nominee, must have acted in accordance with the representations set forth in the Nomination Solicitation Notice (as defined below) required by this Agreement. To be timely, a Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials (or, in the absence of proxy materials, its notice of meeting) for the previous year’s annual meeting of stockholders. For purposes of determining the deadline for such notice in connection with the annual meeting to take place in 2015, the first anniversary of the previous year’s annual meeting shall be deemed to be June 2, 2015. However, if the Company did not hold an annual meeting the previous year, or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, then to be timely, notice by the stockholder must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Company at least 10 days before the last day a record Shareholder may deliver a notice of nomination in accordance with the preceding sentence, a record Shareholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a Shareholder’s notice as described above. The Shareholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of the Company which are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected; (b) as to the record Shareholder giving the notice, and the beneficial owner, if any, on whose behalf the proposal was made, (i) the name and record address of the Shareholder, and (ii) the class, series and number of Shares of the Company which are beneficially owned; (c) as to the record Shareholder giving the notice and any Shareholder Associated Person (as defined in Section 7.10) or any member of such Shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, whether and the extent to which any Relevant Hedge Transaction (as defined in Section 7.10) has been entered into; and (d) as to the Shareholder giving the notice and any Shareholder Associated Person or any member of such Shareholder’s immediate family sharing the same household, (1) whether and the extent to which any Derivative Instrument (as defined in Section 7.10) is directly or indirectly beneficially owned, (2) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any Shares of any security of the Company, (3) any rights to distributions on the Shares of the Company owned beneficially by such Shareholder that are separated or separable from the underlying Shares of the Company, (4) any proportionate interest in Shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (5) any performance-related fees (other than an asset-based fee) that such Shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Shareholder’s immediate family sharing the same household (which information shall be supplemented by such Shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); and (e) a statement whether or not such person or its nominee intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of voting power of all Shares reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated and/or otherwise to solicit votes or proxies in support of such nomination (the “Nomination Solicitation Notice”). The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of Preferred Shares.

(c)          A person shall not be eligible for election or re-election as a Director at an annual meeting unless (i) the person is nominated by a record Shareholder in accordance with this Section 7.11 or (ii) the person is nominated by or at the direction of the Board of Directors, or committee thereof.

(d)          Notwithstanding the foregoing provisions of this Section 7.11, if the Shareholder making a nomination or a qualified representative of such Shareholder does not appear at the annual meeting to present a nomination submitted in compliance with this Section 7.10, such nomination(s) shall not be presented or voted upon at the annual meeting. For purposes of the foregoing sentence, to be considered a qualified representative of a Shareholder, a person must be a duly authorized manager, officer or partner of such Shareholder or must be authorized by such stockholder in writing to act as such. In the event a qualified representative of a Shareholder will appear at a meeting and make a nomination in lieu of a Shareholder, the Shareholder must provide the notice of such designation at least twenty-four hours prior to the meeting. If no such advance notice is provided only the Shareholder may make the nomination and the nomination may be disregarded in the event the Shareholder fails to appear and make the nomination.

(e)          The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 7.12          No Shareholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Shares with respect to such series of Preferred Shares, any action required or permitted to be taken by the Shareholders of the Company shall be taken at an annual or special meeting of Shareholders of the Company and shall not be taken by any consent in writing by such Shareholders.

Section 7.13          Voting of Shares by Certain Holders. Shares of the Company belonging to the Company or to a corporation, if a majority of the shares entitled to vote in the election of directors of such corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 7.13 shall be construed as limiting the right of the Company or any corporation to vote Shares held by it in a fiduciary capacity. For purposes of this Section 7.13, the term “belonging to” has the meaning given to such term in the jurisprudence interpreting and applying Section 160(c) of the DGCL, as if the Company were a Delaware corporation.

Section 7.14          Corporate Law Incorporation. In furtherance of the foregoing provisions of this Article 7, except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter VII (excluding sections 212(a), 214, 215, 220, 225 and 226) of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions respectively. The parties intend that the foregoing provisions of Subchapter VII of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such provisions.

Article 8
CAPITAL ACCOUNTS AND ALLOCATIONS

Section 8.1             Establishment and Maintenance of Capital Accounts. There shall be established for each Shareholder on the books of the Company as of the date such Shareholder becomes a Shareholder a capital account (each being a “Capital Account”). Each Capital Contribution by any Shareholder, if any, shall be credited to the Capital Account of such Shareholder on the date such Capital Contribution is made to the Company. In addition, each Shareholder’s Capital Account shall be (a) credited with (i) such Shareholder’s allocable share of any Net Income (or items thereof) and items of income and gain specially allocated to such Shareholder under Section 8.4, and (ii) the amount of any Company liabilities that are assumed by the Shareholder or secured by any Company property distributed to the Shareholder and (b) debited with (i) the amount of distributions (and deemed distributions) to such Shareholder of cash or the fair market value of other property so distributed, (ii) such Shareholder’s allocable share of Net Loss (or items thereof) and items of loss and expense specially allocated to such Shareholder under Section 8.4, and (iii) the amount of any liabilities of the Shareholder assumed by the Company or which are secured by any property contributed by the Shareholder to the Company. Any other item which is required to be reflected in a Shareholder’s Capital Account under Section 704(b) of the Code and the U.S. Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The Board of Directors shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Shareholder’s interest in the Company. Interest shall not be payable on Capital Account balances. The Capital Accounts shall be maintained in accordance with the provisions of U.S. Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent not inconsistent with such regulation, the provisions of this Agreement.

Section 8.2             Allocations of Net Income and Loss.

(a)          Except as provided in Sections 8.3 below, Net Income and Net Loss of the Company for each Fiscal Year shall be allocated to the Shareholders so as to, as nearly as possible, increase or decrease, as the case may be, each Shareholder’s Capital Account to the extent necessary such that each Shareholder’s Capital Account is equal to (i) the amount that such Shareholder would receive if the Company were dissolved, its assets sold for their Carrying Value, its liabilities satisfied in accordance with their terms (limited, in the case of an asset subject to nonrecourse liabilities, to the carrying value of such asset) and all remaining amounts were distributed to the Shareholders in accordance with Section 17.3 of this Agreement immediately after making such allocation, reduced by (ii) the amount of such Shareholder’s allocable share of any Company Minimum Gain and any Shareholder Minimum Gain (calculated immediately prior to such deemed sale of assets) and by any amount such Shareholder is obligated to contribute to the Company.

(b)         The Board of Directors shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Company and for the preservation of uniformity of the Shares (or any portion or class or series thereof), notwithstanding any other provision of this Agreement (including Article 14), the Board of Directors may, without the consent of any Person, (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of U.S. Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Shares (or any portion or class or series thereof), and (ii) adopt and employ or modify such conventions and methods as the Board of Directors determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Shareholders and between transferors and transferees under this Agreement and pursuant to the Code and the U.S. Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Shareholders, (C) the valuation of Company assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Company assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder.

(c)          Allocations that would otherwise be made to a Shareholder under the provisions of this Article 8 shall instead be made to the beneficial owner of the Shares held by a nominee in any case in which the nominee has furnished the identity of such owner to the Company in accordance with Section 6031(c) of the Code or any other method determined by the Board of Directors in its sole discretion.

Section 8.3             Limitation on Loss Allocation. Net Loss (and items thereof) allocated to a Shareholder pursuant to Section 8.2 shall not exceed the maximum amount of losses that can be allocated without causing such Shareholder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event that any Shareholder would have an Adjusted Capital Account Deficit as a consequence of an allocation of Net Loss pursuant to Section 8.2, the amount of Net Loss that would be allocated to such Shareholder but for the application of this Section 8.3 shall be allocated to the other Shareholders in proportion to their Percentage Interests to the extent that such allocations would not cause any such Shareholder to have an Adjusted Capital Account Deficit (or not be consistent with the Treasury Regulations promulgated under Section 704(b) of the Code). Any allocation of items of Net Loss pursuant to this Section 8.3 shall be taken into account in computing subsequent allocations of Net Income (and items thereof) pursuant to Section 8.2, and prior to any allocation of items in such Section 8.2 so that the net amount of any items allocated to each Shareholder pursuant to Section 8.2 and this Section 8.3 shall, to the maximum extent practicable, be equal to the net amount that would have been allocated to each Shareholder pursuant to the provisions of Section 8.2 and this Section 8.3 if such allocation under this Section 8.3 had not occurred.

Section 8.4             Special Allocations.     Notwithstanding any of the provisions set forth above in this Article 8 to the contrary, the following special allocations shall be made in the following order:

(a)          Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any Fiscal Year, each Shareholder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in Company Minimum Gain, determined in accordance with U.S. Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(f)(6) and Section 1.704-2(j)(2). This Section 8.4(a) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)          Shareholder Minimum Gain Chargeback. Notwithstanding any other provision of this Article 8, except Section 8.4(a), if there is a net decrease in Shareholder Minimum Gain attributable to Shareholder Nonrecourse Debt during any Fiscal Year, each Shareholder which has a share of the Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder’s share of the net decrease in Shareholder Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with U.S. Treasury Regulations Section 1.704-2(i)(4) and Section 1.704-2(j)(2)(ii). This Section 8.4(b) is intended to comply with the minimum gain chargeback requirement in U.S. Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)     Qualified Income Offset. In the event that any Shareholder unexpectedly receives any adjustments, allocations or distributions described in U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specifically allocated to each such Shareholder in an amount and manner sufficient to eliminate, to the extent required by the U.S. Treasury Regulations, the Adjusted Capital Account Deficit of such Shareholder as quickly as possible, provided that an allocation pursuant to this Section 8.4(c) shall be made if and only to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 have been tentatively made as if this Section 8.4(c) were not in this Agreement. The foregoing provision is intended to comply with U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such U.S. Treasury Regulations.

(d)     Gross Income Allocation. In the event that any Shareholder has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Shareholder shall be specially allocated items of Company income and gain as quickly as possible, provided that an allocation pursuant to this Section 8.4(d) shall be made only if and to the extent that such Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 8 have been tentatively made as if this Section 8.4(d) were not in this Agreement.

(e)     Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be allocated to the Shareholders in proportion to their Percentage Interests or otherwise as determined by the Board of Directors.

(f)     Shareholder Nonrecourse Deductions. Any Shareholder Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with U.S. Treasury Regulations Section 1.704-2(i).

(g)     Adjustments Under Section 754 of the Code. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Shareholder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Shareholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such U.S. Treasury Regulations section.

(h)     Curative Allocations. It is the intent of the Shareholders that, to the extent possible, the allocations set forth in the foregoing provisions of this Section 8.4 will be offset with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 8.4(h). Therefore, notwithstanding any other provision of this Article 8 (other than the foregoing provisions of this Section 8.4 hereof), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner the Board of Directors determines to be appropriate so that, after such offsetting allocations are made, each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the allocations set forth in the foregoing provisions of this Section 8.4 were not part of this Agreement. In exercising its discretion under this Section 8.4(h), the Board of Directors shall take into account future allocations under Sections 8.4(a) and 8.4(b) that, although not yet made, are likely to offset other allocations previously made under Sections 8.4(e) and 8.4(f).

Section 8.5             Tax Incidents. It is intended that the Company will be treated as a pass-through entity for tax purposes. Subject to Section 8.6 below, for U.S. federal and state income tax purposes, all items of Company taxable income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Shareholders in the same manner as the corresponding item of “book” income, gain, loss or expense was allocated pursuant to the preceding Sections of this Article 8.

Section 8.6             Section 704(c) Allocations. In accordance with Sections 704(b) and 704(c) of the Code and the U.S. Treasury Regulations promulgated thereunder, taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company or with respect to any property owned by the Company the Carrying Value of which has been adjusted pursuant to the definition of “Carrying Value” shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted tax basis of such property to the Company for U.S. federal income tax purposes and its Carrying Value in accordance with the “remedial method” described in U.S. Treasury Regulations Section 1.704-3(d). Allocations pursuant to this Section 8.6 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Net Income, Net Losses or other items or distributions pursuant to any provision of this Agreement.

Section 8.7             Allocations in Respect of Transferred Interests. In the case of Shares transferred during any Fiscal Year in compliance with the provisions of Article 4, items of income, gain, loss deduction and credit, and all other items attributable to such transferred Shares or such Fiscal Year shall apportioned between the transferor and the transferee based on the interim closing method described in Proposed U.S. Treasury Regulations Section 1.706-4(c) as of the first business day of the month of such transfer or in such manner as determined by the Board of Directors.

Article 9
DISTRIBUTIONS

Section 9.1             Distributions to Shareholders. Subject to provisions of law and the other provisions of this Agreement (including any Share Designation), distributions to Shareholders may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in Shares, and such distributions (a) shall be made to the Preferred Shareholders, if any, in accordance with any applicable Share Designation and (b) shall be made to the Common Shareholders in accordance with Section 3.3(b). Subject to the provisions of any Share Designation, such declaration and payment by the Company shall be at the discretion of the Board of Directors.

Section 9.2             Distributions After Dissolution. In the event of the dissolution of the Company, all receipts received after such dissolution shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 17.3.

Section 9.3             Payment. Each distribution in respect of the Shares shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to Shareholders as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 9.4             Taxes Paid. The Board of Directors may treat taxes paid by the Company on behalf of, or amounts withheld with respect to, all or less than all of the Shareholders, as a distribution of cash to such affected Shareholders.

Section 9.5             Reserves. There may be created by the Board of Directors out of funds of the Company such reserve or reserves as the Board from time to time, in its discretion, considers proper to provide for contingencies, to equalize distributions, or to repair or maintain any property of the Company, or for such other purpose as the Board of Directors shall consider beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 9.6             General Restriction. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to a Shareholder on account of its interest in the Company if such distribution would violate the Act or any other applicable law.

Article 10
BOARD OF DIRECTORS

Section 10.1           Number of Directors and Term of Office.

(a)          The number of Directors which shall constitute the whole of the Board of Directors shall be not less than three (3) or more than ten (10), until changed by amendment hereof. Only the Board of Directors shall have the power to change the number of Directors. Subject to the foregoing provisions for changing the number of Directors, the number of Directors of the Company has been fixed at nine (9). As of the Effective Time, the Board of Directors will automatically be comprised of the following nine individuals: Joseph A. Jolson, Craig R. Johnson, Carter D. Mack, Mark L. Lehmann, David M. DiPietro, Kenneth M. Karmin, H. Mark Lunenburg, Jonathan M. Orszag, and Glenn H. Tongue.

(b)          With the exception of the first Board of Directors, and except as provided in Section 10.4 of this Agreement, the Directors shall be elected to one-year terms by a plurality vote of the Shares represented in person or by proxy at the Shareholders’ meeting and entitled to vote on the election of Directors. Elected Directors shall hold office until the annual meeting when their terms expire and until their successors shall be duly elected and qualified. Directors need not be Shareholders. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the Shareholders called for that purpose in the manner provided in this Agreement.

(c)          Elections of Directors need not be by written ballot.

Section 10.2          General Powers. The business and affairs of the Company shall be managed by the Board of Directors. Except as otherwise expressly provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. The Directors shall have only such authority as set forth in, or contemplated by, this Agreement (including the immediately succeeding sentence) and shall not have the authority that they otherwise would have under the Act unless such authority is otherwise set forth in, or contemplated by, this Agreement (including the immediately subsequent sentence). Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Company shall be subject to and governed by Subchapter IV of the DGCL as if set forth in full herein to the same extent as if the Company were a Delaware corporation formed under the DGCL, and for such purpose the terms “director”, “board of directors”, “corporation”, “officer”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, the Company, an Officer, the Shares, the Shareholders, the Charter Provisions and the Bylaw Provisions respectively. The parties intend that Subchapter IV of the DGCL shall be applied and interpreted consistently with the jurisprudence regarding such subchapter. Subject to the restrictions imposed by this Agreement, the Board of Directors may exercise all the powers of the Company.

Section 10.3          Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors shall be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified; provided however, that whenever the holders of any class of Shares or series thereof are entitled by this Agreement to elect one of more Directors, vacancies and newly created directorships of such class or series may be filled only by a majority of the Directors elected by such class or series then in office, or by the sole remaining Director so elected. A vacancy in the Board of Directors shall be deemed to exist under this section in the case of the death, removal or resignation of any Director, or if the Shareholders fail at any meeting of Shareholders at which Directors are to be elected (including any meeting referred to in Section 10.4) to elect the number of Directors then constituting the whole Board.

Section 10.4          Resignations and Removals.

(a)          Any Director may resign at any time by delivering his resignation to the Secretary in writing or by Electronic Transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

(b)          At a special meeting of Shareholders called for the purpose in the manner hereinabove provided, the Board of Directors or any individual Director may be removed from office with or without cause, and a new Director or Directors to fill the resulting vacancy or vacancies may be elected by a vote of Shareholders holding a majority of the outstanding Shares entitled to elect such Director or Directors at an election of Directors.

Section 10.5          Meetings.

(a)          The annual meeting of the Board of Directors shall be held at the place, date and time determined by the Chairman of the Board.

(b)          Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held at any place, within or without the State of Delaware, which has been designated by resolutions of the Board of Directors or the written consent of all Directors.

(c)          Special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, Chief Executive Officer or the Board of Directors.

(d)          Written notice of the time and place of all regular and special meetings of the Board of Directors shall be delivered personally to each Director or sent by telegram or facsimile transmission or by other form of Electronic Transmission at least 48 hours before the start of the meeting, or sent by first class mail at least 120 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat.

Section 10.6          Quorum and Voting.

(a)          A quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 10.1 of this Agreement, but not less than one; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)          At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law (as if the Company were a Delaware corporation) or this Agreement.

(c)          Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of telephone conference or other communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)          The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10.7          Action Without Meeting. Unless otherwise restricted by this Agreement, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing or by Electronic Transmission, and such writing or writings or Electronic Transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 10.8          Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors or a committee thereof.

Section 10.9          Committees.

(a)          Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, from time to time appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee.

(b)          Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b) of this Section 10.9, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that all committees shall consist of at least one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)          Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 10.9 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Company, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any Director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 10.10         Interested Contracts or Transactions. To the fullest extent that Section 144 of the DGCL would apply if the Company were a Delaware corporation, no contract or transaction between the Company and one or more of its Directors, Officers or Shareholders or between the Company and any Person in which one or more of its Directors, Officers or Shareholders are Directors, Officers or shareholders or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee that authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specially approved in good faith by vote of the Shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors or a committee or the Shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 10.11         Presiding Director. The Board of Directors may, in its discretion, appoint a Presiding Director. The Presiding Director (if any) shall preside over executive sessions of the non-management Directors or independent Directors of the Board of Directors and, if the Chairman of the Board of Directors is not present, meetings of the Board of Directors and Shareholders. Other powers and responsibilities of the Presiding Director shall be established by the Board of Directors.

Section 10.12         Partnership Tax Status. In the event that the Board of Directors determines the Company should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Company as a partnership for U.S. federal (and applicable state) income tax purposes, the Company and each Shareholder shall agree to adjustments required by the tax authorities, and the Company shall pay such amounts as required by the tax authorities, to preserve the status of the Company as a partnership. In exercising its authority under this Agreement, the Board of Directors may, but shall be under no obligation to, take into account the tax consequences to any Shareholder of any action taken (or not taken) by it. To the fullest extent permitted by law, the Board of Directors and the Company shall not have any liability to a Shareholder for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Shareholder in connection with such decisions except to the extent set forth in Article 12.

Article 11
OFFICERS

Section 11.1          Officers Designated. The Officers shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The Board of Directors, the Chief Executive Officer or the President may also appoint a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it or he shall deem necessary. The order of the seniority of the Vice Presidents shall be in the order of their nomination unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the Officers as they shall deem appropriate. Any one person may hold any number of offices of the Company at any one time unless specifically prohibited therefrom by law. Each Officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. None of the Officers need be a Shareholder or a Director or a resident of the State of Delaware.

Section 11.2          Tenure; Vacancies. All Officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any Officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any Officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Nothing in this Agreement shall be construed as creating any kind of contractual right to employment with the Company.

Section 11.3          Resignation. Any Officer may resign upon notice given in writing or by Electronic Transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.4          Compensation. The compensation, if any, of Officers shall be fixed from time to time by the Board of Directors or a committee thereof.

Section 11.5          Chairman of the Board. The Chairman of the Board shall have such powers and duties as may be prescribed by the Board of Directors and shall preside at all meetings of the Shareholders and of the Board of Directors.

Section 11.6          Chief Executive Officer. The Chief Executive Officer shall perform such duties and have such powers as the Board of Directors shall designate from time to time.

Section 11.7          President. The President shall be the chief executive officer of the Company in the absence of the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 11.8          Vice Presidents. The Vice Presidents, if any, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors the Chief Executive Officer or the President shall designate from time to time.

Section 11.9          Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Company in a thorough and proper manner, and shall render statements of the financial affairs of the Company in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Company. The Chief Financial Officer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 11.10         Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The President may direct any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 11.11         Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the Company, which may be maintained in either paper or electronic form. The Secretary shall give notice, in conformity with this Agreement, of all meetings of the Shareholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer or President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

Section 11.12         Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that Officer’s absence or inability to act.

Article 12
INDEMNIFICATION AND EXCULPATION

Section 12.1           Indemnification.

(a)          Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer or is or was serving at the request of the Company as a director or officer of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL (as if the Company were a Delaware corporation and such Director or Officer were a director or officer of a Delaware corporation), as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 12.1(d), the Company shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall be a contract right.

(b)          The Board of Directors may, in its sole discretion and up to the fullest extent provided by applicable law, indemnify and hold harmless against any and all Expenses any person (as if the Company were a Delaware corporation and such person were a director or officer of a Delaware corporation) who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any Proceeding by reason of the fact that he, or a person of whom he is the legal representative, is or was an employee or other agent of the Company or is or was serving at the request of the Company as an employee or other agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee or other agent, or in any other capacity while serving as an employee or other agent.

(c)          Authority to Advance Expenses. Expenses incurred by an Officer or Director (acting in his capacity as such) in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding, provided, however, that if required by the DGCL (as if the Company were a Delaware corporation and such Director or Officer were a director or officer of a Delaware corporation), as amended, such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Article or otherwise. Expenses incurred by employees or other agents of the Company (or by the Directors or Officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Company for Expense advances shall be unsecured and no interest shall be charged thereon.

(d)          Right of Claimant to Bring Suit. If a claim under this Section 12.1 is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the claimant has not met the standards of conduct that make it permissible under the DGCL (as if the Company were a Delaware corporation and such claimant were a director or officer of a Delaware corporation) for the Company to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the DGCL (as if the Company were a Delaware corporation and such claimant were a director or officer of a Delaware corporation), nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its Shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

(e)         The indemnification and advancement provided in this Section 12.1 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to Directors, Officers, employees and agents of corporations incorporated under the DGCL, as it relates to the indemnification of and advancement to officers, directors, employees and agents of a Delaware corporation and, as such, the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, indemnification and advancement under the DGCL.

(f)         To the fullest extent permitted by the law of the State of Delaware, each Director, Officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 12.1 or under any vote of Shareholders or disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery. Each of the parties hereto agrees that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 12.1.

(g)         In the event of any amendment to Section 145 of the DGCL or the amendment or addition of any other provision of the DGCL relating to indemnification and advancement by Delaware corporations of Persons of the type referenced in this Section 12.1, the Board of Directors, without the approval of any Shareholder or any other Person, may amend this Agreement to reflect such amendment or addition in the indemnification and advancement provisions of this Agreement.

Section 12.2          Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any agreement or vote of the Shareholders or disinterested Directors is inconsistent with this Article, the agreement or vote shall take precedence.

Section 12.3          Authority to Insure. The Company may purchase and maintain insurance to protect itself and any Director, Officer, employee or other agent against any Expense, whether or not the Company would have the power to indemnify the Director, Officer, employee or other agent against such Expense under the provisions of this Article or applicable law, including the DGCL (if the Company were a corporation incorporated thereunder) and the Act.

Section 12.4          Survival of Rights. The rights provided by this Section 12 shall continue as to a person who has ceased to be a Director, Officer, employee or other agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 12.5          Settlement of Claims. The Company shall not be liable to indemnify any Director, Officer, employee or other agent under this Section 12(a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 12.6          Effect of Amendment. Any amendment of this Section 12 shall not adversely affect any right or protection of any director, officer, employee or other agent existing at the time of such amendment, repeal, or modification.

Section 12.7          Subrogation. In the event of payment under this Section 12, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or other agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 12.8          No Duplication of Payments. The Company shall not be liable under this Section 12 to make any payment in connection with any claim made against a Director, Officer, employee or other agent to the extent the Director, Officer, employee or other agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 12.9          Exculpation.

(a)          To the fullest extent permitted under Section 102(b)(7) of the DGCL and applicable statutory and decisional law, a Director shall not be personally liable to the Shareholders or the Company for monetary damages for breach of fiduciary duty as a Director. For purposes of this Section 12.9(a), Section 102(b)(7) of the DGCL shall be deemed to apply to the Company as if the Company were a Delaware corporation and for such purpose the terms “director”, “corporation” and “stockholders” used therein shall be deemed to refer to a Director, the Company and the Shareholders, respectively. This Section 12.9 does not affect the availability of equitable remedies for breach of fiduciary duties

(b)          If the DGCL or applicable statutory law is amended or applicable decisional law changes after the date of this Agreement to authorize Delaware corporations to further eliminate or limit the personal liability of directors of a Delaware corporation beyond that permitted as of the Effective Time, the liability of a Director to the Shareholders and the Company shall be further limited to the fullest extent permitted under the DGCL and applicable statutory and decisional law as so amended or changed, without the approval of any Shareholder or any other Person and without the need for any amendment to this Agreement.

Article 13
MEMBER VOTE REQUIRED IN CONNECTION WITH CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 13.1           Merger or Consolidation.

(a)          The Company shall not merge or consolidate with or into any limited liability company, corporation (whether stock or nonstock), joint-stock association (as defined in Section 254(a) of the DGCL), statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership unless, in each case, the Board of Directors shall adopt a resolution approving the agreement providing for such action and declaring its advisability. The agreement shall be submitted to the Shareholders holding Voting Shares at an annual or special meeting for the purpose of acting on the agreement. Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty days prior to the date of the meeting. The notice shall contain a copy of the agreement or a brief summary thereof. At the meeting, the agreement shall be considered and a vote taken for its adoption or rejection. If a Share Majority shall vote for the adoption of the agreement, then the agreement shall be so adopted by the Company.

(b)          Notwithstanding anything contained in Section 13.1(a), unless otherwise required by this Agreement, (i) no vote of Shareholders or resolution of the Board of Directors shall be required to authorize a merger or consolidation if such a vote or resolution would not be required to approve such a merger under the DGCL (including without limitation, to approve a merger effected pursuant to Section 251(f), Section 251(g), Section 253 or Section 267 of the DGCL) and (ii) the Company shall not be permitted to effect a merger or consolidation if such a merger or consolidation would be prohibited under the DGCL, in each case assuming the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation. For purposes of determining whether a vote of Shareholders is required to authorize a merger or consolidation under this Section 13.1 and whether the Company is prohibited from effecting a merger or consolidation under this Section 13.1, the terms “director”, “board of directors”, “common stock”, “corporation”, “stock”, “stockholder”, “certificate of incorporation” and “bylaws” as used in the DGCL shall be deemed to refer to a Director, the Board of Directors, Common Shares, the Company, the Shares, the Shareholders, the Charter Provisions and DGCL-Implementing Provisions, and the Bylaw Provisions respectively.

Section 13.2           Conversion. The Company shall not convert to a corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business including a partnership (whether general (including a limited liability partnership) or limited (including a limited liability limited partnership)) or a corporation unless the Board of Directors shall have adopted a resolution approving such conversion, specifying the type of entity to which the Company shall be converted and recommending the approval of such conversion by the Shareholders. The resolution shall then be submitted to the Shareholders holding Voting Shares at an annual or special meeting. Due notice of the time, place and purpose of the meeting shall be mailed to each Shareholder, whether holding Voting Shares or non-Voting Shares, at such Shareholder’s address as it appears on the records of the Company, at least twenty days prior to the date of the meeting. At the meeting, the resolution shall be considered and a vote taken for its adoption or rejection. If a Share Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted by the Company.

Section 13.3           Sale, Lease or Exchange of Assets.

(a)          The Company shall not sell, lease or exchange all or Substantially All of its assets (except in connection with (i) the winding up of the Company in accordance with Article 17 or (ii) a sale, lease or exchange of all or Substantially All of its assets to a subsidiary (as defined in Section 13.3(b) below) of the Company), unless authorized by a resolution adopted by a Share Majority at a meeting duly called upon a least twenty days’ notice. The notice of the meeting shall state that such a resolution will be considered. If a Share Majority shall vote for the adoption of the resolution, then the resolution shall be so adopted.

(b)          For purposes of this Section 13.3 only, (i) "all or Substantially All" of the Company's assets include assets of any subsidiary of the Company and (ii) “subsidiary” means any entity wholly-owned and controlled, directly or indirectly, by the Company and includes, without limitation, corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, and/or statutory trusts.

Section 13.4           Appraisal Rights. The Shareholders are entitled to rights of appraisal in the event of a merger or consolidation of the Company that would give rise to appraisal rights under the DGCL if the Company were a Delaware corporation. Such rights of appraisal shall, to the fullest extent permitted by law, be identical to the rights that a stockholder of a Delaware corporation would have under Section 262 of the DGCL if the Company were a Delaware corporation and the Shareholders were stockholders of such Delaware corporation and exist in the same circumstances that such stockholders would have appraisal rights.

Article 14
AMENDMENTS

Section 14.1           Amendments, Generally. Subject to Section 14.5, the Other Provisions may be amended, but only in the following manner: First, the Board of Directors shall adopt a resolution setting forth the amendment proposed, declaring its advisability, and second, it shall call a special meeting of the Shareholders entitled to vote in respect thereof for the consideration of such amendment or direct that the amendment proposed be considered at the next annual meeting of the Shareholders. Such special or annual meeting shall be called and held upon notice in accordance with the provisions of Article 7. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby. At the meeting a vote of the Shareholders entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment to the Other Provisions shall be effective upon its approval by a Share Majority.

Section 14.2           Amendment of Bylaw Provisions.

(a)          Subject to Section 14.5, the Bylaw Provisions may be amended, but only in the following manner: (a) by the Board of Directors without the consent of any Shareholder or other Person or (b) by the vote of not less than a Share Majority, unless a greater majority is required by this Agreement, at an annual meeting of Shareholders or at any special meeting of Shareholders. The Board of Directors shall also have the authority to amend or add any Bylaw Provision (including, without limitation, the amendment or addition of any Bylaw Provision setting forth the number of Directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of Directors, subject to the power of the Shareholders to amend such Bylaw Provisions; provided that the authorized number of Directors may be changed only by resolution of the Board of Directors.

(b)          This Agreement may be amended to add new provisions hereto in the manner set forth in Section 14.2(a) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation), any DGCL-Implementing Provision or any Charter Provision, and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the bylaws of such corporation.

Section 14.3           Amendment of Charter Provisions.

(a)          Subject to Section 14.3(b), Section 14.3(c) and Section 14.5, the Charter Provisions may be amended in the same manner as provided in Section 14.1 related to an amendment of the Other Provisions.

(b)          The holders of the Outstanding Shares of a class shall be entitled to vote as a class upon a proposed amendment to the Charter Provisions, whether or not otherwise entitled to vote thereon by this Agreement, if the amendment would increase or decrease the aggregate number of authorized Shares of such class or alter or change the powers, preferences, or special rights of the Shares of such class so as to affect them adversely. Notwithstanding the foregoing, if any proposed amendment to the Charter Provisions would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the Shares of the series so affected by the amendment shall be considered a separate class for the purposes of this Section 14.3.

(c)          Whenever the Charter Provisions shall require action by the Board of Directors, by the holders of any class or series of Shares, or by the holders of any other securities having voting power the vote of a greater number or proportion than is otherwise required by this Agreement, the Charter Provision requiring such greater vote shall not be altered, amended or repealed except by such greater vote.

(d)          This Agreement may be amended to add new provisions hereto in the manner set forth in this Section 14.3 (including, if applicable, Section 14.3(b) and Section 14.3(c)) if the new provision (i) is not inconsistent with the DGCL (as if the Company were a Delaware corporation) or any DGCL-Implementing Provision and (ii) if adopted by a corporation subject to the DGCL, would be lawful and proper to include in the certificate of incorporation of such corporation.

(e)          In particular, and without limitation upon the general power of amendment otherwise set forth in this Section 14.3, this Agreement may be amended, from time to time, so as to increase or decrease the authorized Shares or to reclassify the same, by changing the number, designations, preferences or relative, participating, optional or other special rights of the Shares, or the qualifications, limitations or restrictions of such rights, or by subdividing or combining the outstanding Shares of any class or series of a class of Shares into a greater or lesser number of outstanding Shares.

Section 14.4           Amendment of DGCL-Implementing Provisions. Subject to Section 14.5, the DGCL-Implementing Provisions may be amended, but only in the same manner as provided in Section 14.1 related to an amendment of the Other Provisions; provided, however, that notwithstanding the foregoing, if the Board of Directors determines that Delaware corporations have implemented a DGCL provision in a manner not permitted by the corresponding DGCL-Implementing Provision in this Agreement (whether as a result of the development in jurisprudence or otherwise) (a “New Implementation”), such corresponding DGCL-Implementing Provision may be amended to adopt such New Implementation in the same manner as a Bylaw Provision may be amended under Section 14.2(a).

Section 14.5           Amendments to be Adopted Solely By the Board. Notwithstanding Sections 14.1, 14.2, 14.3 or 14.4 or any other provision of this Agreement, the Board of Directors, without the approval of any Shareholder or other Person, may amend any provision of this Agreement:

(a)          to reflect a change in the name of the Company, the registered agent of the Company or the registered office of the Company;

(b)          to adopt any amendment expressly permitted by this Agreement to be made by the Board of Directors, acting alone, including as permitted by Sections 4.3(b), 8.2(b) and 12.1(g);

(c)          in the event any provision of the DGCL or the Act is enacted, amended or revoked, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate to reflect the change effected by such enactment, amendment or revocation to the DGCL or the Act;

(d)          pursuant to any Share Designation;

(e)          if any term or provision of this Agreement is determined, in a final and nonappealable Order, to be illegal or invalid for any reason, to adopt any amendment to this Agreement that the Board of Directors determines is necessary or appropriate so as to, as closely as possible in a manner acceptable to the Board, effect the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of JMP Group Inc. in effect immediately prior to the Effective Time;

(f)          to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(g)          to address changes in U.S. federal income tax regulations, legislation or interpretation;

(h)          to the extent it does not adversely affect the Shareholders considered as a whole or Shareholders holding any particular class or series of Shares as compared to Shareholders holding any other classes or series of Shares in any material respect, to (i) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Act) or (ii) facilitate the trading of Shares (including the division of any class or series of Outstanding Shares into different classes or series to facilitate uniformity of tax consequences within such classes or series of Shares) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed, or (iii) effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement;

(i)           to effect a change in the Fiscal Year or taxable year of the Company and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Company; and

(j)           to correct any provision of this Agreement that, as a result of a typographical error or other inaccuracy, does not implement the intent that this Agreement govern the Company in a manner that is substantially similar to the governance of JMP Group Inc. in effect immediately prior to the Effective Time.

Section 14.6          Execution/Effectiveness. Any amendments duly adopted in accordance with the terms of this Agreement may be executed by the Attorney-in-Fact in accordance with the power of attorney set forth in Section 2.8. Notwithstanding the foregoing, upon obtaining such approvals required by this Agreement and without further action or execution by any other Person, including any Shareholder, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by an Officer authorized to do so by the Board of Directors and (ii) the Shareholders shall be deemed a party to and bound by such amendment of this Agreement.

Article 15
RECORDS AND FILINGS

Section 15.1          Records and Accounting. The Company shall keep correct and complete books and records, shall keep minutes of the proceedings of its Shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its Transfer Agent, a list of the names and addresses of all Shareholders and the number and class and series of the Shares held by each.

Section 15.2         Tax Returns; Filings. At the Company’s expense, the Board of Directors will cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Board of Directors, at the Company’s expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative authorities, all reports required to be filed by the Company with those entities under then current applicable laws, rules and regulations.

Article 16
TAX MATTERS

Section 16.1           Tax Returns and Information. As soon as reasonably practicable after the end of each Fiscal Year, the Company shall send to each Shareholder a copy of U.S. Internal Revenue Service Schedule K-1 and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 16.2           Tax Elections. The Board of Directors shall make the election provided for in Section 754 of the Code with respect to the Company and shall determine whether to make, refrain from making or revoke any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

Section 16.3           Tax Controversies. Subject to the provisions hereof, the Board of Directors shall designate one Officer who is a Shareholder as the Tax Matters Partner (as defined in the Code). The Tax Matters Partner is authorized to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Shareholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.

Section 16.4           Withholding. Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required or be necessary or appropriate to cause the Company or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1474 and 3406 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Shareholder (including by reason of Section 1446 of the Code), the Board of Directors shall treat the amount withheld as a distribution of cash pursuant to Section 9.1 in the amount of such withholding from such Shareholder. Upon request, each Shareholder shall provide the Company with a properly completed and executed IRS Form W-9 or an applicable IRS Form W-8.

Section 16.5           Election to be Treated as a Corporation; Treatment as a Partnership. Notwithstanding anything to the contrary contained herein, the Company will undertake all necessary steps to preserve its status as a partnership for U.S. federal tax purposes and will not undertake any activity or fail to take any action that will (i) cause the Company to earn or to be allocated income other than qualifying income as defined in Section 7704(d) of the Code, except to the extent permitted under Section 7704(c)(2) of the Code or (ii) jeopardize its status as a partnership for U.S. federal income tax purposes, provided, however, that if the Board of Directors determines, in its sole discretion, that it is no longer in the interests of the Company to continue as a partnership for U.S. federal income tax purposes, the Board of Directors may elect to treat the Company as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or, notwithstanding Article 13, may effect such change by merger or conversion or otherwise under applicable law, in each case, without the consent of any Shareholder or any other Person.

Article 17
DISSOLUTION AND WINDING UP

Section 17.1           Dissolution Events. The Company shall be dissolved only upon any of the following events:

(a)           upon the approval by a Share Majority of a Board Initiated Dissolution;

(b)          if all Shareholders holding Voting Shares shall consent in writing;

(c)          at any time there are no Shareholders unless the Company is continued without dissolution in a manner permitted by the Act; or

(d)          the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Section 17.2           The Liquidator. Upon dissolution of the Company in accordance with Section 17.1, the Board of Directors shall select one or more Persons (which could be the Board of Directors) to act as Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by the Board of Directors. The Liquidator (if other than the Board of Directors) may be removed at any time, with or without cause, by notice of removal approved by the Board of Directors. Upon the removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall thereafter be appointed by the Board of Directors. Except as expressly provided in this Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 13.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up of the Company as provided for herein.

Section 17.3           Winding Up. Upon the occurrence of the dissolution of the Company in accordance with Section 17.1, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Shareholders. The Liquidator shall be responsible for overseeing the winding up of the Company. The Liquidator shall take full account of the Company’s liabilities and assets and shall cause the assets of the Company or the proceeds from the sale thereof, to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)          First, to creditors (including Shareholders who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Shareholders under Section 18-601 or 18-604 of the Act;

(b)          Second, except as provided in this Agreement, to Shareholders and former Shareholders in satisfaction of liabilities for distributions under the Act; and

(c)          The balance, if any, to the Shareholders in accordance with Section 3.3(d) and any Share Designation.

Section 17.4           Termination. The Liquidator shall use its best efforts to complete the winding up within three years from the date of dissolution of the Company. Upon completion of the winding up, including distribution of the Company’s assets as provided in this Agreement, the Board of Directors or the Liquidator shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions as may be necessary to terminate the Company.

Section 17.5           Effect of Bankruptcy. Notwithstanding any other provision of this Agreement, the Bankruptcy of a Shareholder shall not cause such Shareholder to cease to be a member of the Company, and upon the occurrence of such an event the Company shall continue without dissolution.

Section 17.6           Revocation of Dissolution. Following the dissolution of the Company in accordance with Section 17.1, the dissolution of the Company may be revoked in accordance with the Act.

Section 17.7           Capital Account Restoration. No Shareholder shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company.

Article 18
MISCELLANEOUS

Section 18.1           Fiscal Year. The fiscal year of the Company (each, a “Fiscal Year”) shall be a year ending December 31. The Board of Directors in its sole discretion may change the Fiscal Year at any time and from time to time, in each case as may be required or permitted under the Code or applicable U.S. Treasury Regulations, and shall notify Shareholders of such change in the next regular communication by the Company to Shareholders.

Section 18.2           Seal. The seal of the Company shall be such as from time to time may be approved by the Board of Directors.

Section 18.3           Securities of Other Corporations. The Chairman of the Board, the President or any Vice President of the Company shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to take, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

Section 18.4           Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective successors, transferees and assigns.

Section 18.5           Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 18.6           Severability. Every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

Section 18.7           Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Shareholders had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 18.8           Effectiveness. This Agreement amends and restates the Original Agreement in its entirety and is effective immediately prior to the Effective Time.

Section 18.9           Governing Law. The laws of the State of Delaware (without regard to conflict of laws principles) shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the __ day of ___________, 2014.

JMP Group Inc.
By:

Name:
Title:

Exhibit A

CERTIFICATE REPRESENTING SHARES

[COMMON/PREFERRED] SHARES	[COMMON/PREFERRED] SHARES
NUMBER	SHARES
[ ]	[ ]

JMP Group LLC

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP [ ]

In accordance with the Amended and Restated Limited Liability Company Agreement of JMP Group LLC, as amended from time to time (the “Agreement”), JMP Group LLC, a Delaware limited liability company (the “Company”) hereby certifies that [                                    ] (the “Holder”) is the owner of [INSERT NUMBER] [COMMON/PREFERRED] SHARES transferable on the books and records of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. Capitalized terms used herein but not defined shall have the meanings given them in the Agreement. The rights, preferences and limitations of the [COMMON/PREFERRED] SHARES are set forth in, and this Certificate and the [COMMON/PREFERRED] SHARES represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement. The Holder, by accepting this Certificate, is deemed to have requested admission as, and agreed to become, a Shareholder and to have agreed to comply with and be bound by the Agreement. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON AND TRANSFER CONTAINED IN THE AGREEMENT. The Company will furnish without charge to each Shareholder who so requests, the powers, designations, preferences and relative participating, optional, or other special rights of each class or series of Shares and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws thereof.

This Certificate is not valid unless signed and registered by the transfer agent.

Witness the facsimile seal of the Company and the facsimile signatures of the duly authorized officers.

Dated: ,	JMP Group LLC
[SEAL]
Countersigned and registered by:
By:
Name:
Title:
[Chairman of the Board][President]
as transfer agent
By:
Name:
Title:
[Secretary][Assistant Secretary]

By:
Name:
Title:
[Treasurer][Assistant Treasurer]

ASSIGNMENT OF [COMMON/PREFERRED] SHARES
IN
JMP Group LLC

FOR VALUE RECEIVED, [  ] hereby assigns, conveys, sells and transfers unto [  ] (Please print or typewrite name and address of Assignee) [  ] (Please insert Social Security or other identifying number of Assignee) [  ] [COMMON/PREFERRED] SHARES evidenced by this Certificate, subject to the Agreement, and does hereby irrevocably constitute and appoint each officer of the Company as its attorney-in-fact with full power of substitution to transfer the same on the books of the Company.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE FINANCIAL INDUSTRY REGULATORY AUTHORITY, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED
(Signature)

(Signature)

NO TRANSFER OF THE SHARES EVIDENCED HEREBY WILL BE REGISTERED ON THE BOOKS OF THE COMPANY, UNLESS THE CERTIFICATE EVIDENCING THE SHARES TO BE TRANSFERRED IS SURRENDERED FOR REGISTRATION OF TRANSFER.

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a)     Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)     Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)     Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)     Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)     In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)     Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)     Appraisal rights shall be perfected as follows:

(1)     If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)     If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)     Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)     Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)     At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)     After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)     The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)     The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)     From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)     The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

JMP GROUP INC. 600 MONTGOMERY ST., SUITE 1100 SAN FRANCISCO, CA 94111

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by JMP Group Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to JMP Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

JMP GROUP INC.

The Board of Directors recommends a vote FOR Proposal 1.

						For	Against	Abstain
1. To approve the merger under the agreement and plan of merger dated August 20, 2014 among JMP Group Inc., JMP Merger Corp., and JMP Group LLC.						☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposal 1. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
DECEMBER 1, 2014

JMP GROUP INC. 600 Montgomery Street, Suite 1100 San Francisco, California 94111

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned stockholder hereby appoints Joseph A. Jolson, Raymond S. Jackson and Scott A. Solomon, and each of them individually, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of JMP Group Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on December 1, 2014 at 11:00 a.m. Pacific Time, at 600 Montgomery Street, Suite 1100, San Francisco, California 94111, to consider and act upon the matters as designated on the reverse side.

Unless otherwise specified in the boxes and space provided, the proxies shall vote for the proposal listed on the reverse side and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on October 28, 2014 as the record date for the determination of the stockholders entitled to notice of and to vote at this Special Meeting of Stockholders.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE